EXHIBIT 99.04

Item 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
The Hartford Financial Services Group, Inc.
Hartford, Connecticut

We have audited the accompanying consolidated balance sheets of The Hartford Financial Services Group, Inc. and its subsidiaries (collectively, the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2012.  Our audits also included the consolidated financial statement schedules listed in the Index at Item 9.01.  These consolidated financial statements and financial statement schedules are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of The Hartford Financial Services Group, Inc. and its subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.  Also, in our opinion, such consolidated financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.
As discussed in Note 1 to the consolidated financial statements, the accompanying consolidated financial statements and financial statement schedules have been retrospectively adjusted for the Company's adoption of a change in accounting for costs associated with acquiring or renewing insurance contracts, to reflect discontinued operations, and for the retrospective adoption of a change in disclosure of offsetting assets and liabilities.
We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company's internal control over financial reporting as of December 31, 2012, based on the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 1, 2013 (not presented herein) expressed an unqualified opinion on the Company's internal control over financial reporting.

DELOITTE & TOUCHE LLP
Hartford, Connecticut
March 1, 2013 (August 9, 2013 as to the retrospective presentation of discontinued operations discussed in Note 1 and Note 20, and the retrospective adoption of a change in disclosure of offsetting assets and liabilities discussed in Note 1 and Note 6)

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
Consolidated Statements of Operations

	For the years ended December 31,
(In millions, except for per share data)	2012	2011	2010
Revenues
Earned premiums	$13,631	$14,088	$14,055
Fee income	4,386	4,700	4,697
Net investment income:
Securities available-for-sale and other	4,227	4,263	4,354
Equity securities, trading	4,364	(1,345)	(1,012)
Total net investment income	8,591	2,918	3,342
Net realized capital gains (losses):
Total other-than-temporary impairment (“OTTI”) losses	(389)	(263)	(852)
OTTI losses recognized in other comprehensive income (“OCI”)	40	89	418
Net OTTI losses recognized in earnings	(349)	(174)	(434)
Net realized capital gains (losses), excluding net OTTI losses recognized in earnings	(395)	(52)	(157)
Total net realized capital losses	(744)	(226)	(591)
Other revenues	258	253	267
Total revenues	26,122	21,733	21,770
Benefits, losses and expenses
Benefits, losses and loss adjustment expenses	13,248	14,627	13,018
Benefits, losses and loss adjustment expenses — returns credited on international variable annuities	4,363	(1,345)	(1,012)
Amortization of deferred policy acquisition costs and present value of future profits	1,988	2,444	1,692
Insurance operating costs and other expenses	5,204	5,269	5,292
Loss on extinguishment of debt	910	—	—
Goodwill impairment	—	30	—
Reinsurance loss on disposition, including goodwill impairment of $342	533	—	—
Interest expense	457	508	508
Total benefits, losses and expenses	26,703	21,533	19,498
Income (loss) from continuing operations before income taxes	(581)	200	2,272
Income tax expense (benefit)	(481)	(373)	568
Income (loss) from continuing operations, net of tax	(100)	573	1,704
Income (loss) from discontinued operations, net of tax	62	139	(68)
Net income (loss)	$(38)	$712	$1,636
Preferred stock dividends	42	42	515
Net income (loss) available to common shareholders	$(80)	$670	$1,121
Income from continuing operations, net of tax, available to common shareholders per common share
Basic	$(0.32)	$1.19	$2.76
Diluted	$(0.32)	$1.11	$2.54
Net income (loss) available to common shareholders per common share
Basic	$(0.18)	$1.51	$2.60
Diluted	$(0.18)	$1.40	$2.40
Cash dividends declared per common share	$0.40	$0.40	$0.20
See Notes to Consolidated Financial Statements.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
Consolidated Statements of Comprehensive Income

	For the years ended December 31,
(In millions)	2012	2011	2010
Comprehensive Income
Net income (loss)	$(38)	$712	$1,636
Other comprehensive income
Change in net unrealized gain/loss on securities	1,907	2,067	1,889
Change in OTTI losses recognized in other comprehensive income	52	9	116
Change in net gain/loss on cash-flow hedging instruments	(88)	131	128
Change in foreign currency translation adjustments	(168)	107	275
Change in pension and other postretirement plan adjustments	(111)	(73)	(123)
Total other comprehensive income	1,592	2,241	2,285
Total comprehensive income	$1,554	$2,953	$3,921
See Notes to Consolidated Financial Statements.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
Consolidated Balance Sheets

	As of December 31,
(In millions, except for share and per share data)	2012	2011
Assets
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost of $79,747 and $78,978) (includes variable interest entity assets, at fair value, of $89 and $153)	$85,922	$81,809
Fixed maturities, at fair value using the fair value option (includes variable interest entity assets, at fair value, of $163 and $338)	1,087	1,328
Equity securities, trading, at fair value (cost of $26,820 and $32,928)	28,933	30,499
Equity securities, available-for-sale, at fair value (cost of $866 and $1,056 )	890	921
Mortgage loans (net of allowances for loan losses of $68 and $102)	6,711	5,728
Policy loans, at outstanding balance	1,997	2,001
Limited partnerships and other alternative investments (includes variable interest entity assets of $6 and $7)	3,015	2,532
Other investments	1,114	2,394
Short-term investments	4,581	7,736
Total investments	134,250	134,948
Cash	2,421	2,581
Premiums receivable and agents’ balances, net	3,542	3,446
Reinsurance recoverables, net	4,666	4,768
Deferred policy acquisition costs and present value of future profits	5,725	6,556
Deferred income taxes, net	1,942	2,131
Goodwill	654	1,006
Property and equipment, net	977	1,029
Other assets	2,767	2,274
Separate account assets	141,569	143,870
Total assets	$298,513	$302,609
Liabilities
Reserve for future policy benefits and unpaid losses and loss adjustment expenses	$40,992	$41,016
Other policyholder funds and benefits payable	41,979	45,612
Other policyholder funds and benefits payable — international variable annuities	28,922	30,461
Unearned premiums	5,145	5,222
Short-term debt	320	—
Long-term debt	6,806	6,216
Consumer notes	161	314
Other liabilities (includes variable interest entity liabilities of $89 and $471)	10,172	8,412
Separate account liabilities	141,569	143,870
Total liabilities	276,066	281,123
Commitments and Contingencies (Note 13)
Stockholders’ Equity
Preferred stock, $0.01 par value — 50,000,000 shares authorized, 575,000 shares issued, liquidation preference $1,000 per share	556	556
Common stock, $0.01 par value — 1,500,000,000 shares authorized, 469,744,822 and 469,750,171 shares issued	5	5
Additional paid-in capital	10,038	10,391
Retained earnings	10,745	11,001
Treasury stock, at cost — 33,439,044 and 27,211,115 shares	(1,740)	(1,718)
Accumulated other comprehensive income, net of tax	2,843	1,251
Total stockholders’ equity	22,447	21,486
Total liabilities and stockholders’ equity	$298,513	$302,609
See Notes to Consolidated Financial Statements.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
Consolidated Statements of Changes in Stockholders' Equity

	For the years ended December 31,
(In millions, except for share data)	2012	2011	2010
Preferred Stock, beginning of period	$556	$556	$2,960
Issuance of mandatory convertible preferred stock	—	—	556
Accelerated accretion of discount from redemption of preferred stock issued to U.S. Treasury	—	—	440
Redemption of preferred stock to the U.S. Treasury	—	—	(3,400)
Preferred Stock, at end of period	556	556	556
Common Stock	5	5	5
Additional Paid-in Capital, beginning of period	10,391	10,448	8,985
Repurchase of warrants	(300)	—	—
Issuance of common shares under public offering	—	—	1,599
Issuance of shares under incentive and stock compensation plans	(52)	(50)	(130)
Tax expense on employee stock options and awards	(1)	(7)	(6)
Additional Paid-in Capital, end of period	10,038	10,391	10,448
Retained Earnings, beginning of period, before cumulative effect of accounting change, net of tax	11,001	10,509	9,643
Cumulative effect of accounting change, net of tax	—	—	26
Retained Earnings, beginning of period, as adjusted	11,001	10,509	9,669
Net income	(38)	712	1,636
Cumulative effect of accounting changes, net of tax	—	—	(197)
Accelerated accretion of discount from redemption of preferred stock issued to U.S. Treasury	—	—	(440)
Dividends on preferred stock	(42)	(42)	(75)
Dividends declared on common stock	(176)	(178)	(84)
Retained Earnings, end of period	10,745	11,001	10,509
Treasury Stock, at Cost, beginning of period	(1,718)	(1,774)	(1,936)
Treasury stock acquired	(149)	(51)	—
Issuance of shares under incentive and stock compensation plans from treasury stock	134	115	165
Return of shares under incentive and stock compensation plans to treasury stock	(7)	(8)	(3)
Treasury Stock, at Cost, end of period	(1,740)	(1,718)	(1,774)
Accumulated Other Comprehensive Loss, Net of Tax, beginning of period	1,251	(990)	(3,472)
Cumulative effect of accounting changes, net of tax	—	—	197
Total other comprehensive income	1,592	2,241	2,285
Accumulated Other Comprehensive Income (Loss), Net of Tax, end of period	2,843	1,251	(990)
Noncontrolling Interest, beginning of period	—	—	29
Recognition of noncontrolling interest in other liabilities	—	—	(29)
Noncontrolling Interest, end of period	—	—	—
Total Stockholders’ Equity	$22,447	$21,486	$18,754
Preferred Shares Outstanding, beginning of period (in thousands)	575	575	3,400
Redemption of preferred shares issued to the U.S. Treasury	—	—	(3,400)
Issuance of mandatory convertible preferred shares	—	—	575
Preferred Shares Outstanding, end of period	575	575	575
Common Shares Outstanding, at beginning of period (in thousands)	442,539	444,549	383,007
Issuance of shares under public offering	—	—	59,590
Treasury stock acquired	(8,045)	(3,225)	—
Issuance of shares under incentive and stock compensation plans	2,156	1,476	2,095
Return of shares under incentive and stock compensation plans and other to treasury stock	(344)	(261)	(143)
Common Shares Outstanding, at end of period	436,306	442,539	444,549
See Notes to Consolidated Financial Statements.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
Consolidated Statements of Cash Flows

	For the years ended December 31,
(In millions)	2012	2011	2010
Operating Activities
Net income (loss)	$(38)	$712	$1,636
Adjustments to reconcile net income to net cash provided by operating activities
Amortization of deferred policy acquisition costs and present value of future profits	1,988	2,444	1,709
Additions to deferred policy acquisition costs and present value of future profits	(1,639)	(1,696)	(1,729)
Change in reserve for future policy benefits and unpaid losses and loss adjustment expenses and unearned premiums	(226)	1,451	(93)
Change in reinsurance recoverables	(351)	(31)	353
Change in receivables and other assets	(257)	(211)	437
Change in payables and accruals	874	(491)	(612)
Change in accrued and deferred income taxes	(386)	(82)	521
Net realized capital losses	711	24	554
Net receipts (disbursements) from investment contracts related to policyholder funds — international variable annuities	(1,539)	(2,332)	497
Net (increase) decrease in equity securities, trading	1,566	2,321	(499)
Depreciation and amortization	467	668	596
Goodwill impairment	—	30	153
Loss on extinguishment of debt	910	—	—
Reinsurance loss on disposition, including goodwill impairment of $342	533	—	—
Other operating activities, net	68	(533)	(214)
Net cash provided by operating activities	2,681	2,274	3,309
Investing Activities
Proceeds from the sale/maturity/prepayment of:
Fixed maturities, available-for-sale	44,116	37,914	49,155
Fixed maturities, fair value option	283	37	20
Equity securities, available-for-sale	295	239	325
Mortgage loans	515	515	1,723
Partnerships	208	237	367
Payments for the purchase of:
Fixed maturities, available-for-sale	(42,578)	(37,627)	(50,807)
Fixed maturities, fair value option	(182)	(664)	(75)
Equity securities, available-for-sale	(144)	(270)	(163)
Mortgage loans	(1,483)	(1,800)	(291)
Partnerships	(903)	(784)	(348)
Proceeds from business sold	58	278	241
Derivatives, net	(2,665)	720	(338)
Change in policy loans, net	4	180	(7)
Change in payables for collateral under securities lending, net	—	—	(46)
Other investing activities, net	(81)	(157)	(190)
Net cash used for investing activities	(2,557)	(1,182)	(434)
Financing Activities
Deposits and other additions to investment and universal life-type contracts	10,951	11,531	12,602
Withdrawals and other deductions from investment and universal life-type contracts	(25,543)	(21,022)	(22,476)
Net transfers from separate accounts related to investment and universal life-type contracts	13,196	9,843	8,409
Repayments at maturity or settlement of consumer notes	(153)	(68)	(754)
Net increase (decrease) in securities loaned or sold under agreements to repurchase	1,988	—	—
Repurchase of Warrants	(300)	—	—
Net proceeds from issuance of mandatory convertible preferred stock	—	—	556
Net proceeds from issuance of common shares under public offering	—	—	1,600
Redemption of preferred stock and warrants issued to U.S. Treasury	—	—	(3,400)
Repayment of long-term debt	(2,133)	(405)	(343)
Proceeds from the issuance of long-term debt	2,123	—	1,090
Proceeds from net issuance of shares under incentive and stock compensation plans, excess tax benefit and other	14	10	25
Treasury stock acquired	(154)	(46)	—
Dividends paid on preferred stock	(42)	(42)	(85)
Dividends paid on common stock	(175)	(153)	(85)
Changes in bank deposits and payments on bank advances	—	(257)	(94)
Net cash used for financing activities	(228)	(609)	(2,955)
Foreign exchange rate effect on cash	(56)	36	—
Net increase (decrease) in cash	(160)	519	(80)
Cash — beginning of period	2,581	2,062	2,142
Cash — end of period	$2,421	$2,581	$2,062
Supplemental Disclosure of Cash Flow Information
Income taxes paid (received)	$(486)	$179	$308
Interest paid	$461	$501	$485
Supplemental Disclosure of Non-Cash Investing Activity
Conversion of fixed maturities, available-for-sale to equity securities, available-for-sale	$67	$—	$—
See Notes to Consolidated Financial Statements.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollar amounts in millions, except for per share data, unless otherwise stated)
1. Basis of Presentation and Significant Accounting Policies
Basis of Presentation
The Hartford Financial Services Group, Inc. is a holding company for insurance and financial services subsidiaries that provide investment products and life and property and casualty insurance to both individual and business customers in the United States (collectively, “The Hartford”, the “Company”, “we” or “our”). In 2012, The Hartford concluded an evaluation of its strategy and business portfolio. The Company is currently focusing on its Property & Casualty, Group Benefits and Mutual Fund businesses. Also, the Company continues to administer life and annuity products previously sold.
On January 1, 2013, the Company completed the sale of its Retirement Plans business to Massachusetts Mutual Life Insurance Company ("MassMutual") and on January 2, 2013 the Company completed the sale of its Individual Life insurance business to The Prudential Insurance Company of America ("Prudential"), a subsidiary of Prudential Financial, Inc. For further discussion of these and other such transactions, see Note 2 - Business Dispositions of Notes to Consolidated Financial Statements.
On June 27, 2013, the Company announced the signing of a definitive agreement to sell Hartford Life International Limited ("HLIL"), an indirect wholly-owned subsidiary. For further discussion of this transaction, see Note 2 - Business Dispositions of Notes to Consolidated Financial Statements. As a result of this announcement, the operations of the Company's U.K. variable annuity business meet the criteria for reporting as discontinued operations as further discussed in Note 20 - Discontinued Operations of Notes to Consolidated Financial Statements.
The Consolidated Financial Statements have been prepared on the basis of accounting principles generally accepted in the United States of America (“U.S. GAAP”), which differ materially from the accounting practices prescribed by various insurance regulatory authorities.
On January 1, 2012, the Company retrospectively adopted Accounting Standards Update (“ASU”) No. 2010-26, Financial Services – Insurance (Topic 944): Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts which clarifies the definition of policy acquisition costs that are eligible for deferral. Previously reported financial information has been revised to reflect the effect of the Company’s adoption of this accounting standard. As a result of this accounting change, total stockholders’ equity as of January 1, 2010, decreased by approximately $1.7 billion, after-tax from $17.9 billion, as previously reported, to $16.2 billion due to a reduction of the Company’s deferred acquisition cost asset ("DAC") balance related to certain costs that do not meet the provisions of the revised standard.
The effect of adoption, as updated to reflect discontinued operations, of this accounting standard on the Company’s Consolidated Balance Sheet and Consolidated Statements of Operations was as follows:

	December 31, 2011
	As previously reported	Effect of change	As currently reported
Deferred policy acquisition costs and present value of future profits	$8,744	$(2,188)	$6,556
Deferred income taxes, net	$1,398	$733	$2,131
Other liabilities	$8,443	$(31)	$8,412
Retained earnings	$12,519	$(1,518)	$11,001
Accumulated other comprehensive income, net of tax	$1,157	$94	$1,251
Total stockholders’ equity	$22,910	$(1,424)	$21,486

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1. Basis of Presentation and Accounting Policies (continued)

	For the year ended December 31, 2011
	As previously reported	Effect of change	Impact of Discontinued Operations	As currently reported
Amortization of deferred policy acquisition costs and present value of future profits	$3,427	$(983)	$—	$2,444
Insurance operating costs and other expenses	$4,398	$912	$(41)	$5,269
Income from continuing operations before income taxes	$230	$71	$(101)	$200
Income tax expense (benefit)	$(346)	$21	$(48)	$(373)
Net income	$662	$50	$—	$712
Net income available to common shareholders	$620	$50	$—	$670
Income from continuing operations, net of tax, available to common shareholders per common share:
Basic	$1.20	$0.11	$(0.12)	$1.19
Diluted	$1.12	$0.10	$(0.11)	$1.11
Net income available to common shareholders per common share:
Basic	$1.39	$0.12	$—	$1.51
Diluted	$1.30	$0.10	$—	$1.40

	For the year ended December 31, 2010
	As previously reported	Effect of change	Impact of Discontinued Operations	As currently reported
Amortization of deferred policy acquisition costs and present value of future profits	$2,527	$(835)	$—	$1,692
Insurance operating costs and other expenses	$4,407	$919	$(34)	$5,292
Income from continuing operations before income taxes	$2,356	$(84)	$—	$2,272
Income tax expense (benefit)	$612	$(40)	$(4)	$568
Net income	$1,680	$(44)	$—	$1,636
Net income available to common shareholders	$1,165	$(44)	$—	$1,121
Income from continuing operations, net of tax, available to common shareholders per common share:
Basic	$2.85	$(0.10)	$0.01	$2.76
Diluted	$2.62	$(0.09)	$0.01	$2.54
Net income available to common shareholders per common share:
Basic	$2.70	$(0.10)	$—	$2.60
Diluted	$2.49	$(0.09)	$—	$2.40
Consolidation
The Consolidated Financial Statements include the accounts of The Hartford Financial Services Group, Inc., companies in which the Company directly or indirectly has a controlling financial interest and those variable interest entities (“VIEs”) in which the Company is required to consolidate. Entities in which the Company has significant influence over the operating and financing decisions but are not required to consolidate are reported using the equity method. For further discussions on VIEs see Note 6 of the Notes to Consolidated Financial Statements. Material intercompany transactions and balances between The Hartford and its subsidiaries and affiliates have been eliminated.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1. Basis of Presentation and Accounting Policies (continued)

Discontinued Operations
The results of operations of a component of the Company that either has been disposed of or is classified as held-for-sale are reported in discontinued operations if the operations and cash flows of the component have been or will be eliminated from the ongoing operations of the Company as a result of the disposal transaction and the Company will not have any significant continuing involvement in the operations of the component after the disposal transaction.
The Company is presenting the operations of certain businesses that meet the criteria for reporting as discontinued operations. Amounts for prior periods have been retrospectively reclassified. See Note 20 of the Notes to Consolidated Financial Statements for information on the specific subsidiaries and related impacts.
Use of Estimates
The preparation of financial statements, in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
The most significant estimates include those used in determining property and casualty insurance product reserves, net of reinsurance; estimated gross profits used in the valuation and amortization of assets and liabilities associated with variable annuity and other universal life-type contracts; evaluation of other-than-temporary impairments on available-for-sale securities and valuation allowances on investments; living benefits required to be fair valued; goodwill impairment; valuation of investments and derivative instruments; pension and other postretirement benefit obligations (see Note 18); valuation allowance on deferred tax assets; and contingencies relating to corporate litigation and regulatory matters (see Note 13). The related accounting policies are summarized in the Significant Accounting Policies section of this footnote unless indicated otherwise herein. Certain of these estimates are particularly sensitive to market conditions, and deterioration and/or volatility in the worldwide debt or equity markets could have a material impact on the Consolidated Financial Statements.
Mutual Funds
The Company maintains a retail mutual fund operation whereby the Company provides investment management, administrative and distribution services to The Hartford Mutual Funds, Inc. and The Hartford Mutual Funds II, Inc. (collectively, “mutual funds”). These mutual funds are registered with the Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940. The mutual funds are owned by the shareholders of those funds and not by the Company. As such, the mutual fund assets and liabilities and related investment returns are not reflected in the Company’s Consolidated Financial Statements since they are not assets, liabilities and operations of the Company.
Adoption of Accounting Standard
On January 1, 2013, the Company retrospectively adopted Accounting Standards Update (“ASU”) No. 2011-11, Balance Sheet (Topic 210): Disclosures About Offsetting Assets and Liabilities and No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. These accounting standards provide and clarify the disclosure requirements related to derivative instruments, including bifurcated embedded derivatives, repurchase agreements and reverse repurchase agreements, and securities borrowing and securities lending transactions that are offset in the balances sheet or that are subject to an enforceable master netting arrangement or similar agreement irrespective of whether they offset in the balance sheet. For further discussions see Note 6 of the Notes to Consolidated Financial Statements.
Reclassifications
Certain reclassifications have been made to prior year financial information to conform to the current year presentation.

Significant Accounting Policies
The Company’s significant accounting policies are as follows:
Revenue Recognition
Property and casualty insurance premiums are earned on a pro rata basis over the lives of the policies and include accruals for ultimate premium revenue anticipated under auditable and retrospectively rated policies. Unearned premiums represent the premiums applicable to the unexpired terms of policies in force. An estimated allowance for doubtful accounts is recorded on the basis of periodic evaluations of balances due from insureds, management’s experience and current economic conditions. The Company charges off any balances that are determined to be uncollectible. The allowance for doubtful accounts included in premiums receivable and agents’ balances in the Consolidated Balance Sheets was $117 and $119 as of December 31, 2012 and 2011, respectively.
Traditional life and group disability products premiums are generally recognized as revenue when due from policyholders.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1. Basis of Presentation and Accounting Policies (continued)

Fee income for universal life-type contracts consists of policy charges for policy administration, cost of insurance charges and surrender charges assessed against policyholders’ account balances and are recognized in the period in which services are provided. The amounts collected from policyholders for investment and universal life-type contracts are considered deposits and are not included in revenue. Unearned revenue reserves, representing amounts assessed as consideration for policy origination of a universal life-type contract, are deferred and recognized in income over the period benefited, generally in proportion to estimated gross profits.
The Company provides investment management, administrative and distribution services to mutual funds. The Company charges fees to these mutual funds which are primarily based on the average daily net asset values of the mutual funds and recorded as fee income in the period in which the services are provided. Commission fees are based on the sale proceeds and recognized at the time of the transaction. Transfer agent fees are assessed as a charge per account and recognized as fee income in the period in which the services are provided.
Other revenues primarily consists of servicing revenues which are recognized as services are performed.
Dividends to Policyholders
Policyholder dividends are paid to certain property and casualty and life insurance policyholders. Policies that receive dividends are referred to as participating policies. Such dividends are accrued using an estimate of the amount to be paid based on underlying contractual obligations under policies and applicable state laws.
Net written premiums for participating property and casualty insurance policies represented 10%, 9% and 8% of total net written premiums for the years ended December 31, 2012, 2011 and 2010, respectively. Participating dividends to policyholders were $14, $18 and $5 for the years ended December 31, 2012, 2011 and 2010, respectively.
Total participating policies in-force represented 1% of the total life insurance policies in-force as of December 31, 2012, 2011 and 2010. Dividends to policyholders were $20, $17 and $21 for the years ended December 31, 2012, 2011 and 2010, respectively. There were no additional amounts of income allocated to participating policyholders. If limitations exist on the amount of net income from participating life insurance contracts that may be distributed to stockholder’s, the policyholder’s share of net income on those contracts that cannot be distributed is excluded from stockholder’s equity by a charge to operations and a credit to a liability.
Fair Value
The following financial instruments are carried at fair value in the Company’s Consolidated Financial Statements: fixed maturity and equity securities, available-for-sale (“AFS”), fixed maturities at fair value using fair value option (“FVO”), equity securities, trading, short-term investments, freestanding and embedded derivatives, limited partnerships and other alternative investments, separate account assets and certain other liabilities.
Investments
Overview
The Company’s investments in fixed maturities include bonds, redeemable preferred stock and commercial paper. These investments, along with certain equity securities, which include common and non-redeemable preferred stocks, are classified as AFS and are carried at fair value. The after-tax difference from cost or amortized cost is reflected in stockholders’ equity as a component of Other Comprehensive Income (Loss) (“OCI”), after adjustments for the effect of deducting the life and pension policyholders’ share of the immediate participation guaranteed contracts and certain life and annuity deferred policy acquisition costs and reserve adjustments. Fixed maturities for which the Company elected the fair value option are classified as FVO and are carried at fair value. The equity investments associated with the variable annuity products offered in Japan are recorded at fair value and are classified as trading with changes in fair value recorded in net investment income. Policy loans are carried at outstanding balance. Mortgage loans are recorded at the outstanding principal balance adjusted for amortization of premiums or discounts and net of valuation allowances. Short-term investments are carried at amortized cost, which approximates fair value. Limited partnerships and other alternative investments are reported at their carrying value with the change in carrying value primarily accounted for under the equity method and accordingly the Company’s share of earnings are included in net investment income. In addition, investment fund accounting is applied to a wholly-owned fund of funds. Recognition of limited partnerships and other alternative investment income is delayed due to the availability of the related financial information, as private equity and other funds are generally on a three-month delay and hedge funds are on a one-month delay. Accordingly, income for the years ended December 31, 2012, 2011, and 2010 may not include the full impact of current year changes in valuation of the underlying assets and liabilities, which are generally obtained from the limited partnerships and other alternative investments’ general partners. Other investments primarily consist of derivatives instruments which are carried at fair value.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1. Basis of Presentation and Accounting Policies (continued)

Recognition and Presentation of Other-Than-Temporary Impairments
The Company deems debt securities and certain equity securities with debt-like characteristics (collectively “debt securities”) to be other-than-temporarily impaired (“impaired”) if a security meets the following conditions: a) the Company intends to sell or it is more likely than not that the Company will be required to sell the security before a recovery in value, or b) the Company does not expect to recover the entire amortized cost basis of the security. If the Company intends to sell or it is more likely than not that the Company will be required to sell the security before a recovery in value, a charge is recorded in net realized capital losses equal to the difference between the fair value and amortized cost basis of the security. For those impaired debt securities which do not meet the first condition and for which the Company does not expect to recover the entire amortized cost basis, the difference between the security’s amortized cost basis and the fair value is separated into the portion representing a credit other-than-temporary impairment (“impairment”), which is recorded in net realized capital losses, and the remaining impairment, which is recorded in OCI. Generally, the Company determines a security’s credit impairment as the difference between its amortized cost basis and its best estimate of expected future cash flows discounted at the security’s effective yield prior to impairment. The remaining non-credit impairment, which is recorded in OCI, is the difference between the security’s fair value and the Company’s best estimate of expected future cash flows discounted at the security’s effective yield prior to the impairment, which typically represents current market liquidity and risk premiums. The previous amortized cost basis less the impairment recognized in net realized capital losses becomes the security’s new cost basis. The Company accretes the new cost basis to the estimated future cash flows over the expected remaining life of the security by prospectively adjusting the security’s yield, if necessary. The following table presents the change in non-credit impairments recognized in OCI as disclosed in the Company’s Consolidated Statements of Comprehensive Income (Loss).

	For the years ended December 31,
	2012	2011	2010
OTTI losses recognized in OCI	$(40)	$(89)	$(418)
Changes in fair value and/or sales	147	112	647
Tax and deferred acquisition costs	(55)	(14)	(113)
Change in non-credit impairments recognized in OCI	$52	$9	$116
The Company’s evaluation of whether a credit impairment exists for debt securities includes but is not limited to, the following factors: (a) changes in the financial condition of the security’s underlying collateral, (b) whether the issuer is current on contractually obligated interest and principal payments, (c) changes in the financial condition, credit rating and near-term prospects of the issuer, (d) the extent to which the fair value has been less than the amortized cost of the security and (e) the payment structure of the security. The Company’s best estimate of expected future cash flows used to determine the credit loss amount is a quantitative and qualitative process that incorporates information received from third-party sources along with certain internal assumptions and judgments regarding the future performance of the security. The Company’s best estimate of future cash flows involves assumptions including, but not limited to, various performance indicators, such as historical and projected default and recovery rates, credit ratings, current and projected delinquency rates, and loan-to-value ("LTV") ratios. In addition, for structured securities, the Company considers factors including, but not limited to, average cumulative collateral loss rates that vary by vintage year, commercial and residential property value declines that vary by property type and location and commercial real estate delinquency levels. These assumptions require the use of significant management judgment and include the probability of issuer default and estimates regarding timing and amount of expected recoveries which may include estimating the underlying collateral value. In addition, projections of expected future debt security cash flows may change based upon new information regarding the performance of the issuer and/or underlying collateral such as changes in the projections of the underlying property value estimates.
For equity securities where the decline in the fair value is deemed to be other-than-temporary, a charge is recorded in net realized capital losses equal to the difference between the fair value and cost basis of the security. The previous cost basis less the impairment becomes the security’s new cost basis. The Company asserts its intent and ability to retain those equity securities deemed to be temporarily impaired until the price recovers. Once identified, these securities are systematically restricted from trading unless approved by investment and accounting professionals. The investment and accounting professionals will only authorize the sale of these securities based on predefined criteria that relate to events that could not have been reasonably foreseen. Examples of the criteria include, but are not limited to, the deterioration in the issuer’s financial condition, security price declines, a change in regulatory requirements or a major business combination or major disposition.
The primary factors considered in evaluating whether an impairment exists for an equity security include, but are not limited to: (a) the length of time and extent to which the fair value has been less than the cost of the security, (b) changes in the financial condition, credit rating and near-term prospects of the issuer, (c) whether the issuer is current on preferred stock dividends and (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1. Basis of Presentation and Accounting Policies (continued)

Mortgage Loan Valuation Allowances
The Company’s security monitoring process reviews mortgage loans on a quarterly basis to identify potential credit losses. Commercial mortgage loans are considered to be impaired when management estimates that, based upon current information and events, it is probable that the Company will be unable to collect amounts due according to the contractual terms of the loan agreement. Criteria used to determine if an impairment exists include, but are not limited to: current and projected macroeconomic factors, such as unemployment rates, and property-specific factors such as rental rates, occupancy levels, LTV ratios and debt service coverage ratios (“DSCR”). In addition, the Company considers historic, current and projected delinquency rates and property values. These assumptions require the use of significant management judgment and include the probability and timing of borrower default and loss severity estimates. In addition, projections of expected future cash flows may change based upon new information regarding the performance of the borrower and/or underlying collateral such as changes in the projections of the underlying property value estimates.
For mortgage loans that are deemed impaired, a valuation allowance is established for the difference between the carrying amount and the Company’s share of either (a) the present value of the expected future cash flows discounted at the loan’s effective interest rate, (b) the loan’s observable market price or, most frequently, (c) the fair value of the collateral. A valuation allowance has been established for either individual loans or as a projected loss contingency for loans with an LTV ratio of 90% or greater and consideration of other credit quality factors, including DSCR. Changes in valuation allowances are recorded in net realized capital gains and losses. Interest income on impaired loans is accrued to the extent it is deemed collectible and the loans continue to perform under the original or restructured terms. Interest income ceases to accrue for loans when it is probable that the Company will not receive interest and principal payments according to the contractual terms of the loan agreement, or if a loan is more than 60 days past due. Loans may resume accrual status when it is determined that sufficient collateral exists to satisfy the full amount of the loan and interest payments, as well as when it is probable cash will be received in the foreseeable future. Interest income on defaulted loans is recognized when received.
Net Realized Capital Gains and Losses
Net realized capital gains and losses from investment sales, after deducting the life and pension policyholders’ share for certain products, are reported as a component of revenues and are determined on a specific identification basis, as well as changes in value associated with fixed maturities for which the fair value option was elected. Net realized capital gains and losses also result from fair value changes in derivatives contracts (both free-standing and embedded) that do not qualify, or are not designated, as a hedge for accounting purposes, ineffectiveness on derivatives that qualify for hedge accounting treatment, and the change in value of derivatives in certain fair-value hedge relationships and their associated hedged asset. Impairments and mortgage loan valuation allowances are recognized as net realized capital losses in accordance with the Company’s impairment and mortgage loan valuation allowance policies previously discussed above. Foreign currency transaction remeasurements are also included in net realized capital gains and losses.
Net Investment Income
Interest income from fixed maturities and mortgage loans is recognized when earned on the constant effective yield method based on estimated timing of cash flows. The amortization of premium and accretion of discount for fixed maturities also takes into consideration call and maturity dates that produce the lowest yield. For securitized financial assets subject to prepayment risk, yields are recalculated and adjusted periodically to reflect historical and/or estimated future repayments using the retrospective method; however, if these investments are impaired, any yield adjustments are made using the prospective method. Prepayment fees on fixed maturities and mortgage loans are recorded in net investment income when earned. Limited partnerships and other alternative investments primarily use the equity method of accounting to recognize the Company’s share of earnings, as well as investment fund accounting applied to a wholly-owned fund of funds. For impaired debt securities, the Company accretes the new cost basis to the estimated future cash flows over the expected remaining life of the security by prospectively adjusting the security’s yield, if necessary. The Company’s non-income producing investments were not material for the years ended December 31, 2012, 2011 and 2010.
Net investment income on equity securities, trading, includes dividend income and the changes in market value of the securities associated with the variable annuity products sold in Japan and the United Kingdom. The returns on these policyholder-directed investments inure to the benefit of the variable annuity policyholders but the underlying funds do not meet the criteria for separate account reporting. Accordingly, these assets are reflected in the Company’s general account and the returns credited to the policyholders are reflected in interest credited, a component of benefits, losses and loss adjustment expenses.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1. Basis of Presentation and Accounting Policies (continued)

Derivative Instruments
Overview
The Company utilizes a variety of derivative instruments, including swaps, caps, floors, forwards, futures and options through one of four Company-approved objectives: to hedge risk arising from interest rate, equity market, credit spread and issuer default, price or currency exchange rate risk or volatility; to manage liquidity; to control transaction costs; or to enter into replication transactions.
Interest rate, volatility, dividend, credit default and index swaps involve the periodic exchange of cash flows with other parties, at specified intervals, calculated using agreed upon rates or other financial variables and notional principal amounts. Generally, no cash or principal payments are exchanged at the inception of the contract. Typically, at the time a swap is entered into, the cash flow streams exchanged by the counterparties are equal in value.
Interest rate cap and floor contracts entitle the purchaser to receive from the issuer at specified dates, the amount, if any, by which a specified market rate exceeds the cap strike interest rate or falls below the floor strike interest rate, applied to a notional principal amount. A premium payment is made by the purchaser of the contract at its inception and no principal payments are exchanged.
Forward contracts are customized commitments that specify a rate of interest or currency exchange rate to be paid or received on an obligation beginning on a future start date and are typically settled in cash.
Financial futures are standardized commitments to either purchase or sell designated financial instruments, at a future date, for a specified price and may be settled in cash or through delivery of the underlying instrument. Futures contracts trade on organized exchanges. Margin requirements for futures are met by pledging securities or cash, and changes in the futures’ contract values are settled daily in cash.
Option contracts grant the purchaser, for a premium payment, the right to either purchase from or sell to the issuer a financial instrument at a specified price, within a specified period or on a stated date.
Foreign currency swaps exchange an initial principal amount in two currencies, agreeing to re-exchange the currencies at a future date, at an agreed upon exchange rate. There may also be a periodic exchange of payments at specified intervals calculated using the agreed upon rates and exchanged principal amounts.
The Company’s derivative transactions are used in strategies permitted under the derivative use plans required by the State of Connecticut, the State of Illinois and the State of New York insurance departments.
Accounting and Financial Statement Presentation of Derivative Instruments and Hedging Activities
Derivative instruments are recognized on the Consolidated Balance Sheets at fair value. For balance sheet presentation purposes, the Company offsets the fair value amounts, income accruals, and cash collateral, related to derivative instruments executed in a legal entity and with the same counterparty under a master netting agreement, which provides the Company with the legal right of offset.
On the date the derivative contract is entered into, the Company designates the derivative as (1) a hedge of the fair value of a recognized asset or liability (“fair value” hedge), (2) a hedge of the variability in cash flows of a forecasted transaction or of amounts to be received or paid related to a recognized asset or liability (“cash flow” hedge), (3) a hedge of a net investment in a foreign operation (“net investment” hedge) or (4) held for other investment and/or risk management purposes, which primarily involve managing asset or liability related risks and do not qualify for hedge accounting.
Fair Value Hedges
Changes in the fair value of a derivative that is designated and qualifies as a fair value hedge, including foreign-currency fair value hedges, along with the changes in the fair value of the hedged asset or liability that is attributable to the hedged risk, are recorded in current period earnings with any differences between the net change in fair value of the derivative and the hedged item representing the hedge ineffectiveness. Periodic cash flows and accruals of income/expense (“periodic derivative net coupon settlements”) are recorded in the line item of the consolidated statements of operations in which the cash flows of the hedged item are recorded.
Cash Flow Hedges
Changes in the fair value of a derivative that is designated and qualifies as a cash flow hedge, including foreign-currency cash flow hedges, are recorded in AOCI and are reclassified into earnings when the variability of the cash flow of the hedged item impacts earnings. Gains and losses on derivative contracts that are reclassified from AOCI to current period earnings are included in the line item in the consolidated statements of operations in which the cash flows of the hedged item are recorded. Any hedge ineffectiveness is recorded immediately in current period earnings as net realized capital gains and losses. Periodic derivative net coupon settlements are recorded in the line item of the consolidated statements of operations in which the cash flows of the hedged item are recorded.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1. Basis of Presentation and Accounting Policies (continued)

Net Investment in a Foreign Operation Hedges
Changes in fair value of a derivative used as a hedge of a net investment in a foreign operation, to the extent effective as a hedge, are recorded in the foreign currency translation adjustments account within AOCI. Cumulative changes in fair value recorded in AOCI are reclassified into earnings upon the sale or complete, or substantially complete, liquidation of the foreign entity. Any hedge ineffectiveness is recorded immediately in current period earnings as net realized capital gains and losses. Periodic derivative net coupon settlements are recorded in the line item of the consolidated statements of operations in which the cash flows of the hedged item are recorded.
Other Investment and/or Risk Management Activities
The Company’s other investment and/or risk management activities primarily relate to strategies used to reduce economic risk or replicate permitted investments and do not receive hedge accounting treatment. Changes in the fair value, including periodic derivative net coupon settlements, of derivative instruments held for other investment and/or risk management purposes are reported in current period earnings as net realized capital gains and losses.
Hedge Documentation and Effectiveness Testing
To qualify for hedge accounting treatment, a derivative must be highly effective in mitigating the designated changes in fair value or cash flow of the hedged item. At hedge inception, the Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking each hedge transaction. The documentation process includes linking derivatives that are designated as fair value, cash flow, or net investment hedges to specific assets or liabilities on the balance sheet or to specific forecasted transactions and defining the effectiveness and ineffectiveness testing methods to be used. The Company also formally assesses both at the hedge’s inception and ongoing on a quarterly basis, whether the derivatives that are used in hedging transactions have been and are expected to continue to be highly effective in offsetting changes in fair values or cash flows of hedged items. Hedge effectiveness is assessed using qualitative and quantitative methods. Qualitative methods may include comparison of critical terms of the derivative to the hedged item. Quantitative methods include regression or other statistical analysis of changes in fair value or cash flows associated with the hedge relationship. Hedge ineffectiveness of the hedge relationships are measured each reporting period using the “Change in Variable Cash Flows Method”, the “Change in Fair Value Method”, the “Hypothetical Derivative Method”, or the “Dollar Offset Method”.
Discontinuance of Hedge Accounting
The Company discontinues hedge accounting prospectively when (1) it is determined that the derivative is no longer highly effective in offsetting changes in the fair value or cash flows of a hedged item; (2) the derivative is de-designated as a hedging instrument; or (3) the derivative expires or is sold, terminated or exercised.
When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective fair-value hedge, the derivative continues to be carried at fair value on the balance sheet with changes in its fair value recognized in current period earnings.
When hedge accounting is discontinued because the Company becomes aware that it is not probable that the forecasted transaction will occur, the derivative continues to be carried on the balance sheet at its fair value, and gains and losses that were accumulated in AOCI are recognized immediately in earnings.
In other situations in which hedge accounting is discontinued on a cash-flow hedge, including those where the derivative is sold, terminated or exercised, amounts previously deferred in AOCI are reclassified into earnings when earnings are impacted by the variability of the cash flow of the hedged item.
Embedded Derivatives
The Company purchases and issues financial instruments and products that contain embedded derivative instruments. When it is determined that (1) the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract, and (2) a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative is bifurcated from the host for measurement purposes. The embedded derivative, which is reported with the host instrument in the consolidated balance sheets, is carried at fair value with changes in fair value reported in net realized capital gains and losses.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1. Basis of Presentation and Accounting Policies (continued)

Credit Risk
Credit risk is measured as the amount owed to the Company based on current market conditions and potential payment obligations between the Company and its counterparties. For each legal entity of the Company, credit exposures are generally quantified daily based on the prior business day’s market value and collateral is pledged to and held by, or on behalf of, the Company to the extent the current value of derivatives exceeds the contractual thresholds for every counterparty. For the Company’s domestic derivative programs, the maximum uncollateralized threshold for a derivative counterparty for a single legal entity is generally $10. The Company also minimizes the credit risk of derivative instruments by entering into transactions with high quality counterparties rated A or better, which are monitored and evaluated by the Company’s risk management team and reviewed by senior management. In addition, the Company monitors counterparty credit exposure on a monthly basis to ensure compliance with Company policies and statutory limitations. The Company generally requires that derivative contracts, other than exchange traded contracts, certain forward contracts, and certain embedded and reinsurance derivatives, be governed by an International Swaps and Derivatives Association Master Agreement which is structured by legal entity and by counterparty and permits right of offset.
Cash
Cash represents cash on hand and demand deposits with banks or other financial institutions.
Reinsurance
The Company cedes insurance to affiliated and unaffiliated insurers in order to limit its maximum losses and to diversify its exposures and provide statutory surplus relief. Such arrangements do not relieve the Company of its primary liability to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. The Company also assumes reinsurance from other insurers and is a member of and participates in reinsurance pools and associations. Assumed reinsurance refers to the Company’s acceptance of certain insurance risks that other insurance companies have underwritten.
Reinsurance accounting is followed for ceded and assumed transactions that provide indemnification against loss or liability relating to insurance risk (i.e. risk transfer). To meet risk transfer requirements, a reinsurance agreement must include insurance risk, consisting of underwriting, investment, and timing risk, and a reasonable possibility of a significant loss to the reinsurer. If the ceded and assumed transactions do not meet risk transfer requirements, the Company accounts for these transactions as financing transactions.
Premiums, benefits, losses and loss adjustment expenses reflect the net effects of ceded and assumed reinsurance transactions. Included in other assets are prepaid reinsurance premiums, which represent the portion of premiums ceded to reinsurers applicable to the unexpired terms of the reinsurance contracts. Included in reinsurance recoverables are balances due from reinsurance companies for paid and unpaid losses and loss adjustment expenses and are presented net of an allowance for uncollectible reinsurance.
The Company also is a member of and participates in several reinsurance pools and associations. The Company evaluates the financial condition of its reinsurers and concentrations of credit risk. Reinsurance is placed with reinsurers that meet strict financial criteria established by the Company. As of December 31, 2012, 2011and 2010, the Company had no reinsurance-related concentrations of credit risk greater than 10% of the Company’s stockholders’ equity. The Company entered into two reinsurance transactions upon completion of the sales of its Retirement Plans and Individual Life businesses in January 2013. See Note 2 - Business Dispositions for further discussion of these transactions.
Deferred Policy Acquisition Costs and Present Value of Future Profits
On January 1, 2012, the Company retrospectively adopted ASU No. 2010-26 as further discussed in the Basis of Presentation section of this footnote. Deferred acquisition costs represent costs that are directly related to the successful acquisition of new and renewal insurance contracts and incremental direct costs of contract acquisition that are incurred in transactions with either independent third parties or employees.
For property and casualty insurance products, costs are deferred and amortized ratably over the period the related premiums are earned. Deferred acquisition costs are reviewed to determine if they are recoverable from future income, and if not, are charged to expense. Anticipated investment income is considered in the determination of the recoverability of DAC. For the years ended December 31, 2012, 2011 and, 2010 no amount of DAC was charged to expense based on the determination of recoverability.
For life insurance products, the DAC asset, which includes the present value of future profits, related to most universal life-type contracts (including variable annuities) is amortized over the estimated life of the contracts acquired in proportion to the present value of estimated gross profits (“EGPs”). EGPs are also used to amortize other assets and liabilities in the Company’s Consolidated Balance Sheets, such as, sales inducement assets (“SIA”) and unearned revenue reserves (“URR”). Components of EGPs are used to determine reserves for universal life type contracts (including variable annuities) with death or other insurance benefits such as guaranteed minimum death, guaranteed minimum income and universal life secondary guarantee benefits. These benefits are accounted for and collectively referred to as death and other insurance benefit reserves and are held in addition to the account value liability representing policyholder funds.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1. Basis of Presentation and Accounting Policies (continued)

For most life insurance product contracts, the Company estimates gross profits over 20 years as EGPs emerging subsequent to that timeframe are immaterial. Products sold in a particular year are aggregated into cohorts. Future gross profits for each cohort are projected over the estimated lives of the underlying contracts, based on future account value projections for variable annuity and variable universal life products. The projection of future account values requires the use of certain assumptions including: separate account returns; separate account fund mix; fees assessed against the contract holder’s account balance; surrender and lapse rates; interest margin; mortality; and the extent and duration of hedging activities and hedging costs.
The Company determines EGPs from a single deterministic reversion to mean (“RTM”) separate account return projection which is an estimation technique commonly used by insurance entities to project future separate account returns. Through this estimation technique, the Company’s DAC model is adjusted to reflect actual account values at the end of each quarter. Through consideration of recent market returns, the Company will unlock, or adjust, projected returns over a future period so that the account value returns to the long-term expected rate of return, providing that those projected returns do not exceed certain caps or floors. This Unlock for future separate account returns is determined each quarter.
In the third quarter of each year, the Company completes a comprehensive non-market related policyholder behavior assumption study and incorporates the results of those studies into its projection of future gross profits. Additionally, throughout the year, the Company evaluates various aspects of policyholder behavior and periodically revises its policyholder assumptions as credible emerging data indicates that changes are warranted. The Company will continue to evaluate its assumptions related to policyholder behavior as initiatives to reduce the size of the variable annuity business are implemented by management. Upon completion of an annual assumption study or evaluation of credible new information, the Company will revise its assumptions to reflect its current best estimate. These assumption revisions will change the projected account values and the related EGPs in the DAC, SIA and URR amortization models, as well as, the death and other insurance benefit reserving models.
All assumption changes that affect the estimate of future EGPs including the update of current account values, the use of the RTM estimation technique and policyholder behavior assumptions are considered an Unlock in the period of revision. An Unlock adjusts the DAC, SIA, URR and death and other insurance benefit reserve balances in the Consolidated Balance Sheets with an offsetting benefit or charge in the Consolidated Statements of Operations in the period of the revision. An Unlock revises EGPs to reflect the Company’s current best estimate assumptions. The Company also tests the aggregate recoverability of DAC by comparing the existing DAC balance to the present value of future EGPs. An Unlock that results in an after-tax benefit generally occurs as a result of actual experience or future expectations of product profitability being favorable compared to previous estimates. An Unlock that results in an after-tax charge generally occurs as a result of actual experience or future expectations of product profitability being unfavorable compared to previous estimates.
Income Taxes
The Company recognizes taxes payable or refundable for the current year and deferred taxes for the tax consequences of differences between the financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse.
Goodwill
Goodwill represents the excess of costs over the fair value of net assets acquired. Goodwill is not amortized but is reviewed for impairment at least annually or more frequently if events occur or circumstances change that would indicate that a triggering event for a potential impairment has occurred. During the fourth quarter of 2011, the Company changed the date of its annual impairment test for all reporting units to October 31st. As a result, all reporting units performed an impairment test on October 31, 2011 in addition to the annual impairment tests performed on January 1st or October 1st as applicable. The change was made to be consistent across all reporting units and to more closely align the impairment testing date with the long-range planning and forecasting process. The Company has determined that this change in accounting principle is preferable under the circumstances and does not result in any delay, acceleration or avoidance of impairment. As it was impracticable to objectively determine projected cash flows and related valuation estimates as of each October 31 for periods prior to October 31, 2011, without applying information that has been learned since those periods, the Company has prospectively applied the change in the annual goodwill impairment testing date from October 31, 2011.
The goodwill impairment test follows a two-step process. In the first step, the fair value of a reporting unit is compared to its carrying value. If the carrying value of a reporting unit exceeds its fair value, the second step of the impairment test is performed for purposes of measuring the impairment. In the second step, the fair value of the reporting unit is allocated to all of the assets and liabilities of the reporting unit to determine an implied goodwill value. If the carrying amount of the reporting unit’s goodwill exceeds the implied goodwill value, an impairment loss is recognized in an amount equal to that excess.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1. Basis of Presentation and Accounting Policies (continued)

Management’s determination of the fair value of each reporting unit incorporates multiple inputs into discounted cash flow calculations, including assumptions that market participants would make in valuing the reporting unit. Assumptions include levels of economic capital, future business growth, earnings projections and assets under management for Mutual Funds and the reporting units within Talcott Resolution and the weighted average cost of capital used for purposes of discounting. Decreases in the amount of economic capital allocated to a reporting unit, decreases in business growth, decreases in earnings projections and increases in the weighted average cost of capital will all cause a reporting unit’s fair value to decrease.
Goodwill within Corporate is primarily attributed to the Company’s “buy-back” of Hartford Life, Inc. in 2000 and was allocated to each of Hartford Life’s reporting units based on the reporting unit’s fair value of in-force business at the buy-back date. Although this goodwill was allocated to each reporting unit, it is held in Corporate for segment reporting.
Property and Equipment
Property and equipment is carried at cost net of accumulated depreciation. Depreciation is based on the estimated useful lives of the various classes of property and equipment and is determined principally on the straight-line method. Accumulated depreciation was $2.0 billion  and $2.1 billion as of December 31, 2012 and 2011, respectively. Depreciation expense was $183, $216, and $276 for the years ended December 31, 2012, 2011 and 2010, respectively.
Separate Accounts, Death Benefits and Other Insurance Benefit Features
The Company records the variable portion of individual variable annuities, 401(k), institutional, 403(b)/457, private placement life and variable life insurance products within separate accounts. Separate account assets are reported at fair value and separate account liabilities are reported at amounts consistent with separate account assets. Investment income and gains and losses from those separate account assets accrue directly to the policyholder, who assumes the related investment risk, and are offset by the related liability changes reported in the same line item in the Consolidated Statements of Operations. The Company earns fees for investment management, certain administrative expenses, and mortality and expense risks assumed which are reported in fee income.
Certain contracts classified as universal life-type include death and other insurance benefit features including GMDB and GMIB, offered with variable annuity contracts, or secondary guarantee benefits offered with universal life (“UL”) insurance contracts. GMDBs and GMIBs have been written in various forms. UL secondary guarantee benefits ensure that the universal life policy will not terminate, and will continue to provide a death benefit, even if there is insufficient policy value to cover the monthly deductions and charges. These death and other insurance benefit features require an additional liability be held above the account value liability representing the policyholders’ funds. This liability is reported in reserve for future policy benefits in the Company’s Consolidated Balance Sheets. Changes in the death and other insurance benefit reserves are recorded in benefits, losses and loss adjustment expenses in the Company’s Consolidated Statements of Operations.
The death and other insurance benefit liability is determined by estimating the expected present value of the benefits in excess of the policyholder’s expected account value in proportion to the present value of total expected assessments. The liability is accrued as actual assessments are recorded. The expected present value of benefits and assessments are generally derived from a set of stochastic scenarios, that have been calibrated to our RTM separate account returns, and assumptions including market rates of return, volatility, discount rates, lapse rates and mortality experience. Consistent with the Company’s policy on the Unlock, the Company regularly evaluates estimates used and adjusts the additional liability balance, with a related charge or credit to benefits, losses and loss adjustment expense. For further information on the Unlock, see Deferred Policy Acquisition Costs and Present Value of Future Benefits in Note 1.
The Company reinsures a portion of its in-force GMDB and UL secondary guarantees. The death and other insurance benefit reserves, net of reinsurance, are established by estimating the expected value of net reinsurance costs and death and other insurance benefits in excess of the projected account balance. The additional death and other insurance benefits and net reinsurance costs are recognized ratably over the accumulation period based on total expected assessments.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1. Basis of Presentation and Accounting Policies (continued)

Reserve for Future Policy Benefits and Unpaid Losses and Loss Adjustment Expenses
Property and Casualty Insurance Products
The Hartford establishes property and casualty insurance products reserves to provide for the estimated costs of paying claims under insurance policies written by the Company. These reserves include estimates for both claims that have been reported and those that have been incurred but not reported, and include estimates of all losses and loss adjustment expenses associated with processing and settling these claims. Estimating the ultimate cost of future losses and loss adjustment expenses is an uncertain and complex process. This estimation process is based significantly on the assumption that past developments are an appropriate predictor of future events, and involves a variety of actuarial techniques that analyze experience, trends and other relevant factors. The uncertainties involved with the reserving process have become increasingly difficult due to a number of complex factors including social and economic trends and changes in the concepts of legal liability and damage awards. Accordingly, final claim settlements may vary from the present estimates, particularly when those payments may not occur until well into the future.
The Hartford regularly reviews the adequacy of its estimated losses and loss adjustment expense reserves by line of business within the various reporting segments. Adjustments to previously established reserves are reflected in the operating results of the period in which the adjustment is determined to be necessary. Such adjustments could possibly be significant, reflecting any variety of new and adverse or favorable trends.
Most of the Company’s property and casualty insurance products insurance reserves are not discounted. However, the Company has discounted liabilities funded through structured settlements and has discounted certain reserves for indemnity payments due to permanently disabled claimants under workers’ compensation policies. Structured settlements are agreements that provide fixed periodic payments to claimants and include annuities purchased to fund unpaid losses for permanently disabled claimants and, prior to 2008, agreements that funded loss run-offs for unrelated parties. Most of the annuities have been issued by the Company and these structured settlements are recorded at present value as annuity obligations, either within the reserve for future policy benefits if the annuity benefits are life-contingent or within other policyholder funds and benefits payable if the annuity benefits are not life-contingent. If not funded through an annuity, reserves for certain indemnity payments due to permanently disabled claimants under workers’ compensation policies are recorded as property and casualty insurance products reserves and were discounted to present value at an average interest rate of 4.0% in 2012 and 4.4% in 2011.
Life Insurance Products
Liabilities for future policy benefits are calculated by the net level premium method using interest, withdrawal and mortality assumptions appropriate at the time the policies were issued. The methods used in determining the liability for unpaid losses and future policy benefits are standard actuarial methods recognized by the American Academy of Actuaries. For the tabular reserves, discount rates are based on the Company’s earned investment yield and the morbidity/mortality tables used are standard industry tables modified to reflect the Company’s actual experience when appropriate. In particular, for the Company’s group disability known claim reserves, the morbidity table for the early durations of claim is based exclusively on the Company’s experience, incorporating factors such as gender, elimination period and diagnosis. These reserves are computed such that they are expected to meet the Company’s future policy obligations. Future policy benefits are computed at amounts that, with additions from estimated premiums to be received and with interest on such reserves compounded annually at certain assumed rates, are expected to be sufficient to meet the Company’s policy obligations at their maturities or in the event of an insured’s death. Changes in or deviations from the assumptions used for mortality, morbidity, expected future premiums and interest can significantly affect the Company’s reserve levels and related future operations and, as such, provisions for adverse deviation are built into the long-tailed liability assumptions.
Liabilities for the Company’s group life and disability contracts, as well as its individual term life insurance policies, include amounts for unpaid losses and future policy benefits. Liabilities for unpaid losses include estimates of amounts to fully settle known reported claims, as well as claims related to insured events that the Company estimates have been incurred but have not yet been reported. These reserve estimates are based on known facts and interpretations of circumstances, and consideration of various internal factors including The Hartford’s experience with similar cases, historical trends involving claim payment patterns, loss payments, pending levels of unpaid claims, loss control programs and product mix. In addition, the reserve estimates are influenced by consideration of various external factors including court decisions, economic conditions and public attitudes. The effects of inflation are implicitly considered in the reserving process.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1. Basis of Presentation and Accounting Policies (continued)

Other Policyholder Funds and Benefits Payable
Other policyholder funds and benefits payable consist of universal life-type contracts and investment contracts.
Universal life-type contracts consist of fixed and variable annuities, 401(k), certain governmental annuities, private placement life insurance (“PPLI”), variable universal life insurance, universal life insurance and interest sensitive whole life insurance. The liability for universal life-type contracts is equal to the balance that accrues to the benefit of the policyholders as of the financial statement date (commonly referred to as the account value), including credited interest, amounts that have been assessed to compensate the Company for services to be performed over future periods, and any amounts previously assessed against policyholders that are refundable on termination of the contract.
Investment contracts consist of institutional and governmental products, without life contingencies, including funding agreements, certain structured settlements and guaranteed investment contracts. The liability for investment contracts is equal to the balance that accrues to the benefit of the contract holder as of the financial statement date, which includes the accumulation of deposits plus credited interest, less withdrawals and amounts assessed through the financial statement date. Contract holder funds include funding agreements held by Variable Interest Entities issuing medium-term notes.
Foreign Currency Translation
Foreign currency translation gains and losses are reflected in stockholders’ equity as a component of accumulated other comprehensive income (loss). The Company’s foreign subsidiaries’ balance sheet accounts are translated at the exchange rates in effect at each year end and income statement accounts are translated at the average rates of exchange prevailing during the year. The national currencies of the international operations are generally their functional currencies.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

2. Business Dispositions
Sale of Hartford Life International Limited
On June 27, 2013, the Company announced the signing of a definitive agreement to sell HLIL, an indirect wholly-owned subsidiary, in a cash transaction to Columbia Insurance Company, a Berkshire Hathaway company, for approximately $285. The purchase price is based on HLIL's financial position as of March 31, 2013. Certain accounting results that occur after March 31, 2013 through the date of the closing of the transaction are passed to the buyer. At closing, HLIL’s sole asset will be its subsidiary, Hartford Life Limited, a Dublin-based company that sold variable annuities in the U.K. from 2005 to 2009. The transaction, which is subject to customary closing conditions and regulatory approvals, is expected to close by the end of 2013. The operations of the Company's U.K. variable annuity business meet the criteria for reporting as discontinued operations as further discussed in Note 20 - Discontinued Operations. The Company's U.K. variable annuities business is included in the Talcott Resolution reporting segment.
Sale of Retirement Plans
On January 1, 2013, the Company completed the sale of its Retirement Plans business to MassMutual for a ceding commission of $355. The sale was structured as a reinsurance transaction and is estimated to break-even on a pre tax basis and result in an after tax loss consisting of a reinsurance loss, partially offset by realized capital gains. The estimated after tax loss is primarily driven by non-deductible goodwill. Upon closing, the Company reinsured $9.2 billion of policyholder liabilities and $26.3 billion of separate account liabilities under indemnity reinsurance arrangements. The Company also transferred invested assets with a carrying value of $9.3 billion, net of the ceding commission, to MassMutual and wrote off $200 of deferred acquisition costs, deferred income taxes, goodwill, property and equipment and other assets associated with the disposition. These amounts are subject to change pending final determination of the net assets sold, transaction costs and other adjustments. The Retirement Plans business is included in the Talcott Resolution reporting segment.
Sale of Individual Life
On January 2, 2013 the Company completed the sale of its Individual Life insurance business to Prudential for consideration of $615 consisting primarily of a ceding commission. The sale was structured as a reinsurance transaction and is estimated to result in a loss on business disposition consisting of a reinsurance loss partially offset by realized capital gains. Upon closing, in the first quarter of 2013 the Company reinsured $8.7 billion of policyholder liabilities and $5.3 billion of separate account liabilities under indemnity reinsurance arrangements. The Company also transferred invested assets with a carrying value of $8.0 billion, exclusive of $1.4 billion of assets supporting the modified coinsurance agreement, net of cash transferred in place of short-term investments, to Prudential and wrote off $1.8 billion of deferred acquisition costs, deferred income taxes, property and equipment and other assets and $1.5 billion of other liabilities associated with the disposition.
The estimated reinsurance loss on business disposition of $533, pre tax, for the year ended December 31, 2012 includes a goodwill impairment charge of $342 and a loss accrual for premium deficiency of $191. This estimate reflects management's best estimate of the potential loss from this transaction. The loss accrual is included in other liabilities in the Company's Consolidated Balance Sheets at December 31, 2012. For further information regarding the Company's 2012 goodwill impairment testing, see Note 9 - Goodwill and Other Intangible Assets. These amounts are subject to change pending final determination of the net assets sold, transaction costs and other adjustments. The Individual Life business is included in the Talcott Resolution reporting segment.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

2. Business Dispositions (continued)

Composition of Invested Assets Transferred
The following table presents invested assets transferred by the Company in connection with the sale of the Retirement Plans and Individual Life businesses in January 2013. In December 2012, the Company recognized intent-to-sell impairments of $177 and gains on derivatives hedging of $108 associated with the sale of these assets.

As of December 31, 2012
Carrying Value
Asset-backed securities ("ABS")	$289
Collaterialized debt obligations ("CDOs") [1]	474
Commercial mortgage-backed securities ("CMBS")	949
Corporate	11,651
Foreign govt./govt. agencies	263
Municipal	900
Residential mortgage-backed securities ("RMBS")	707
U.S. Treasuries	116
Total fixed maturities, AFS at fair value (amortized cost of $13,916) [2]	15,349
Equity securities, AFS, at fair value (cost of $35) [3]	37
Fixed maturities, at fair value using the FVO [4]	16
Mortgage loans (net of allowances for loan losses of $1)	1,364
Policy loans, at outstanding balance	582
Total invested assets transferred	$17,348

[1]	The market value includes the fair value of bifurcated embedded derivative features of certain securities. Changes in fair value are recorded in the net realized capital gains (losses).

[2]	Includes $14.7 billion and $670 of securities in level 2 and 3 of the fair value hierarchy, respectively.

[3]	All equity securities transferred are included in level 2 of the fair value hierarchy.

[4]	All FVO securities transferred are included in level 3 of the fair value hierarchy.
Purchase Agreement with Forethought Financial Group, Inc.
On December 31, 2012, the Company completed the sale of its U.S. individual annuity new business capabilities to Forethought Financial Group. Effective May 1, 2012, all new U.S. annuity policies sold by the Company are reinsured to Forethought Life Insurance Company. The Company will cease the sale of such annuity policies and the reinsurance agreement will terminate as to new business in the second quarter of 2013. The reinsurance agreement has no impact on in-force policies issued on or before April 27, 2012 and the impact of this transaction was not material to the Company's results of operations, financial position or liquidity. The Individual Annuity business is included in the Talcott Resolution reporting segment.
Sale of Woodbury Financial Services, Inc.
On November 30, 2012, the Company completed the sale of Woodbury Financial Services, Inc. ("Woodbury Financial Services", "WFS"), an indirect wholly-owned subsidiary, to AIG Advisor Group, Inc. ("AIG Advisor Group"), a subsidiary of American International Group, Inc. The impact of the disposition of this business was not material to the Company's results of operations, financial position or liquidity. The WFS broker-dealer business is included in the Corporate reporting category.
Servicing Agreement of Hartford Life Private Placement LLC
On July 13, 2012, the Company closed a sale transaction with Philadelphia Financial Group, Inc. (“Philadelphia Financial”) whereby Philadelphia Financial acquired certain assets used to administer the Company's private placement life insurance (“PPLI”) businesses and will service the PPLI businesses. The Company retained certain corporate functions associated with this business as well as the mortality risk on the insurance policies. Upon closing, the Company recorded a deferred gain of $61 after-tax, which will be amortized over the estimated life of the underlying insurance policies. The PPLI business is included in the Talcott Resolution reporting segment.
See Note 20 for sale of subsidiaries that are being reported as discontinued operations.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

3. Earnings (Loss) per Share
The following table presents a reconciliation of net income (loss) and shares used in calculating basic earnings (loss) per common share to those used in calculating diluted earnings (loss) per common share.

	For the years ended December 31,
(In millions, except for per share data)	2012	2011	2010
Earnings
Income (loss) from continuing operations
Income (loss) from continuing operations, net of tax	$(100)	$573	$1,704
Less: Preferred stock dividends and accretion of discount	42	42	515
Income (loss) from continuing operations, net of tax, available to common shareholders	(142)	531	1,189
Add: Dilutive effect of preferred stock dividends	—	—	33
Income (loss) from continuing operations, net of tax, available to common shareholders and assumed conversion of preferred shares	$(142)	$531	$1,222
Income (loss) from discontinued operations, net of tax	$62	$139	$(68)
Net income (loss)
Net income (loss)	$(38)	$712	$1,636
Less: Preferred stock dividends and accretion of discount	42	42	515
Net income (loss) available to common shareholders	(80)	670	1,121
Add: Dilutive effect of preferred stock dividends	—	—	33
Net income (loss) available to common shareholders and assumed conversion of preferred shares	$(80)	$670	$1,154
Shares
Weighted average common shares outstanding, basic	437.7	445.0	431.5
Dilutive effect of warrants	—	31.9	32.3
Dilutive effect of stock compensation plans	—	1.1	1.3
Dilutive effect of mandatory convertible preferred shares	—	—	16.4
Weighted average shares outstanding and dilutive potential common shares	437.7	478.0	481.5
Earnings (loss) per common share
Basic
Income (loss) from continuing operations, net of tax, available to common shareholders	$(0.32)	$1.19	$2.76
Income (loss) from discontinued operations, net of tax	0.14	0.32	(0.16)
Net income (loss) available to common shareholders	$(0.18)	$1.51	$2.60
Diluted
Income (loss) from continuing operations, net of tax, available to common shareholders	$(0.32)	$1.11	$2.54
Income (loss) from discontinued operations, net of tax	0.14	0.29	(0.14)
Net income (loss) available to common shareholders	$(0.18)	$1.40	$2.40

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
3. Earnings (Loss) per Share (continued)

Basic earnings per share is computed based on the weighted average number of common shares outstanding during the year. Diluted earnings per share includes the dilutive effect of warrants, stock compensation plans, and assumed conversion of preferred shares to common using the treasury stock method. Contingently issuable shares are included for the number of shares issuable assuming the end of the reporting period was the end of the contingency period, if dilutive.
Under the treasury stock method for the warrants issued as a result of the Company’s participation in the Capital Purchase Program (see Note 16) exercise shall be assumed at the beginning of the period. The proceeds from exercise of $9.599 per share in 2012, $9.699 per share in 2011 and $9.790 per share in 2010 shall be assumed to be used to purchase common shares at the average market price during the period.
Under the treasury stock method for stock compensation plans, shares are assumed to be issued and then reduced for the number of shares repurchaseable with theoretical proceeds at the average market price for the period. Theoretical proceeds for the stock compensation plans include option exercise price payments, unamortized stock compensation expense and tax benefits realized in excess of the tax benefit recognized in net income. The difference between the number of shares assumed issued and number of shares purchased represents the dilutive shares. Upon exercise of outstanding options or vesting of other stock compensation plan awards, the additional shares issued and outstanding are included in the calculation of the Company’s weighted average shares from the date of exercise or vesting.
As a result of the losses available to common shareholders for the year ended December 31, 2012, the Company was required to use basic weighted average common shares outstanding in the calculation of diluted loss per share, since the inclusion of shares for warrants of 26.0 million, stock compensation plans of 2.2 million and mandatory convertible preferred shares, along with the related dividend adjustment, of 20.9 million, would have been antidilutive to the earnings (loss) per share calculations. In the absence of the losses, weighted average common shares outstanding and dilutive potential common shares would have totaled 486.8 million.
Under the if-converted method for mandatory convertible preferred stock (see Note 16) the conversion to common shares is assumed if the inclusion of these shares and the related dividend adjustment are dilutive to the earnings per share calculation. For the year ended December 31, 2011, 20.7 million shares for mandatory convertible preferred shares, along with the related dividend adjustment, would have been antidilutive to the earnings per share calculations. Assuming the impact of the mandatory convertible preferred shares was not antidilutive, weighted average common shares outstanding and dilutive potential common shares would have totaled 498.7 million, for the year ended December 31, 2011. For the year ended December 31, 2010, these shares and the related dividend adjustment are included in the diluted earnings per share calculation.
On March 30, 2012 the Company entered into an agreement with Allianz and repurchased the outstanding Series B and Series C warrants. As a result, Allianz no longer holds potentially dilutive outstanding warrants. See Note 16 for additional information regarding the warrant repurchase.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

4. Segment Information
The Company currently conducts business principally in six reporting segments, as well as a Corporate category. Starting in the fourth quarter of 2012, financial results for the former Individual Life and Retirement Plans segments have been reported in the Talcott Resolution reporting segment. Segment data for prior reporting periods has been adjusted accordingly.
The Company’s reporting segments, as well as the Corporate category, are as follows:
Property & Casualty Commercial
Property & Casualty Commercial provides workers’ compensation, property, automobile, marine, livestock, liability and umbrella coverages primarily throughout the United States (“U.S.”), along with a variety of customized insurance products and risk management services including professional liability, fidelity, surety, and specialty casualty coverages.
Consumer Markets
Consumer Markets provides standard automobile, homeowners and home-based business coverages to individuals across the U.S., including a special program designed exclusively for members of AARP. Consumer Markets also operates a member contact center for health insurance products offered through the AARP Health program.
Property & Casualty Other Operations
Property & Casualty Other Operations includes certain property and casualty operations, currently managed by the Company, that have discontinued writing new business and substantially all of the Company’s asbestos and environmental exposures.
Group Benefits
Group Benefits provides employers, associations, affinity groups and financial institutions with group life, accident and disability coverage, along with other products and services, including voluntary benefits, and group retiree health.
Mutual Funds
Mutual Funds offers mutual funds for retail accounts such as retirement plans and 529 college savings plans and provides investment-management and administrative services such as product design, implementation and oversight.
Talcott Resolution
Talcott Resolution (formerly Life Other Operations) is comprised of runoff business from the Company's U.S. annuity, international (primarily in Japan) annuity, and institutional and private-placement life insurance businesses, as well as the Retirement Plans and Individual Life businesses that were sold in January 2013 and the Company's discontinued U.K. variable annuity business. For information regarding the sale of the Retirement Plans and Individual Life businesses and the discontinued U.K variable annuity business, see Note 2 - Business Dispositions and Note 20 - Discontinued Operations, respectively, of Notes to Consolidated Financial Statements.
Corporate
The Company includes in the Corporate category the Company’s debt financing and related interest expense, as well as other capital raising activities; and certain purchase accounting adjustments and other charges not allocated to the segments.
Financial Measures and Other Segment Information
Certain transactions between segments occur during the year that primarily relate to tax settlements, insurance coverage, expense reimbursements, services provided, security transfers and capital contributions. Also, one segment may purchase group annuity contracts from another to fund pension costs and annuities to settle casualty claims. In addition, certain inter-segment transactions occur that relate to interest income on allocated surplus. Consolidated net investment income is unaffected by such transactions.
The following table presents net income (loss) for each reporting segment, as well as the Corporate category.

	For the years ended December 31,
Net income (loss)	2012	2011	2010
Property & Casualty Commercial	$547	$526	$1,007
Consumer Markets	166	7	125
Property & Casualty Other Operations	57	(117)	(53)
Group Benefits	129	92	188
Mutual Funds	71	98	132
Talcott Resolution	1	540	672
Corporate	(1,009)	(434)	(435)
Net income (loss)	$(38)	$712	$1,636

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
4. Segment Information (continued)

The following table presents revenues by product line for each reporting segment, as well as the Corporate category.

	For the years ended December 31,
Revenues	2012	2011	2010
Earned premiums, fees, and other considerations
Property & Casualty Commercial
Workers’ compensation	$2,987	$2,809	$2,387
Property	505	528	547
Automobile	587	583	598
Package business	1,160	1,145	1,124
Liability	562	540	540
Fidelity and surety	205	215	224
Professional liability	253	307	324
Total Property & Casualty Commercial	6,259	6,127	5,744
Consumer Markets
Automobile	2,526	2,619	2,806
Homeowners	1,110	1,128	1,141
Total Consumer Markets [1]	3,636	3,747	3,947
Property & Casualty Other Operations	(2)	—	1
Group Benefits
Group disability	1,735	1,929	2,004
Group life	1,881	2,024	2,052
Other	194	194	222
Total Group Benefits	3,810	4,147	4,278
Mutual Funds
Retail	487	541	561
Annuity and other	112	108	103
Total Mutual Funds	599	649	664
Talcott Resolution	3,548	3,909	3,929
Corporate	167	209	189
Total earned premiums, fees, and other considerations	18,017	18,788	18,752
Net investment income (loss):
Securities available-for-sale and other	4,227	4,263	4,354
Equity securities, trading	4,364	(1,345)	(1,012)
Total net investment income	8,591	2,918	3,342
Net realized capital losses	(744)	(226)	(591)
Other revenues	258	253	267
Total revenues	$26,122	$21,733	$21,770
[1] For 2012, 2011 and 2010, AARP members accounted for earned premiums of $2.8 billion, $2.8 billion and $2.9 billion, respectively.

Geographical Revenue Information	For the years ended December 31,
Revenues	2012	2011	2010
United States of America	$21,814	$21,561	$22,140
Japan	4,363	135	(329)
Other	(55)	37	(41)
Total revenues	$26,122	$21,733	$21,770

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
4. Segment Information (continued)

	For the years ended December 31,
Amortization of deferred policy acquisition costs and present value of future profits	2012	2011	2010
Property & Casualty Commercial	$927	$917	$905
Consumer Markets	332	337	371
Group Benefits	33	35	40
Mutual Funds	35	47	51
Talcott Resolution	661	1,108	325
Total amortization of deferred policy acquisition costs and present value of future profits	$1,988	$2,444	$1,692

	For the years ended December 31,
Income tax expense (benefit)	2012	2011	2010
Property & Casualty Commercial	$159	$37	$414
Consumer Markets	65	(22)	43
Property & Casualty Other Operations	14	(74)	(40)
Group Benefits	31	1	66
Mutual Funds	38	54	52
Talcott Resolution	(271)	(168)	201
Corporate	(517)	(201)	(168)
Total income tax expense (benefit)	$(481)	$(373)	$568

	As of December 31,
Assets	2012	2011
Property & Casualty Commercial	$25,595	$24,566
Consumer Markets	6,024	6,181
Property & Casualty Other Operations	4,509	4,639
Group Benefits	9,545	9,473
Mutual Funds	325	307
Talcott Resolution	243,836	250,817
Corporate	8,679	6,626
Total assets	$298,513	$302,609

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

5. Fair Value Measurements
The following section applies the fair value hierarchy and disclosure requirements for the Company’s financial instruments that are carried at fair value. The fair value hierarchy prioritizes the inputs in the valuation techniques used to measure fair value into three broad Levels (Level 1, 2 or 3).

Level 1
Observable inputs that reflect quoted prices for identical assets or liabilities in active markets that the Company has the ability to access at the measurement date. Level 1 securities include highly liquid U.S. Treasuries, money market funds and exchange traded equity securities, open-ended mutual funds reported in separate account assets and exchange-traded derivative securities.

Level 2
Observable inputs, other than quoted prices included in Level 1, for the asset or liability or prices for similar assets and liabilities. Most fixed maturities and preferred stocks, including those reported in separate account assets, are model priced by vendors using observable inputs and are classified within Level 2. Also included are limited partnerships and other alternative assets measured at fair value where an investment can be redeemed, or substantially redeemed, at the NAV at the measurement date or in the near-term, not to exceed 90 days.

Level 3
Valuations that are derived from techniques in which one or more of the significant inputs are unobservable (including assumptions about risk). Level 3 securities include less liquid securities, guaranteed product embedded and reinsurance derivatives and other complex derivative securities, as well as limited partnerships and other alternative investments carried at fair value that cannot be redeemed in the near-term at the NAV. Because Level 3 fair values, by their nature, contain one or more significant unobservable inputs as there is little or no observable market for these assets and liabilities, considerable judgment is used to determine the Level 3 fair values. Level 3 fair values represent the Company’s best estimate of an amount that could be realized in a current market exchange absent actual market exchanges.

In many situations, inputs used to measure the fair value of an asset or liability position may fall into different levels of the fair value hierarchy. In these situations, the Company will determine the level in which the fair value falls based upon the lowest level input that is significant to the determination of the fair value. Transfers of securities among the levels occur at the beginning of the reporting period. As of December 31, 2012, the amount of transfers from Level 1 to Level 2 was $2.5 billion, which represented previously on-the-run U.S. Treasury securities that are now off-the-run, and there were no transfers from Level 2 to Level 1. In most cases, both observable (e.g., changes in interest rates) and unobservable (e.g., changes in risk assumptions) inputs are used in the determination of fair values that the Company has classified within Level 3. Consequently, these values and the related gains and losses are based upon both observable and unobservable inputs. The Company’s fixed maturities included in Level 3 are classified as such because these securities are primarily priced by independent brokers and/or within illiquid markets.
The following tables present assets and (liabilities) carried at fair value by hierarchy level. These disclosures provide information as to the extent to which the Company uses fair value to measure financial instruments and information about the inputs used to value those financial instruments to allow users to assess the relative reliability of the measurements. The following table presents assets and (liabilities) carried at fair value by hierarchy level.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements (continued)

	December 31, 2012
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets accounted for at fair value on a recurring basis
Fixed maturities, AFS
ABS	$2,763	$—	$2,485	$278
CDOs	3,040	—	2,096	944
CMBS	6,321	—	5,462	859
Corporate	44,049	—	42,048	2,001
Foreign government/government agencies	4,136	—	4,080	56
States, municipalities and political subdivisions (“Municipal”)	14,361	—	14,134	227
RMBS	7,480	—	6,107	1,373
U.S. Treasuries	3,772	115	3,657	—
Total fixed maturities	85,922	115	80,069	5,738
Fixed maturities, FVO	1,087	8	865	214
Equity securities, trading	28,933	1,847	27,086	—
Equity securities, AFS	890	337	469	84
Derivative assets
Credit derivatives	(19)	—	(8)	(11)
Equity derivatives	32	—	—	32
Foreign exchange derivatives	104	—	104	—
Interest rate derivatives	235	—	268	(33)
U.S. GMWB hedging instruments	36	—	(53)	89
U.S. macro hedge program	186	—	—	186
International program hedging instruments	448	—	318	130
Other derivative contracts	23	—	—	23
Total derivative assets [1]	1,045	—	629	416
Short-term investments	4,581	342	4,239	—
Limited partnerships and other alternative investments [2]	907	—	593	314
Reinsurance recoverable for U.S. GMWB	191	—	—	191
Separate account assets [3]	138,509	97,988	39,938	583
Total assets accounted for at fair value on a recurring basis	$262,065	$100,637	$153,888	$7,540
Percentage of level to total	100%	38%	59%	3%
Liabilities accounted for at fair value on a recurring basis
Other policyholder funds and benefits payable
U.S guaranteed withdrawal benefits	$(1,249)	$—	$—	$(1,249)
International guaranteed withdrawal benefits	(50)	—	—	(50)
International other guaranteed living benefits	2	—	—	2
Equity linked notes	(7)	—	—	(7)
Total other policyholder funds and benefits payable	(1,304)	—	—	(1,304)
Derivative liabilities
Credit derivatives	(18)	—	(33)	15
Equity derivatives	25	—	—	25
Foreign exchange derivatives	(24)	—	(24)	—
Interest rate derivatives	(517)	—	(518)	1
U.S. GMWB hedging instruments	536	—	106	430
U.S. macro hedge program	100	—	—	100
International program hedging instruments	(279)	—	(217)	(62)
Total derivative liabilities [4]	(177)	—	(686)	509
Consumer notes [5]	(2)	—	—	(2)
Total liabilities accounted for at fair value on a recurring basis	$(1,483)	$—	$(686)	$(797)

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements (continued)

	December 31, 2011
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets accounted for at fair value on a recurring basis
Fixed maturities, AFS
ABS	$3,153	$—	$2,792	$361
CDOs	2,487	—	2,119	368
CMBS	6,951	—	6,363	588
Corporate	44,011	—	41,756	2,255
Foreign government/government agencies	2,161	—	2,112	49
Municipal	13,260	—	12,823	437
RMBS	5,757	—	4,694	1,063
U.S. Treasuries	4,029	750	3,279	—
Total fixed maturities	81,809	750	75,938	5,121
Fixed maturities, FVO	1,328	—	833	495
Equity securities, trading	30,499	1,967	28,532	—
Equity securities, AFS	921	352	476	93
Derivative assets
Credit derivatives	(24)	—	(11)	(13)
Equity derivatives	31	—	—	31
Foreign exchange derivatives	519	—	519	—
Interest rate derivatives	195	—	147	48
U.S. GMWB hedging instruments	494	—	11	483
U.S. macro hedge program	357	—	—	357
International program hedging instruments	731	—	692	39
Other derivative contracts	28	—	—	28
Total derivative assets [1]	2,331	—	1,358	973
Short-term investments	7,736	750	6,986	—
Reinsurance recoverable for U.S. GMWB	443	—	—	443
Separate account assets [3]	139,432	101,644	36,757	1,031
Total assets accounted for at fair value on a recurring basis	$264,499	$105,463	$150,880	$8,156
Percentage of level to total	100%	40%	57%	3%

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements (continued)

	December 31, 2011
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities accounted for at fair value on a recurring basis
Other policyholder funds and benefits payable
U.S guaranteed withdrawal benefits	$(2,538)	$—	$—	$(2,538)
International guaranteed withdrawal benefits	(66)	—	—	(66)
International other guaranteed living benefits	(5)	—	—	(5)
Equity linked notes	(9)	—	—	(9)
Total other policyholder funds and benefits payable	(2,618)	—	—	(2,618)
Derivative liabilities
Credit derivatives	(573)	—	(25)	(548)
Equity derivatives	9	—	—	9
Foreign exchange derivatives	134	—	134	—
Interest rate derivatives	(527)	—	(421)	(106)
U.S. GMWB hedging instruments	400	—	—	400
International program hedging instruments	19	—	23	(4)
Total derivative liabilities [4]	(538)	—	(289)	(249)
Other liabilities	(9)	—	—	(9)
Consumer notes [5]	(4)	—	—	(4)
Total liabilities accounted for at fair value on a recurring basis	$(3,169)	$—	$(289)	$(2,880)

[1]
Includes over-the-counter derivative instruments in a net asset value position which may require the counterparty to pledge collateral to the Company. As of December 31, 2012 and 2011, $160 and $1.4 billion, respectively, was netted against the derivative asset value in the Consolidated Balance Sheet and is excluded from the table above. See footnote 4 below for derivative liabilities.

[2]	Represents hedge funds where investment company accounting has been applied to a wholly-owned fund of funds measured at fair value.

[3]	Approximately $3.1 billion and $4.0 billion of investment sales receivable that are not subject to fair value accounting are excluded as of December 31, 2012 and 2011, respectively.

[4]
Includes over-the-counter derivative instruments in a net negative market value position (derivative liability). In the Level 3 roll-forward table included below in this Note 5, the derivative asset and liability are referred to as “freestanding derivatives” and are presented on a net basis.

[5]	Represents embedded derivatives associated with non-funding agreement-backed consumer equity linked notes.
Determination of Fair Values
The valuation methodologies used to determine the fair values of assets and liabilities under the “exit price” notion, reflect market-participant objectives and are based on the application of the fair value hierarchy that prioritizes relevant observable market inputs over unobservable inputs. The Company determines the fair values of certain financial assets and financial liabilities based on quoted market prices where available and where prices represent a reasonable estimate of fair value. The Company also determines fair value based on future cash flows discounted at the appropriate current market rate. Fair values reflect adjustments for counterparty credit quality, the Company’s default spreads, liquidity and, where appropriate, risk margins on unobservable parameters. The following is a discussion of the methodologies used to determine fair values for the financial instruments listed in the above tables.
The fair value process is monitored by the Valuation Committee, which is a cross-functional group of senior management within the Company that meets at least quarterly. The Valuation Committee is co-chaired by the Heads of Investment Operations and Accounting, and has representation from various investment sector professionals, accounting, operations, legal, compliance and risk management. The purpose of the committee is to oversee the pricing policy and procedures by ensuring objective and reliable valuation practices and pricing of financial instruments, as well as addressing fair valuation issues and approving changes to valuation methodologies and pricing sources. There is also a Fair Value Working Group (“Working Group”) which includes the Heads of Investment Operations and Accounting, as well as other investment, operations, accounting and risk management professionals that meet monthly to review market data trends, pricing and trading statistics and results, and any proposed pricing methodology changes described in more detail in the following paragraphs.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements (continued)

AFS Securities, Fixed Maturities, FVO, Equity Securities, Trading, and Short-term Investments
The fair value of AFS securities, fixed maturities, FVO, equity securities, trading, and short-term investments in an active and orderly market (e.g. not distressed or forced liquidation) are determined by management after considering one of three primary sources of information: third-party pricing services, independent broker quotations or pricing matrices. Security pricing is applied using a “waterfall” approach whereby publicly available prices are first sought from third-party pricing services, the remaining unpriced securities are submitted to independent brokers for prices, or lastly, securities are priced using a pricing matrix. Typical inputs used by these pricing methods include, but are not limited to, reported trades, benchmark yields, issuer spreads, bids, offers, and/or estimated cash flows, prepayments speeds and default rates. Based on the typical trading volumes and the lack of quoted market prices for fixed maturities, third-party pricing services will normally derive the security prices from recent reported trades for identical or similar securities making adjustments through the reporting date based upon available market observable information as outlined above. If there are no recently reported trades, the third-party pricing services and independent brokers may use matrix or model processes to develop a security price where future cash flow expectations are developed based upon collateral performance and discounted at an estimated market rate. Included in the pricing of ABS and RMBS are estimates of the rate of future prepayments of principal over the remaining life of the securities. Such estimates are derived based on the characteristics of the underlying structure and prepayment speeds previously experienced at the interest rate levels projected for the underlying collateral. Actual prepayment experience may vary from these estimates.
Prices from third-party pricing services are often unavailable for securities that are rarely traded or are traded only in privately negotiated transactions. As a result, certain securities are priced via independent broker quotations which utilize inputs that may be difficult to corroborate with observable market based data. Additionally, the majority of these independent broker quotations are non-binding.
A pricing matrix is used to price private placement securities for which the Company is unable to obtain a price from a third-party pricing service by discounting the expected future cash flows from the security by a developed market discount rate utilizing current credit spreads. Credit spreads are developed each month using market based data for public securities adjusted for credit spread differentials between public and private securities which are obtained from a survey of multiple private placement brokers. The appropriate credit spreads determined through this survey approach are based upon the issuer’s financial strength and term to maturity, utilizing an independent public security index and trade information and adjusting for the non-public nature of the securities.
The Working Group performs ongoing analysis of the prices and credit spreads received from third parties to ensure that the prices represent a reasonable estimate of the fair value. This process involves quantitative and qualitative analysis and is overseen by investment and accounting professionals. As a part of this analysis, the Company considers trading volume, new issuance activity and other factors to determine whether the market activity is significantly different than normal activity in an active market, and if so, whether transactions may not be orderly considering the weight of available evidence. If the available evidence indicates that pricing is based upon transactions that are stale or not orderly, the Company places little, if any, weight on the transaction price and will estimate fair value utilizing an internal pricing model. In addition, the Company ensures that prices received from independent brokers represent a reasonable estimate of fair value through the use of internal and external cash flow models developed based on spreads, and when available, market indices. As a result of this analysis, if the Company determines that there is a more appropriate fair value based upon the available market data, the price received from the third party is adjusted accordingly and approved by the Valuation Committee. The Company’s internal pricing model utilizes the Company’s best estimate of expected future cash flows discounted at a rate of return that a market participant would require. The significant inputs to the model include, but are not limited to, current market inputs, such as credit loss assumptions, estimated prepayment speeds and market risk premiums.
The Company conducts other specific activities to monitor controls around pricing. Daily analyses identify price changes over 3-5%, sale trade prices that differ over 3% from the prior day’s price and purchase trade prices that differ more than 3% from the current day’s price. Weekly analyses identify prices that differ more than 5% from published bond prices of a corporate bond index. Monthly analyses identify price changes over 3%, prices that haven’t changed, missing prices and second source validation on most sectors. Analyses are conducted by a dedicated pricing unit who follows up with trading and investment sector professionals and challenges prices with vendors when the estimated assumptions used differ from what the Company feels a market participant would use. Any changes from the identified pricing source are verified by further confirmation of assumptions used. Examples of other procedures performed include, but are not limited to, initial and on-going review of third-party pricing services’ methodologies, review of pricing statistics and trends and back testing recent trades.
The Company has analyzed the third-party pricing services’ valuation methodologies and related inputs, and has also evaluated the various types of securities in its investment portfolio to determine an appropriate fair value hierarchy level based upon trading activity and the observability of market inputs. Most prices provided by third-party pricing services are classified into Level 2 because the inputs used in pricing the securities are market observable. Due to a general lack of transparency in the process that brokers use to develop prices, most valuations that are based on brokers’ prices are classified as Level 3. Some valuations may be classified as Level 2 if the price can be corroborated with observable market data.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements (continued)

Derivative Instruments, including embedded derivatives within investments
Derivative instruments are fair valued using pricing valuation models that utilize independent market data inputs, quoted market prices for exchange-traded derivatives, or independent broker quotations. Excluding embedded and reinsurance related derivatives, as of December 31, 2012 and 2011, 97% and 98%, respectively, of derivatives, based upon notional values, were priced by valuation models or quoted market prices. The remaining derivatives were priced by broker quotations. The derivatives are valued using mid-market level inputs that are predominantly observable in the market with the exception of the customized swap contracts that hedge guaranteed minimum withdrawal benefits (“GMWB”) liabilities. Inputs used to value derivatives include, but are not limited to, swap interest rates, foreign currency forward and spot rates, credit spreads and correlations, interest and equity volatility and equity index levels. For further discussion, see the Derivative Instruments, including embedded derivatives within the investments section in Note 6 of the Notes to Consolidated Financial Statements.
The Company performs various controls on derivative valuations which include both quantitative and qualitative analysis. Analyses are conducted by a dedicated derivative pricing team that works directly with investment sector professionals to analyze impacts of changes in the market environment and investigate variances. There is a monthly analysis to identify market value changes greater than pre-defined thresholds, stale prices, missing prices and zero prices. Also on a monthly basis, a second source validation, typically to broker quotations, is performed for certain of the more complex derivatives, as well as for all new deals during the month. A model validation review is performed on any new models, which typically includes detailed documentation and validation to a second source. The model validation documentation and results of validation are presented to the Valuation Committee for approval. There is a monthly control to review changes in pricing sources to ensure that new models are not moved to production until formally approved.
The Company utilizes derivative instruments to manage the risk associated with certain assets and liabilities. However, the derivative instrument may not be classified with the same fair value hierarchy level as the associated assets and liabilities. Therefore the realized and unrealized gains and losses on derivatives reported in Level 3 may not reflect the offsetting impact of the realized and unrealized gains and losses of the associated assets and liabilities.
Limited partnerships and other alternative investments
Limited partnerships and other alternative investments include hedge funds where investment company accounting has been applied to a wholly-owned fund of funds measured at fair value. These funds are fair valued using the net asset value per share or equivalent (“NAV”), as a practical expedient, calculated on a monthly basis and is the amount at which a unit or shareholder may redeem their investment, if redemption is allowed. Certain impediments to redemption include, but are not limited to the following: 1) redemption notice may be required and the notice period may be as long as 90 days, 2) redemption may be restricted (e.g. only be allowed on a quarter-end), 3) a holding period referred to as a lock-up may be imposed whereby an investor must hold their investment for a specified period of time before they can make a notice for redemption, 4) gating provisions may limit all redemptions in a given period to a percentage of the entities' equity interests, or may only allow an investor to redeem a portion of their investment at one time and 5) early redemption penalties may be imposed that are expressed as a percentage of the amount redeemed. The Company will assess impediments to redemption and current market conditions that will restrict the redemption at the end of the notice period. Any funds that are subject to significant liquidity restrictions are reported in Level 3; all others will be classified as Level 2.
Valuation Techniques and Inputs for Investments
Generally, the Company determines the estimated fair value of its AFS securities, fixed maturities, FVO, equity securities, trading, and short-term investments using the market approach. The income approach is used for securities priced using a pricing matrix, as well as for derivative instruments. Certain limited partnerships and other alternative investments are measured at fair value using a NAV as a practical expedient. For Level 1 investments, which are comprised of on-the-run U.S. Treasuries, exchange-traded equity securities, short-term investments, and exchange traded futures, option and swap contracts, valuations are based on observable inputs that reflect quoted prices for identical assets in active markets that the Company has the ability to access at the measurement date.
For most of the Company’s debt securities, the following inputs are typically used in the Company’s pricing methods: reported trades, benchmark yields, bids and/or estimated cash flows. For securities except U.S. Treasuries, inputs also include issuer spreads, which may consider credit default swaps. Derivative instruments are valued using mid-market inputs that are predominantly observable in the market.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements (continued)

A description of additional inputs used in the Company’s Level 2 and Level 3 measurements is listed below:

Level 2
The fair values of most of the Company’s Level 2 investments are determined by management after considering prices received from third party pricing services. These investments include most fixed maturities and preferred stocks, including those reported in separate account assets, as well as certain limited partnerships and other alternative investments.

•
ABS, CDOs, CMBS and RMBS — Primary inputs also include monthly payment information, collateral performance, which varies by vintage year and includes delinquency rates, collateral valuation loss severity rates, collateral refinancing assumptions, credit default swap indices and, for ABS and RMBS, estimated prepayment rates.

•	Corporates, including investment grade private placements — Primary inputs also include observations of credit default swap curves related to the issuer.

•	Foreign government/government agencies - Primary inputs also include observations of credit default swap curves related to the issuer and political events in emerging markets.

•	Municipals — Primary inputs also include Municipal Securities Rulemaking Board reported trades and material event notices, and issuer financial statements.

•	Short-term investments — Primary inputs also include material event notices and new issue money market rates.

•	Equity securities, trading — Consist of investments in mutual funds. Primary inputs include net asset values obtained from third party pricing services.

•	Credit derivatives — Significant inputs primarily include the swap yield curve and credit curves.

•	Foreign exchange derivatives — Significant inputs primarily include the swap yield curve, currency spot and forward rates, and cross currency basis curves.

•	Interest rate derivatives — Significant input is primarily the swap yield curve.

•	Limited partnerships and other alternative investments — Primary inputs include a NAV for investment companies with no redemption restrictions as reported on their U.S. GAAP financial statements.

Level 3
Most of the Company's securities classified as Level 3 include less liquid securities such as lower quality ABS, CMBS, commercial real estate ("CRE") CDOs and RMBS primarily backed by below-prime loans. Securities included in level 3 are primarily valued based on broker prices or broker spreads, without adjustments. Primary inputs for non-broker priced investments, including structured securities, are consistent with the typical inputs used in Level 2 measurements noted above, but are Level 3 due to their less liquid markets. Additionally, certain long-dated securities are priced based on third party pricing services, including municipal securities, foreign government/government agencies, bank loans and below investment grade private placement securities. Primary inputs for these long-dated securities are consistent with the typical inputs used in Level 1 and Level 2 measurements noted above, but include benchmark interest rate or credit spread assumptions that are not observable in the marketplace. Level 3 investments also include certain limited partnerships and other alternative investments measured at fair value where the Company does not have the ability to redeem the investment in the near-term at the NAV. Also included in Level 3 are certain derivative instruments that either have significant unobservable inputs or are valued based on broker quotations. Significant inputs for these derivative contracts primarily include the typical inputs used in the Level 1 and Level 2 measurements noted above, but also may include the following:

•	Credit derivatives — Significant unobservable inputs may include credit correlation and swap yield curve and credit curve extrapolation beyond observable limits.

•	Equity derivatives — Significant unobservable inputs may include equity volatility.

•	Interest rate contracts — Significant unobservable inputs may include swap yield curve extrapolation beyond observable limits and interest rate volatility.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements (continued)

Significant Unobservable Inputs for Level 3 Assets Measured at Fair Values
The following tables present information about significant unobservable inputs used in Level 3 assets measured at fair value.

	As of December 31, 2012
Securities				Unobservable Inputs
Assets accounted for at fair value on a recurring basis	Fair Value	Predominant Valuation Method	Significant Unobservable Input	Minimum	Maximum	Weighted Average [1]	Impact of Increase in Input on Fair Value [2]
CMBS	$859	Discounted cash flows	Spread (encompasses prepayment, default risk and loss severity)	320 bps	3,615 bps	1,031 bps	Decrease
Corporate [3]	1,371	Discounted cash flows	Spread	106 bps	900 bps	328 bps	Decrease
Municipal	227	Discounted cash flows	Spread	227 bps	344 bps	258 bps	Decrease
RMBS	1,373	Discounted cash flows	Spread	54 bps	1,689 bps	367 bps	Decrease
			Constant prepayment rate	—%	12.0%	2.0%	Decrease [4]
			Constant default rate	1.0%	24.0%	8.0%	Decrease
			Loss severity	—%	100.0%	80.0%	Decrease

[1]	The weighted average is determined based on the fair value of the securities.

[2]	Conversely, the impact of a decrease in input would have the opposite impact to the fair value as that presented in the table above.

[3]	Level 3 corporate securities excludes those for which the Company bases fair value on broker quotations as discussed below.

[4]	Decrease for above market rate coupons and increase for below market rate coupons.

	As of December 31, 2012
Freestanding Derivatives				Unobservable Inputs
	Fair Value	Predominant Valuation Method	Significant Unobservable Input	Minimum	Maximum	Impact of Increase in Input on Fair Value [1]
Equity derivatives
Equity options	$57	Option model	Equity volatility	13%	24%	Increase
Interest rate derivative
Interest rate swaps	(55)	Discounted cash flows	Swap curve beyond 30 years	2.8%	2.8%	Increase
Long interest rate swaptions	23	Option model	Interest rate volatility	—%	1%	Increase
U.S. GMWB hedging instruments
Equity options	281	Option model	Equity volatility	10%	31%	Increase
Customized swaps	238	Discounted cash flows	Equity volatility	10%	50%	Increase
U.S. macro hedge program
Equity options	286	Option model	Equity volatility	24%	43%	Increase
International program hedging
Equity options	26	Option model	Equity volatility	19%	27%	Increase
Long interest rate swaptions	42	Option model	Interest rate volatility	—%	1%	Increase

[1]
 Conversely, the impact of a decrease in input would have the opposite impact to the fair value as that presented in the table. Changes are based on long positions, unless otherwise noted. Changes in fair value will be inversely impacted for short positions.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements (continued)

Securities and derivatives for which the Company bases fair value on broker quotations predominately include ABS, CDOs, corporate, fixed maturities, FVO and certain credit derivatives. Due to the lack of transparency in the process brokers use to develop prices for these investments, the Company does not have access to the significant unobservable inputs brokers use to price these securities and derivatives. The Company believes however, the types of inputs brokers may use would likely be similar to those used to price securities and derivatives for which inputs are available to the Company, and therefore may include, but not be limited to, loss severity rates, constant prepayment rates, constant default rates and credit spreads. Therefore, similar to non broker priced securities and derivatives, generally, increases in these inputs would cause fair values to decrease. For the year ended December 31, 2012, no significant adjustments were made by the Company to broker prices received.
Excluded from the tables above are limited partnerships and other alternative investments which total $314 of level 3 assets measured at fair value. The predominant valuation method uses a NAV calculated on a monthly basis and represents funds where the Company does not have the ability to redeem the investment in the near-term at that NAV, including an assessment of the investee's liquidity.
Product Derivatives
The Company formerly offered certain variable annuity products with GMWB riders in the U.S., U.K. and Japan. The GMWB provides the policyholder with a guaranteed remaining balance ("GRB") if the account value is reduced to zero through a combination of market declines and withdrawals. The GRB is generally equal to premiums less withdrawals. Certain contract provisions can increase the GRB at contractholder election or after the passage of time. The GMWB represents an embedded derivative in the variable annuity contract. When it is determined that (1) the embedded derivative possesses economic characteristics that are not clearly and closely related to the economic characteristics of the host contract, and (2) a separate instrument with the same terms would qualify as a derivative instrument, the embedded derivative is bifurcated from the host for measurement purposes. The embedded derivative is carried at fair value, with changes in fair value reported in net realized capital gains and losses. The Company’s GMWB liability is reported in other policyholder funds and benefits payable in the Consolidated Balance Sheets. The notional value of the embedded derivative is the GRB.
In valuing the embedded derivative, the Company attributes to the derivative a portion of the expected fees to be collected over the expected life of the contract from the contract holder equal to the present value of future GMWB claims (the “Attributed Fees”). The excess of fees collected from the contract holder in the current period over the current period’s Attributed Fees are associated with the host variable annuity contract and reported in fee income.
U.S. GMWB Reinsurance Derivative
The Company has reinsurance arrangements in place to transfer a portion of its risk of loss due to GMWB. These arrangements are recognized as derivatives and carried at fair value in reinsurance recoverables. Changes in the fair value of the reinsurance agreements are reported in net realized capital gains and losses.
The fair value of the U.S. GMWB reinsurance derivative is calculated as an aggregation of the components described in the Living Benefits Required to be Fair Valued discussion below and is modeled using significant unobservable policyholder behavior inputs, identical to those used in calculating the underlying liability, such as lapses, fund selection, resets and withdrawal utilization and risk margins.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements (continued)

Separate Account Assets
Separate account assets are primarily invested in mutual funds. Other separate account assets include fixed maturities, limited partnerships, equity securities, short-term investments and derivatives that are valued in the same manner, and using the same pricing sources and inputs, as those investments held by the Company. Separate account assets classified as Level 3 primarily include limited partnerships in which fair value represents the separate account's share of the fair value of the equity in the investment ("net asset value") and are classified in level 3 based on the Company's ability to redeem its investments.
Living Benefits Required to be Fair Valued (in Other Policyholder Funds and Benefits Payable)
Living benefits required to be fair valued include U.S. GMWB, international GMWB and international other guaranteed living benefits.
Fair values for GMWB and guaranteed minimum accumulation benefit (“GMAB”) contracts are calculated using the income approach based upon internally developed models because active, observable markets do not exist for those items. The fair value of the Company’s guaranteed benefit liabilities, classified as embedded derivatives, and the related reinsurance and customized freestanding derivatives is calculated as an aggregation of the following components: Best Estimate Claim Payments; Credit Standing Adjustment; and Margins. The resulting aggregation is reconciled or calibrated, if necessary, to market information that is, or may be, available to the Company, but may not be observable by other market participants, including reinsurance discussions and transactions. The Company believes the aggregation of these components, as necessary and as reconciled or calibrated to the market information available to the Company, results in an amount that the Company would be required to transfer or receive, for an asset, to or from market participants in an active liquid market, if one existed, for those market participants to assume the risks associated with the guaranteed minimum benefits and the related reinsurance and customized derivatives. The fair value is likely to materially diverge from the ultimate settlement of the liability as the Company believes settlement will be based on our best estimate assumptions rather than those best estimate assumptions plus risk margins. In the absence of any transfer of the guaranteed benefit liability to a third party, the release of risk margins is likely to be reflected as realized gains in future periods’ net income. Each component described below is unobservable in the marketplace and require subjectivity by the Company in determining their value.
Oversight of the Company's valuation policies and processes for product and U.S. GMWB reinsurance derivatives is performed by a multidisciplinary group comprised of finance, actuarial and risk management professionals. This multidisciplinary group reviews and approves changes and enhancements to the Company's valuation model as well as associated controls.
Best Estimate
Claim Payments
The Best Estimate Claim Payments is calculated based on actuarial and capital market assumptions related to projected cash flows, including the present value of benefits and related contract charges, over the lives of the contracts, incorporating expectations concerning policyholder behavior such as lapses, fund selection, resets and withdrawal utilization. For the customized derivatives, policyholder behavior is prescribed in the derivative contract. Because of the dynamic and complex nature of these cash flows, best estimate assumptions and a Monte Carlo stochastic process is used in valuation. The Monte Carlo stochastic process involves the generation of thousands of scenarios that assume risk neutral returns consistent with swap rates and a blend of observable implied index volatility levels. Estimating these cash flows involves numerous estimates and subjective judgments regarding a number of variables —including expected market rates of return, market volatility, correlations of market index returns to funds, fund performance, discount rates and assumptions about policyholder behavior which emerge over time.
At each valuation date, the Company assumes expected returns based on:

•	risk-free rates as represented by the euro dollar futures, LIBOR deposits and swap rates to derive forward curve rates;

•	market implied volatility assumptions for each underlying index based primarily on a blend of observed market “implied volatility” data;

•	correlations of historical returns across underlying well known market indices based on actual observed returns over the ten years preceding the valuation date; and

•	three years of history for fund indexes compared to separate account fund regression.
On a daily basis, the Company updates capital market assumptions used in the GMWB liability model such as interest rates, equity indices and the blend of implied equity index volatilities. The Company monitors various aspects of policyholder behavior and may modify certain of its assumptions, including living benefit lapses and withdrawal rates, if credible emerging data indicates that changes are warranted. In addition, the Company will continue to evaluate policyholder behavior assumptions as we begin to implement initiatives to reduce the size of the variable annuity business. At a minimum, all policyholder behavior assumptions are reviewed and updated, as appropriate, in conjunction with the completion of the Company’s comprehensive study to refine its estimate of future gross profits during the third quarter of each year.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements (continued)

Credit Standing Adjustment
This assumption makes an adjustment that market participants would make, in determining fair value, to reflect the risk that guaranteed benefit obligations or the GMWB reinsurance recoverables will not be fulfilled (“nonperformance risk”). The Company incorporates a blend of observable Company and reinsurer credit default spreads from capital markets, adjusted for market recoverability. The credit standing adjustment assumption, net of reinsurance, resulted in pre-tax realized gains (losses) of $(69), $55 and $(10), for the years ended December 31, 2012, 2011 and 2010, respectively. As of December 31, 2012 and 2011 the credit standing adjustment was $12 and $80, respectively.
Margins
The behavior risk margin adds a margin that market participants would require, in determining fair value, for the risk that the Company’s assumptions about policyholder behavior could differ from actual experience. The behavior risk margin is calculated by taking the difference between adverse policyholder behavior assumptions and best estimate assumptions.
Assumption updates, including policyholder behavior assumptions, affected best estimates and margins for total pre-tax realized gains of $274, $52 and $159 for the years ended December 31, 2012, 2011 and 2010, respectively. As of December 31, 2012 and 2011 the behavior risk margin was $302 and $419, respectively.
In addition to the non-market-based updates described above, the Company recognized non-market-based updates driven by the relative outperformance (underperformance) of the underlying actively managed funds as compared to their respective indices resulting in pre-tax realized gains (losses) of approximately $106, $(72) and $104 for the years ended December 31, 2012, 2011 and 2010, respectively.
Significant unobservable inputs used in the fair value measurement of living benefits required to be fair valued and the U.S. GMWB reinsurance derivative are withdrawal utilization and withdrawal rates, lapse rates, reset elections and equity volatility. The following table provides quantitative information about the significant unobservable inputs and is applicable to all of the Living Benefits Required to be Fair Valued and the U.S. GMWB Reinsurance Derivative. Significant increases in any of the significant unobservable inputs, in isolation, will generally have an increase or decrease correlation with the fair value measurement, as shown in the table.

Significant Unobservable Input	Unobservable Inputs (Minimum)	Unobservable Inputs (Maximum)	Impact of Increase in Input on Fair Value Measurement [1]
Withdrawal Utilization[2]	20%	100%	Increase
Withdrawal Rates [2]	—%	8%	Increase
Lapse Rates [3]	—%	75%	Decrease
Reset Elections [4]	20%	75%	Increase
Equity Volatility [5]	10%	50%	Increase

[1]	Conversely, the impact of a decrease in input would have the opposite impact to the fair value as that presented in the table.

[2]	Ranges represent assumed cumulative percentages of policyholders taking withdrawals and the annual amounts withdrawn.

[3]	Range represents assumed annual percentages of full surrender of the underlying variable annuity contracts across all policy durations for in force business.

[4]	Range represents assumed cumulative percentages of policyholders that would elect to reset their guaranteed benefit base.

[5]	Range represents implied market volatilities for equity indices based on multiple pricing sources.

Generally a change in withdrawal utilization assumptions would be accompanied by a directionally opposite change in lapse rate assumptions, as the behavior of policyholders that utilize GMWB or GMAB riders is typically different from policyholders that do not utilize these riders.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements (continued)

Assets and Liabilities Measured at Fair Value on a Recurring Basis Using Significant Unobservable Inputs (Level 3)
The tables below provide fair value roll-forwards for the years ended December 31, 2012 and 2011, for the financial instruments classified as Level 3.
For the year ended December 31, 2012

	Fixed Maturities, AFS
Assets	ABS	CDOs	CMBS	Corporate	Foreign govt./govt. agencies	Municipal	RMBS	Total Fixed Maturities, AFS	Fixed Maturities, FVO
Fair value as of January 1, 2012	$361	$368	$588	$2,255	$49	$437	$1,063	$5,121	$495
Total realized/unrealized gains (losses)
Included in net income [1], [2], [6]	(2)	(20)	(83)	3	—	(5)	(55)	(162)	109
Included in OCI [3]	49	163	152	(46)	2	41	315	676	—
Purchases	36	—	21	264	23	293	446	1,083	1
Settlements	(63)	(47)	(160)	(157)	(4)	—	(151)	(582)	(1)
Sales	(37)	(3)	(210)	(114)	(19)	(96)	(207)	(686)	(391)
Transfers into Level 3 [4]	13	483	666	775	5	25	1	1,968	1
Transfers out of Level 3 [4]	(79)	—	(115)	(979)	—	(468)	(39)	(1,680)	—
Fair value as of December 31, 2012	$278	$944	$859	$2,001	$56	$227	$1,373	$5,738	$214
Changes in unrealized gains (losses) included in net income related to financial instruments still held at December 31, 2012 [2] [7]	$(5)	$(12)	$(46)	$(7)	$—	$(5)	$(12)	$(87)	$(4)

		Freestanding Derivatives [5]
Assets (Liabilities)	Equity Securities, AFS	Credit	Equity	Interest Rate	U.S. GMWB Hedging	U.S. Macro Hedge Program	Intl. Program Hedging	Other Contracts	Total Free- Standing Derivatives [5]
Fair value as of January 1, 2012	$93	$(561)	$40	$(58)	$883	$357	$35	$28	$724
Total realized/unrealized gains (losses)
Included in net income [1], [2], [6]	8	195	(40)	(9)	(429)	(323)	(21)	(5)	(632)
Included in OCI [3]	(5)	—	—	2	—	—	—	—	2
Purchases	21	—	76	1	55	252	(58)	—	326
Settlements	—	371	(19)	—	(13)	—	104	—	443
Sales	(33)	—	—	—	—	—	—	—	—
Transfers out of Level 3 [4]	—	(1)	—	32	23	—	8	—	62
Fair value as of December 31, 2012	$84	$4	$57	$(32)	$519	$286	$68	$23	$925
Changes in unrealized gains (losses) included in net income related to financial instruments still held at December 31, 2012 [2] [7]	$5	$146	$(15)	$(12)	$(425)	$(322)	$(5)	$(4)	$(637)

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements (continued)

Assets	Limited Partnerships and Other Alternative Investments	Reinsurance Recoverable for U.S. GMWB	Separate Accounts
Fair value as of January 1, 2012	$—	$443	$1,031
Total realized/unrealized gains (losses)
Included in net income [1], [2], [6]	(1)	(280)	37
Purchases	55	—	252
Settlements	—	28	(1)
Sales	—	—	(476)
Transfers into Level 3 [4]	260	—	443
Transfers out of Level 3 [4]	—	—	(703)
Fair value as of December 31, 2012	$314	$191	$583
Changes in unrealized gains (losses) included in net income related to financial instruments still held at December 31, 2012 [2] [7]	$(1)	$(280)	$28

	Other Policyholder Funds and Benefits Payable
Liabilities	U.S. Guaranteed Withdrawal Benefits	International Guaranteed Living Benefits	International Other Living Benefits	Equity Linked Notes	Total Other Policyholder Funds and Benefits Payable	Other Liabilities	Consumer Notes
Fair value as of January 1, 2012	$(2,538)	$(66)	$(5)	$(9)	$(2,618)	$(9)	$(4)
Total realized/unrealized gains (losses)
Included in net income [1], [2], [6]	1,430	26	11	2	1,469	(34)	2
Settlements [8]	(141)	(10)	(4)	—	(155)	43	—
Fair value as of December 31, 2012	$(1,249)	$(50)	$2	$(7)	$(1,304)	$—	$(2)
Changes in unrealized gains (losses) included in net income related to financial instruments still held at December 31, 2012 [2] [7]	$1,430	$26	$11	$2	$1,469	$—	$2

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements (continued)

For the year ended December 31, 2011

	Fixed Maturities, AFS
Assets	ABS	CDOs	CMBS	Corporate	Foreign govt./govt. agencies	Municipal	RMBS	Total Fixed Maturities, AFS	Fixed Maturities, FVO
Fair value as of January 1, 2011	$477	$2,581	$689	$2,129	$56	$272	$1,285	$7,489	$522
Total realized/unrealized gains (losses)
Included in net income [1], [2], [6]	(27)	(41)	11	(40)	—	—	(21)	(118)	22
Included in OCI [3]	22	126	52	(31)	1	48	3	221	—
Purchases	58	—	29	108	3	131	25	354	—
Settlements	(37)	(151)	(86)	(121)	(4)	—	(135)	(534)	(3)
Sales	(10)	(66)	(317)	(162)	(7)	(2)	(16)	(580)	(42)
Transfers into Level 3 [4]	82	30	268	774	39	4	82	1,279	—
Transfers out of Level 3 [4]	(204)	(2,111)	(58)	(402)	(39)	(16)	(160)	(2,990)	(4)
Fair value as of December 31, 2011	$361	$368	$588	$2,255	$49	$437	$1,063	$5,121	$495
Changes in unrealized gains (losses) included in net income related to financial instruments still held at December 31, 2011 [2] [7]	$(16)	$(41)	$(17)	$(17)	$—	$—	$(15)	$(106)	$19

		Freestanding Derivatives [5]
Assets (Liabilities)	Equity Securities, AFS	Credit	Equity	Interest Rate	U.S. GMWB Hedging	U.S. Macro Hedge Program	Intl. Program Hedging	Other Contracts	Total Free- Standing Derivatives [5]
Fair value as of January 1, 2011	$154	$(390)	$4	$(53)	$600	$203	$5	$32	$401
Total realized/unrealized gains (losses)
Included in net income [1], [2], [6]	(12)	(170)	(9)	(21)	279	(128)	(3)	(4)	(56)
Included in OCI [3]	(4)	—	—	—	—	—	—	—	—
Purchases	39	1	45	64	23	347	33	—	513
Settlements	—	(2)	—	(48)	(19)	(65)	—	—	(134)
Sales	(10)	—	—	—	—	—	—	—	—
Transfers into Level 3 [4]	7	—	—	—	—	—	—	—	—
Transfers out of Level 3 [4]	(81)	—	—	—	—	—	—	—	—
Fair value as of December 31, 2011	$93	$(561)	$40	$(58)	$883	$357	$35	$28	$724
Changes in unrealized gains (losses) included in net income related to financial instruments still held at December 31, 2011 [2] [7]	$(10)	$(163)	$(8)	$(19)	$278	$(107)	$(5)	$(4)	$(28)

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements (continued)

Assets	Reinsurance Recoverable for U.S. GMWB	Separate Accounts
Fair value as of January 1, 2011	$280	$1,247
Total realized/unrealized gains (losses)
Included in net income [1], [2], [6]	131	25
Included in OCI [3]	—	—
Purchases	—	292
Settlements	32	—
Sales	—	(171)
Transfers into Level 3 [4]	—	14
Transfers out of Level 3 [4]	—	(376)
Fair value as of December 31, 2011	$443	$1,031
Changes in unrealized gains (losses) included in net income related to financial instruments still held at December 31, 2011 [2] [7]	$131	$(1)

	Other Policyholder Funds and Benefits Payable
Liabilities	U.S. Guaranteed Withdrawal Benefits	International Guaranteed Living Benefits	International Other Living Benefits	Equity Linked Notes	Total Other Policyholder Funds and Benefits Payable	Other Liabilities	Consumer Notes
Fair value as of January 1, 2011	$(1,611)	$(36)	$3	$(9)	$(1,653)	$(37)	$(5)
Total realized/unrealized gains (losses)
Included in net income [1], [2], [6]	(780)	(21)	(4)	—	(805)	28	1
Included in OCI [3]	—	—	—	—	—	—	—
Settlements	(147)	(9)	(4)	—	(160)	—	—
Fair value as of December 31, 2011	$(2,538)	$(66)	$(5)	$(9)	$(2,618)	$(9)	$(4)
Changes in unrealized gains (losses) included in net income related to financial instruments still held at December 31, 2011 [2] [7]	$(780)	$(21)	$(4)	$—	$(805)	$28	$1

[1]
The Company classifies gains and losses on GMWB reinsurance derivatives and Guaranteed Living Benefit embedded derivatives as unrealized gains (losses) for purposes of disclosure in this table because it is impracticable to track on a contract-by-contract basis the realized gains (losses) for these derivatives and embedded derivatives.

[2]
All amounts in these rows are reported in net realized capital gains/losses. The realized/unrealized gains (losses) included in net income for separate account assets are offset by an equal amount for separate account liabilities, which results in a net zero impact on net income for the Company. All amounts are before income taxes and amortization DAC.

[3]	All amounts are before income taxes and amortization of DAC.

[4]	Transfers in and/or (out) of Level 3 are primarily attributable to the availability of market observable information and the re-evaluation of the observability of pricing inputs.

[5]	Derivative instruments are reported in this table on a net basis for asset/(liability) positions and reported in the Consolidated Balance Sheet in other investments and other liabilities.

[6]	Includes both market and non-market impacts in deriving realized and unrealized gains (losses).

[7]	Amounts presented are for Level 3 only and therefore may not agree to other disclosures included herein.

[8]
Settlements of other liabilities reflect the removal of liabilities carried at fair value upon the deconsolidation of a variable interest entity. See note 6, Investments and Derivative Instruments for additional information.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements (continued)

Fair Value Option
The Company holds fair value option investments that contain an embedded credit derivative with underlying credit risk primarily related to commercial real estate. Also included are foreign government securities that align with the accounting for yen-based fixed annuity liabilities, which are adjusted for changes in spot rates through realized gains and losses. Similar to other fixed maturities, income earned from these securities is recorded in net investment income. Changes in the fair value of these securities are recorded in net realized capital gains and losses.
In 2012, the Company disposed of substantially all of its interest in a consolidated VIE, resulting in its deconsolidation. See Note 6, Investments and Derivative Instruments, for additional information related to the deconsolidation of this VIE. The Company previously elected the fair value option for this consolidated VIE in order to apply a consistent accounting model for the VIE’s assets and liabilities. The VIE is an investment vehicle that holds high quality investments, derivative instruments that reference third-party corporate credit and issues notes to investors that reflect the credit characteristics of the high quality investments and derivative instruments. The risks and rewards associated with the assets of the VIE inure to the investors. The investors have no recourse against the Company. As a result, there was no adjustment to the market value of the notes for the Company’s own credit risk.
The Company elected the fair value option for consolidated VIE investment funds that were established in 2012. The Company elected the fair value option in order to report investments of consolidated investment companies at fair value with changes in the fair value of these securities recognized in net realized capital gains and losses, consistent with Investment Company accounting. The investment funds hold fixed income securities and the Company has management and control of the funds as well as a significant ownership interest.
The following table presents the changes in fair value of those assets and liabilities accounted for using the fair value option reported in net realized capital gains and losses in the Company’s Consolidated Statements of Operations.

	For the years ended December 31,
	2012	2011
Assets
Fixed maturities, FVO
Corporate	13	10
CRE CDOs	63	(33)
CMBS bonds	(2)	—
Foreign government	(86)	45
RMBS	5	—
Other liabilities
Credit-linked notes	(34)	28
Total realized capital gains (losses)	$(41)	$50
The following table presents the fair value of assets and liabilities accounted for using the fair value option included in the Company’s Consolidated Balance Sheets.

	As of December 31,
	2012	2011
Assets
Fixed maturities, FVO
ABS	$—	$65
CRE CDOs	205	225
CMBS	5	—
Corporate	140	272
Foreign government	730	766
U.S. government	2	—
Municipals	1	—
RMBS	4	—
Total fixed maturities, FVO	$1,087	$1,328
Other liabilities
Credit-linked notes [1]	$—	$9
[1] As of December 31, 2011, the outstanding principal balance of the notes was $243.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
5. Fair Value Measurements (continued)

Financial Instruments Not Carried at Fair Value
The following table presents carrying amounts and fair values of The Hartford’s financial instruments not carried at fair value and not included in the above fair value discussion as of December 31, 2012 and 2011.

		December 31, 2012		December 31, 2011
	Fair Value Hierarchy Level	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets
Policy loans	Level 3	$1,997	$2,165	$2,001	$2,153
Mortgage loans	Level 3	6,711	6,933	5,728	5,977
Liabilities
Other policyholder funds and benefits payable [1]	Level 3	$9,558	$9,910	$10,343	$11,238
Senior notes [2]	Level 2	5,706	7,071	4,481	4,623
Junior subordinated debentures [2]	Level 2	1,100	1,265	500	498
Private placement junior subordinated debentures [2]	Level 3	—	—	1,235	1,932
Consumer notes [3]	Level 3	159	159	310	305

[1]	Excludes guarantees on variable annuities, group accident and health and universal life insurance contracts, including corporate owned life insurance.

[2]	Included in long-term debt in the Consolidated Balance Sheets, except for current maturities, which are included in short-term debt.

[3]	Excludes amounts carried at fair value and included in preceding disclosures.

The Company has not made any changes in its valuation methodologies for the following assets and liabilities during the years ended December 31, 2012 or December 31, 2011.

•	Fair value for policy loans and consumer notes were estimated using discounted cash flow calculations using current interest rates adjusted for estimated loan durations.

•
Fair values for mortgage loans were estimated using discounted cash flow calculations based on current lending rates for similar type loans. Current lending rates reflect changes in credit spreads and the remaining terms of the loans.

•
Fair values for other policyholder funds and benefits payable, not carried at fair value, are estimated based on the cash surrender values of the underlying policies or by estimating future cash flows discounted at current interest rates adjusted for credit risk.

•
Fair values for senior notes and junior subordinated debentures are determined using the market approach based on reported trades, benchmark interest rates and issuer spread for the Company which may consider credit default swaps.

•	Fair values for private placement junior subordinated debentures are based primarily on market quotations from independent third party brokers.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

6. Investments and Derivative Instruments

Net Investment Income (Loss)

	For the years ended December 31,
(Before-tax)	2012	2011	2010
Fixed maturities [1]	$3,352	$3,382	$3,478
Equity securities, AFS	37	36	53
Mortgage loans	337	281	260
Policy loans	119	131	132
Limited partnerships and other alternative investments	196	243	216
Other investments [2]	297	305	330
Investment expenses	(111)	(115)	(115)
Total securities AFS and other	4,227	4,263	4,354
Equity securities, trading	4,364	(1,345)	(1,012)
Total net investment income (loss)	$8,591	$2,918	$3,342

[1]	Includes net investment income on short-term investments.

[2]	Includes income from derivatives that qualify for hedge accounting and hedge fixed maturities.
The net unrealized gain (loss) on equity securities, trading, included in net investment income during the years ended December 31, 2012, 2011 and 2010, was $4.5 billion, $(1.3) billion and $(223), respectively, substantially all of which have corresponding amounts credited to policyholders. These amounts were not included in gross unrealized gains (losses).
Net Realized Capital Gains (Losses)

	For the years ended December 31,
(Before-tax)	2012	2011	2010
Gross gains on sales	$821	$687	$832
Gross losses on sales	(440)	(384)	(522)
Net OTTI losses recognized in earnings [1]	(349)	(174)	(434)
Valuation allowances on mortgage loans	14	24	(154)
Japanese fixed annuity contract hedges, net [2]	(36)	3	27
Periodic net coupon settlements on credit derivatives/Japan	(10)	(10)	(17)
Results of variable annuity hedge program
GMWB derivatives, net	519	(397)	89
U.S. macro hedge program	(340)	(216)	(445)
Total U.S. program	179	(613)	(356)
International program	(1,467)	691	23
Total results of variable annuity hedge program	(1,288)	78	(333)
Other, net [3]	544	(450)	10
Net realized capital gains (losses)	$(744)	$(226)	$(591)
[1] Includes $177 of intent-to-sell impairments relating to the sales of the Retirement Plans and Individual Life businesses.
[2] Relates to the Japanese fixed annuity products (adjustment of product liability for changes in spot currency exchange rates, related derivative hedging instruments, excluding net period coupon settlements, and Japan FVO securities).
[3] Primarily consists of non-qualifying derivatives, transactional foreign currency re-valuation associated with the internal reinsurance of the Japan variable annuity business, which is offset in AOCI, and Japan 3Win related foreign currency swaps.

Net realized capital gains and losses from investment sales, after deducting the life and pension policyholders' share for certain products, are reported as a component of revenues and are determined on a specific identification basis. Gross gains and losses on sales and impairments previously reported as unrealized gains or (losses) in AOCI were $32, $129 and $(124) for the years ended December 31, 2012, 2011 and 2010, respectively.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
6. Investments and Derivative Instruments (continued)

Sales of Available-for-Sale Securities

	For the years ended December 31,
	2012	2011	2010
Fixed maturities, AFS
Sale proceeds	$41,442	$36,956	$46,482
Gross gains	845	617	706
Gross losses	(416)	(381)	(452)
Equity securities, AFS
Sale proceeds	$295	$239	$325
Gross gains	34	59	24
Gross losses	(20)	—	(16)
Sales of AFS securities in 2012 were the result of the reinvestment into spread product well-positioned for modest economic growth, as well as the purposeful reduction of certain exposures.
Other-Than-Temporary Impairment Losses
The following table presents a roll-forward of the Company’s cumulative credit impairments on debt securities held as of December 31, 2012, 2011 and 2010.

	For the years ended December 31,
(Before-tax)	2012	2011	2010
Balance as of beginning of period	$(1,676)	$(2,072)	$(2,200)
Additions for credit impairments recognized on [1]:
Securities not previously impaired	(28)	(56)	(211)
Securities previously impaired	(20)	(69)	(161)
Reductions for credit impairments previously recognized on:
Securities that matured or were sold during the period	700	505	468
Securities due to an increase in expected cash flows	11	16	32
Balance as of end of period	$(1,013)	$(1,676)	$(2,072)
[1] These additions are included in the net OTTI losses recognized in earnings in the Consolidated Statements of Operations.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
6. Investments and Derivative Instruments (continued)

Available-for-Sale Securities
The following table presents the Company’s AFS securities by type.

	December 31, 2012					December 31, 2011
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Non- Credit OTTI [1]	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Non- Credit OTTI [1]
ABS	$2,883	$63	$(183)	$2,763	$(4)	$3,430	$55	$(332)	$3,153	$(7)
CDOs [2]	3,170	60	(159)	3,040	(14)	2,819	16	(348)	2,487	(44)
CMBS	6,083	417	(179)	6,321	(11)	7,192	271	(512)	6,951	(31)
Corporate [2]	39,694	4,631	(276)	44,049	(19)	41,161	3,661	(739)	44,011	—
Foreign govt./govt. agencies	3,985	191	(40)	4,136	—	2,030	141	(10)	2,161	—
Municipal	13,001	1,379	(19)	14,361	—	12,557	775	(72)	13,260	—
RMBS	7,318	295	(133)	7,480	(32)	5,961	252	(456)	5,757	(105)
U.S. Treasuries	3,613	175	(16)	3,772	—	3,828	203	(2)	4,029	—
Total fixed maturities, AFS	79,747	7,211	(1,005)	85,922	(80)	78,978	5,374	(2,471)	81,809	(187)
Equity securities, AFS	866	81	(57)	890	—	1,056	68	(203)	921	—
Total AFS securities [3]	$80,613	$7,292	$(1,062)	$86,812	$(80)	$80,034	$5,442	$(2,674)	$82,730	$(187)
[1] Represents the amount of cumulative non-credit OTTI losses recognized in OCI on securities that also had credit impairments. These losses are included in gross unrealized losses as of December 31, 2012 and 2011.
[2] Gross unrealized gains (losses) exclude the fair value of bifurcated embedded derivative features of certain securities. Subsequent changes in value will be recorded in net realized capital gains (losses).
[3] Includes fixed maturities, AFS and equity securities, AFS relating to the sales of the Retirement Plans and Individual Life businesses; see Note 2 - Business Dispositions of the Notes to Consolidated Financial Statements for further discussion of this transaction.

The following table presents the Company’s fixed maturities, AFS, by contractual maturity year.

	December 31, 2012
Contractual Maturity	Amortized Cost	Fair Value
One year or less	$1,689	$1,710
Over one year through five years	14,664	15,556
Over five years through ten years	15,542	17,038
Over ten years	28,398	32,014
Subtotal	60,293	66,318
Mortgage-backed and asset-backed securities	19,454	19,604
Total fixed maturities, AFS [1]	$79,747	$85,922
[1] Includes fixed maturities, AFS relating to the sales of the Retirement Plans and Individual Life businesses; see Note 2 - Business Dispositions of the Notes to Consolidated Financial Statements for further discussion of this transaction.
Estimated maturities may differ from contractual maturities due to security call or prepayment provisions. Due to the potential for variability in payment spreads (i.e. prepayments or extensions), mortgage-backed and asset-backed securities are not categorized by contractual maturity.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
6. Investments and Derivative Instruments (continued)

Concentration of Credit Risk
The Company aims to maintain a diversified investment portfolio including issuer, sector and geographic stratification, where applicable, and has established certain exposure limits, diversification standards and review procedures to mitigate credit risk.
As of December 31, 2012, the Company's only exposure to any credit concentration risk of a single issuer greater than 10% of the Company's stockholders' equity, other than the U.S. government and certain U.S. government securities, was the Government of Japan, which represents $2.7 billion, or 12% of stockholders' equity, and 2% of total invested assets. As of December 31, 2011, the Company was not exposed to any concentration of credit risk of a single issuer greater than 10% of the Company’s stockholders’ equity other than U.S. government and certain U.S. government agencies. As of December 31, 2012, other than U.S. government and certain U.S. government agencies, the Company’s three largest exposures by issuer were the Government of Japan, State of California, and National Grid PLC. which each comprised less than 3% of total invested assets. As of December 31, 2011, other than U.S. government and certain U.S. government agencies, the Company’s three largest exposures by issuer were the Government of Japan, Government of the United Kingdom and AT&T Inc. which each comprised less than 0.8% of total invested assets.
The Company’s three largest exposures by sector as of December 31, 2012 were municipal investments, utilities, and financial services which comprised approximately 7%, 6% and 5%, respectively, of total invested assets. The Company’s three largest exposures by sector as of December 31, 2011 were commercial real estate, municipal investments and U.S. Treasuries which comprised approximately 10%, 10% and 7%, respectively, of total invested assets.
Security Unrealized Loss Aging
The following tables present the Company’s unrealized loss aging for AFS securities by type and length of time the security was in a continuous unrealized loss position.

	December 31, 2012
	Less Than 12 Months			12 Months or More			Total
	Amortized Cost	Fair Value	Unrealized Losses	Amortized Cost	Fair Value	Unrealized Losses	Amortized Cost	Fair Value	Unrealized Losses
ABS	$163	$161	$(2)	$886	$705	$(181)	$1,049	$866	$(183)
CDOs [1]	5	4	(1)	2,567	2,389	(158)	2,572	2,393	(159)
CMBS	339	322	(17)	1,248	1,086	(162)	1,587	1,408	(179)
Corporate	1,261	1,218	(43)	1,823	1,590	(233)	3,084	2,808	(276)
Foreign govt./govt. agencies	1,380	1,343	(37)	20	17	(3)	1,400	1,360	(40)
Municipal	271	265	(6)	157	144	(13)	428	409	(19)
RMBS	910	908	(2)	869	738	(131)	1,779	1,646	(133)
U.S. Treasuries	583	567	(16)	—	—	—	583	567	(16)
Total fixed maturities, AFS	4,912	4,788	(124)	7,570	6,669	(881)	12,482	11,457	(1,005)
Equity securities, AFS	69	67	(2)	280	225	(55)	349	292	(57)
Total securities in an unrealized loss	$4,981	$4,855	$(126)	$7,850	$6,894	$(936)	$12,831	$11,749	$(1,062)

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
6. Investments and Derivative Instruments (continued)

	December 31, 2011
	Less Than 12 Months			12 Months or More			Total
	Amortized Cost	Fair Value	Unrealized Losses	Amortized Cost	Fair Value	Unrealized Losses	Amortized Cost	Fair Value	Unrealized Losses
ABS	$629	$594	$(35)	$1,169	$872	$(297)	$1,798	$1,466	$(332)
CDOs [1]	81	59	(22)	2,709	2,383	(326)	2,790	2,442	(348)
CMBS	1,297	1,194	(103)	2,144	1,735	(409)	3,441	2,929	(512)
Corporate	4,388	4,219	(169)	3,268	2,627	(570)	7,656	6,846	(739)
Foreign govt./govt. agencies	218	212	(6)	51	47	(4)	269	259	(10)
Municipal	299	294	(5)	627	560	(67)	926	854	(72)
RMBS	415	330	(85)	1,206	835	(371)	1,621	1,165	(456)
U.S. Treasuries	343	341	(2)	—	—	—	343	341	(2)
Total fixed maturities, AFS	7,670	7,243	(427)	11,174	9,059	(2,044)	18,844	16,302	(2,471)
Equity securities, AFS	167	138	(29)	439	265	(174)	606	403	(203)
Total securities in an unrealized loss	$7,837	$7,381	$(456)	$11,613	$9,324	$(2,218)	$19,450	$16,705	$(2,674)
[1] Unrealized losses exclude the change in fair value of bifurcated embedded derivative features of certain securities. Subsequent changes in fair value are recorded in net realized capital gains (losses).
As of December 31, 2012, AFS securities in an unrealized loss position, comprised of 2,011 securities, primarily related to corporate securities within the financial services sector, ABS, CMBS, CDOs, and RMBS which have experienced price deterioration. As of December 31, 2012, 86% of these securities were depressed less than 20% of cost or amortized cost. The decline in the total unrealized loss of $1.6 billion in 2012 was primarily attributable to credit spread tightening and a decline in interest rates.
Most of the securities depressed for twelve months or more relate to structured securities with exposure to commercial and residential real estate, ABS backed by student loans, as well as certain floating rate corporate securities or those securities with greater than 10 years to maturity, concentrated in the financial services sector. Current market spreads continue to be significantly wider for structured securities with exposure to commercial and residential real estate, as compared to spreads at the security’s respective purchase date, largely due to the economic and market uncertainties regarding future performance of commercial and residential real estate. In addition, the majority of securities have a floating-rate coupon referenced to a market index where rates have declined substantially. In addition equity securities include investment grade perpetual preferred securities that contain "debt-like" characteristics where the decline in fair value is not attributable to issuer-specific credit deterioration, none of which have, nor are expected to, miss a periodic dividend payment. These securities have been depressed due to the securities' floating-rate coupon in the current low interest rate environment, general market credit spread widening since the date of purchase and the long-dated nature of the securities. The Company neither has an intention to sell nor does it expect to be required to sell the securities outlined above.
Mortgage Loans

	December 31, 2012			December 31, 2011
	Amortized Cost [1]	Valuation Allowance	Carrying Value	Amortized Cost [1]	Valuation Allowance	Carrying Value
Commercial	$6,779	$(68)	$6,711	$5,830	$(102)	$5,728
Total mortgage loans [2]	$6,779	$(68)	$6,711	$5,830	$(102)	$5,728
[1] Amortized cost represents carrying value prior to valuation allowances, if any.
[2] Includes commercial mortgage loans relating to the sales of the Retirement Plans and Individual Life businesses; see Note 2 - Business Dispositions of the Notes to Consolidated Financial Statements for further discussion of this transaction.

As of December 31, 2012 and 2011, the carrying value of mortgage loans associated with the valuation allowance was $291 and $621, respectively. Included in the table above are mortgage loans held-for-sale with a carrying value and valuation allowance of $47 and $3, respectively, as of December 31, 2012, and $74 and $4, respectively, as of December 31, 2011. The carrying value of these loans is included in mortgage loans in the Company’s Consolidated Balance Sheets. As of December 31, 2012, loans within the Company’s mortgage loan portfolio that have had extensions or restructurings other than what is allowable under the original terms of the contract are immaterial.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
6. Investments and Derivative Instruments (continued)

The following table presents the activity within the Company’s valuation allowance for mortgage loans. These loans have been evaluated both individually and collectively for impairment. Loans evaluated collectively for impairment are immaterial.

	For the years ended December 31,
	2012	2011	2010
Balance as of January 1	$(102)	$(155)	$(366)
(Additions)/Reversals	14	(26)	(157)
Deductions	20	79	368
Balance as of December 31	$(68)	$(102)	$(155)
The current weighted-average LTV ratio of the Company’s commercial mortgage loan portfolio was 62% as of December 31, 2012, while the weighted-average LTV ratio at origination of these loans was 63%. LTV ratios compare the loan amount to the value of the underlying property collateralizing the loan. The loan values are updated no less than annually through property level reviews of the portfolio. Factors considered in the property valuation include, but are not limited to, actual and expected property cash flows, geographic market data and capitalization rates. DSCRs compare a property’s net operating income to the borrower’s principal and interest payments. The current weighted average DSCR of the Company’s commercial mortgage loan portfolio was 2.24x as of December 31, 2012. The Company held only two delinquent commercial mortgage loans past due by 90 days or more. The total carrying value and valuation allowance of these loans totaled $32 and $50, respectively, as of December 31, 2012, and are not accruing income.

The following table presents the carrying value of the Company’s commercial mortgage loans by LTV and DSCR.

Commercial Mortgage Loans Credit Quality
	December 31, 2012		December 31, 2011
Loan-to-value	Carrying Value	Avg. Debt-Service Coverage Ratio	Carrying Value	Avg. Debt-Service Coverage Ratio
Greater than 80%	$253	0.95x	$707	1.45x
65% - 80%	2,220	2.12x	2,384	1.60x
Less than 65%	4,238	2.40x	2,637	2.40x
Total commercial mortgage loans	$6,711	2.24x	$5,728	1.94x
The following tables present the carrying value of the Company’s mortgage loans by region and property type.

Mortgage Loans by Region
	December 31, 2012		December 31, 2011
	Carrying Value	Percent of Total	Carrying Value	Percent of Total
East North Central	$145	2.2%	$94	1.6%
Middle Atlantic	477	7.1%	508	8.9%
Mountain	99	1.5%	125	2.2%
New England	350	5.2%	294	5.1%
Pacific	1,978	29.5%	1,690	29.5%
South Atlantic	1,378	20.5%	1,149	20.1%
West North Central	16	0.2%	30	0.5%
West South Central	398	5.9%	224	3.9%
Other [1]	1,870	27.9%	1,614	28.2%
Total mortgage loans	$6,711	100.0%	$5,728	100.0%
[1] Primarily represents loans collateralized by multiple properties in various regions.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
6. Investments and Derivative Instruments (continued)

Mortgage Loans by Property Type
	December 31, 2012		December 31, 2011
	Carrying Value	Percent of Total	Carrying Value	Percent of Total
Commercial
Agricultural	$142	2.1%	$249	4.3%
Industrial	2,079	30.9%	1,747	30.5%
Lodging	81	1.2%	93	1.6%
Multifamily	1,200	17.9%	1,070	18.7%
Office	1,510	22.5%	1,078	18.8%
Retail	1,460	21.8%	1,234	21.5%
Other	239	3.6%	257	4.6%
Total mortgage loans	$6,711	100.0%	$5,728	100.0%
Variable Interest Entities
The Company is involved with various special purpose entities and other entities that are deemed to be VIEs primarily as a collateral or investment manager and as an investor through normal investment activities, as well as a means of accessing capital. A VIE is an entity that either has investors that lack certain essential characteristics of a controlling financial interest or lacks sufficient funds to finance its own activities without financial support provided by other entities.
The Company performs ongoing qualitative assessments of its VIEs to determine whether the Company has a controlling financial interest in the VIE and therefore is the primary beneficiary. The Company is deemed to have a controlling financial interest when it has both the ability to direct the activities that most significantly impact the economic performance of the VIE and the obligation to absorb losses or right to receive benefits from the VIE that could potentially be significant to the VIE. Based on the Company’s assessment, if it determines it is the primary beneficiary, the Company consolidates the VIE in the Company’s Consolidated Financial Statements.
Consolidated VIEs
The following table presents the carrying value of assets and liabilities, and the maximum exposure to loss relating to the VIEs for which the Company is the primary beneficiary. Creditors have no recourse against the Company in the event of default by these VIEs nor does the Company have any implied or unfunded commitments to these VIEs. The Company’s financial or other support provided to these VIEs is limited to its investment management services and original investment.

	December 31, 2012			December 31, 2011
	Total Assets	Total Liabilities [1]	Maximum Exposure to Loss [2]	Total Assets	Total Liabilities [1]	Maximum Exposure to Loss [2]
CDOs [3]	$89	$88	$7	$491	$471	$29
Investment funds [4]	163	—	162	—	—	—
Limited partnerships	6	1	5	7	—	7
Total	$258	$89	$174	$498	$471	$36
[1] Included in other liabilities in the Company’s Consolidated Balance Sheets.
[2] The maximum exposure to loss represents the maximum loss amount that the Company could recognize as a reduction in net investment income or as a realized capital loss and is the cost basis of the Company’s investment.
[3] Total assets included in fixed maturities, AFS in the Company’s Consolidated Balance Sheets.
[4] Total assets included in fixed maturities, FVO in the Company's Consolidated Balance Sheets.
CDOs represent structured investment vehicles for which the Company has a controlling financial interest as it provides collateral management services, earns a fee for those services and also holds investments in the securities issued by these vehicles. Investment funds represent wholly-owned fixed income funds established in 2012 for which the Company has management and control of the investments which is the activity that most significantly impacts its economic performance. Limited partnerships represent one hedge fund for which the Company holds a majority interest in the fund as an investment.
In 2012, the Company disposed of substantially all of its interest in a consolidated VIE. Upon disposition, the Company determined that it was no longer the primary beneficiary of the VIE. Therefore, the investment was deconsolidated as of the disposition date in the fourth quarter of 2012. The deconsolidation of the VIE resulted in a decrease in assets of $344, liabilities of $319, and a maximum exposure to loss of $7 at the time of disposal. The deconsolidation did not have a significant impact on the Company's results from operations.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
6. Investments and Derivative Instruments (continued)

Non-Consolidated VIEs
The Company holds a significant variable interest for one VIE for which it is not the primary beneficiary and, therefore, was not consolidated on the Company’s Consolidated Balance Sheets. This VIE represents a contingent capital facility (“facility”) that has been held by the Company since February 2007 for which the Company has no implied or unfunded commitments. Assets and liabilities recorded for the facility were $23 and $23 as of December 31, 2012 , respectively and $28 and $28, respectively as of December 31, 2011. Additionally, the Company has a maximum exposure to loss of $3 and $3, respectively, as of December 31, 2012 and December 31, 2011, which represents the issuance costs that were incurred to establish the facility. The Company does not have a controlling financial interest as it does not manage the assets of the facility nor does it have the obligation to absorb losses or the right to receive benefits that could potentially be significant to the facility, as the asset manager has significant variable interest in the vehicle. The Company’s financial or other support provided to the facility is limited to providing ongoing support to cover the facility’s operating expenses. For further information on the facility, see Note 15.
In addition, the Company, through normal investment activities, makes passive investments in structured securities issued by VIEs for which the Company is not the manager which are included in ABS, CDOs, CMBS and RMBS in the Available-for-Sale Securities table and fixed maturities, FVO, in the Company’s Consolidated Balance Sheets. The Company has not provided financial or other support with respect to these investments other than its original investment. For these investments, the Company determined it is not the primary beneficiary due to the relative size of the Company’s investment in comparison to the principal amount of the structured securities issued by the VIEs, the level of credit subordination which reduces the Company’s obligation to absorb losses or right to receive benefits and the Company’s inability to direct the activities that most significantly impact the economic performance of the VIEs. The Company’s maximum exposure to loss on these investments is limited to the amount of the Company’s investment.
Repurchase Agreements and Dollar Roll Agreements
The Company enters into repurchase agreements and dollar roll transactions to earn incremental income. A repurchase agreement is a transaction in which one party (transferor) agrees to sell securities to another party (transferee) in return for cash (or securities), with a simultaneous agreement to repurchase the same securities at a specified price at a later date. A dollar roll is a type of repurchase transaction where a mortgage backed security is sold with an agreement to repurchase substantially the same security at a specified time in the future. These transactions are generally short-term in nature, and therefore, the carrying amounts of these instruments approximate fair value.
As part of repurchase agreements and dollar roll transactions, the Company transfers U.S. government and government agency securities and receives cash. For the repurchase agreements, the Company obtains collateral in an amount equal to at least 95% of the fair value of the securities transferred, and the agreements with third parties contain contractual provisions to allow for additional collateral to be obtained when necessary. The cash received from the repurchase program is typically invested in short-term investments or fixed maturities. The Company accounts for the repurchase agreements and dollar roll transactions as collateralized borrowings. The securities transferred under repurchase agreements and dollar roll transactions are included in fixed maturities, available-for-sale with the obligation to repurchase those securities recorded in Other Liabilities on the Company's Consolidated Balance Sheets. The fair value of the securities transferred was $1.9 billion with a corresponding agreement to repurchase $1.9 billion as of December 31, 2012. The obligation for securities transferred under agreement to repurchase was $1.9 billion as of December 31, 2012.
The Company's repurchase agreements include master netting provisions that provide the counterparties the right to set off claims and apply securities held by them in respect of their obligations in the event of a default. The Company reported a gross amount of recognized liabilities of $923 in other liabilities on the Condensed Consolidated Balance sheet as of December 31, 2012. This amount represents the Company's obligations to repurchase securities under master netting agreements. The Company reported financial collateral pledged of $923 in fixed maturities, AFS on the Condensed Consolidated Balance sheet as of December 31, 2012. The fixed maturities are predominantly U.S. government/government agency securities and are disallowed for offsetting under U.S. GAAP.
Equity Method Investments
The Company has investments in limited partnerships and other alternative investments which include hedge funds, mortgage and real estate funds, mezzanine debt funds, and private equity and other funds (collectively, “limited partnerships”). These investments are accounted for under the equity method and the Company’s maximum exposure to loss as of December 31, 2012 is limited to the total carrying value of $3.0 billion. In addition, the Company has outstanding commitments totaling $562 to fund limited partnership and other alternative investments as of December 31, 2012. The Company’s investments in limited partnerships are generally of a passive nature in that the Company does not take an active role in the management of the limited partnerships. In 2012, aggregate investment income from limited partnerships and other alternative investments exceeded 10% of the Company’s pre-tax consolidated net income. Accordingly, the Company is disclosing aggregated summarized financial data for the Company’s limited partnership investments. This aggregated summarized financial data does not represent the Company’s proportionate share of limited partnership assets or earnings. Aggregate total assets of the limited partnerships in which the Company invested totaled $90.5 billion and $91.3 billion as of December 31, 2012 and 2011, respectively. Aggregate total liabilities of the limited partnerships in which the Company invested totaled $12.8 billion and $20.6 billion as of December 31, 2012 and 2011, respectively. Aggregate net investment income of the limited partnerships in which the Company invested totaled $1.0 billion, $1.3 billion and $857 for the periods ended December 31, 2012, 2011 and 2010, respectively. Aggregate net income of the limited partnerships in which the Company invested totaled $7.2 billion, $9.1 billion and $10.3 billion for the periods ended December 31, 2012, 2011 and 2010, respectively. As of, and for the period ended, December 31, 2012, the aggregated summarized financial data reflects the latest available financial information.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
6. Investments and Derivative Instruments (continued)

Derivative Instruments
The Company utilizes a variety of over-the-counter and exchange traded derivative instruments as a part of its overall risk management strategy, as well as to enter into replication transactions. Derivative instruments are used to manage risk associated with interest rate, equity market, credit spread, issuer default, price, and currency exchange rate risk or volatility. Replication transactions are used as an economical means to synthetically replicate the characteristics and performance of assets that would be permissible investments under the Company's investment policies. The Company also purchases and issues financial instruments and products that either are accounted for as free-standing derivatives, such as certain reinsurance contracts, or may contain features that are deemed to be embedded derivative instruments, such as the GMWB rider included with certain variable annuity products.
Strategies that qualify for hedge accounting
Certain derivatives the Company enters into satisfy the hedge accounting requirements as outlined in Note 1 of these financial statements. Typically, these hedge relationships include interest rate and foreign currency swaps where the terms or expected cash flows of the securities closely match the “pay” leg terms of the swap. The swaps are typically used to manage interest rate duration of certain fixed maturity securities, or liability contracts, or convert securities, or liabilities, denominated in a foreign currency to US dollars. The hedge strategies by hedge accounting designation include:
Cash flow hedges
Interest rate swaps are predominantly used to manage portfolio duration and better match cash receipts from assets with cash disbursements required to fund liabilities. These derivatives convert interest receipts on floating-rate fixed maturity securities or interest payments on floating-rate guaranteed investment contracts to fixed rates. The Company also enters into forward starting swap agreements primarily to hedge interest rate risk inherent in the assumptions used to price certain liabilities.
Foreign currency swaps are used to convert foreign currency-denominated cash flows related to certain investment receipts and liability payments to U.S. dollars in order to reduce cash flow fluctuations due to changes in currency rates.
Fair value hedges
Interest rate swaps are used to hedge the changes in fair value of certain fixed rate liabilities and fixed maturity securities due to fluctuations in interest rates. Foreign currency swaps are used to hedge the changes in fair value of certain foreign currency-denominated fixed rate liabilities due to changes in foreign currency rates by swapping the fixed foreign payments to floating rate U.S. dollar denominated payments.
Non-qualifying strategies
Derivative relationships that do not qualify for hedge accounting or “non-qualifying strategies” primarily include the hedge programs for our U.S. and international variable annuity products, as well as the hedging and replication strategies through the use of credit default swaps. In addition, hedges of interest rate and foreign currency risk of certain fixed maturities and liabilities do not qualify for hedge accounting. These non-qualifying strategies include:
Interest rate swaps, swaptions, caps, floors, and futures
The Company uses interest rate swaps, swaptions, caps, floors, and futures to manage duration between assets and liabilities in certain investment portfolios. In addition, the Company enters into interest rate swaps to terminate existing swaps, thereby offsetting the changes in value of the original swap. As of December 31, 2012 and 2011, the notional amount of interest rate swaps in offsetting relationships was $7.5 billion and $7.8 billion, respectively.
Foreign currency swaps and forwards
The Company enters into foreign currency swaps and forwards to convert the foreign currency exposures of certain foreign currency-denominated fixed maturity investments to U.S. dollars.
Japan 3Win foreign currency swaps
Prior to the second quarter of 2009, the Company offered a yen denominated fixed annuity product through a wholly-owned Japanese subsidiary and reinsured to a wholly-owned U.S. subsidiary. The U.S. subsidiary invests in U.S. dollar denominated securities to support the yen denominated fixed liability payments and entered into currency rate swaps to hedge the foreign currency exchange rate and yen interest rate exposures that exist as a result of U.S. dollar assets backing the yen denominated liability.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
6. Investments and Derivative Instruments (continued)

Japanese fixed annuity hedging instruments
Prior to the second quarter of 2009, the Company offered a yen denominated fixed annuity product through a wholly-owned Japanese subsidiary and reinsured to a wholly-owned U.S. subsidiary. The U.S. subsidiary invests in U.S. dollar denominated securities to support the yen denominated fixed liability payments and entered into currency rate swaps to hedge the foreign currency exchange rate and yen interest rate exposures that exist as a result of U.S. dollar assets backing the yen denominated liability.
Credit derivatives
Credit default swaps are used to purchase credit protection on an individual entity or referenced index to economically hedge against default risk and credit-related changes in value on fixed maturity securities. Credit default swaps are also used to assume credit risk related to an individual entity, referenced index, or asset pool, as a part of replication transactions. These contracts require the Company to pay or receive a periodic fee in exchange for compensation from the counterparty should the referenced security issuers experience a credit event, as defined in the contract. The Company is also exposed to credit risk related to credit derivatives embedded within certain fixed maturity securities. These securities are primarily comprised of structured securities that contain credit derivatives that reference a standard index of corporate securities. In addition, the Company enters into credit default swaps to terminate existing credit default swaps, thereby offsetting the changes in value of the original swap going forward.
Equity index swaps and options
The Company formerly offered certain equity indexed products, which may contain an embedded derivative that requires bifurcation. The Company enters into S&P index swaps and options to economically hedge the equity volatility risk associated with these embedded derivatives. The Company also enters into equity index options and futures with the purpose of hedging the impact of an adverse equity market environment on the investment portfolio.
U.S GMWB derivatives, net
The Company formerly offered certain variable annuity products with GMWB riders in the U.S. The GMWB product is a bifurcated embedded derivative (“U.S. GMWB product derivative”) that has a notional value equal to the GRB. The Company uses reinsurance contracts to transfer a portion of its risk of loss due to U.S GMWB. The reinsurance contracts covering U.S. GMWB (“U.S. GMWB reinsurance contracts”) are accounted for as free-standing derivatives with a notional amount equal to the GRB amount.
The Company utilizes derivatives (“ U.S. GMWB hedging derivatives”) as part of an actively managed program designed to hedge a portion of the capital market risk exposures of the un-reinsured GMWB due to changes in interest rates, equity market levels, and equity volatility. These derivatives include customized swaps, interest rate swaps and futures, and equity swaps, options, and futures, on certain indices including the S&P 500 index, EAFE index, and NASDAQ index. The following table represents notional and fair value for U.S. GMWB hedging instruments.

	Notional Amount		Fair Value
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Customized swaps	$7,787	$8,389	$238	$385
Equity swaps, options, and futures	5,130	5,320	267	498
Interest rate swaps and futures	5,705	2,697	67	11
Total	$18,622	$16,406	$572	$894
U.S. macro hedge program
The Company utilizes equity options and futures contracts to partially hedge against a decline in the equity markets and the resulting statutory surplus and capital impact primarily arising from GMDB and GMWB obligations. The following table represents notional and fair value for the U.S. macro hedge program.

	Notional Amount		Fair Value
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Equity futures	$—	$59	$—	$—
Equity options	7,442	6,760	286	357
Total	$7,442	$6,819	$286	$357

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
6. Investments and Derivative Instruments (continued)

International program
The Company formerly offered certain variable annuity products in the U.K. and Japan with GMWB or GMAB riders, which are bifurcated embedded derivatives (“International program product derivatives”). The GMWB provides the policyholder with a GRB if the account value is reduced to zero through a combination of market declines and withdrawals. The GRB is generally equal to premiums less withdrawals. Certain contract provisions can increase the GRB at contractholder election or after the passage of time. The GMAB provides the policyholder with their initial deposit in a lump sum after a specified waiting period. The notional amount of the International program product derivatives are the foreign currency denominated GRBs converted to U.S. dollars at the current foreign spot exchange rate as of the reporting period date.
The Company enters into derivative contracts (“International program hedging instruments”) to hedge a portion of the capital market risk exposures associated with the guaranteed benefits associated with the international variable annuity contracts. The hedging derivatives are comprised of equity futures, options, and swaps and currency forwards and options to partially hedge against a decline in the debt and equity markets or changes in foreign currency exchange rates and the resulting statutory surplus and capital impact primarily arising from GMDB, GMIB and GMWB obligations issued in the U.K. and Japan. The Company also enters into foreign currency denominated interest rate swaps and swaptions to hedge the interest rate exposure related to the potential annuitization of certain benefit obligations. The following table represents notional and fair value for the international program hedging instruments.

	Notional Amount		Fair Value
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Credit derivatives	$350	$—	$28	$—
Currency forwards [1]	9,327	8,622	(87)	446
Currency options	10,342	7,357	(24)	127
Equity futures	2,332	3,835	—	—
Equity options	3,952	1,565	47	74
Equity swaps	2,617	392	(12)	(8)
Customized swaps	899	—	(11)	—
Interest rate futures	634	739	—	—
Interest rate swaps and swaptions	32,632	11,216	228	111
Total	$63,085	$33,726	$169	$750

[1]
As of December 31, 2012 and December 31, 2011 net notional amounts are $0.1 billion and $7.2 billion, respectively, which include $4.7 billion and $7.9 billion, respectively, related to long positions and $4.6 billion and $0.7 billion, respectively, related to short positions.

Contingent capital facility put option
The Company entered into a put option agreement that provides the Company the right to require a third-party trust to purchase, at any time, The Hartford’s junior subordinated notes in a maximum aggregate principal amount of $500. Under the put option agreement, The Hartford will pay premiums on a periodic basis and will reimburse the trust for certain fees and ordinary expenses.
Derivative Balance Sheet Classification
The table below summarizes the balance sheet classification of the Company’s derivative related fair value amounts, as well as the gross asset and liability fair value amounts. For reporting purposes, the Company offsets the fair value amounts, income accruals, and cash collateral held related to derivative instruments executed in a legal entity and with the same counterparty under a master netting agreement, which provides the Company with the legal right of offset. The fair value amounts presented below do not include income accruals or cash collateral held amounts, which are netted with derivative fair value amounts to determine balance sheet presentation. Derivative fair value reported as liabilities after taking into account the master netting agreements, is $1.5 billion and $3.2 billion as of December 31, 2012, and December 31, 2011, respectively. Derivatives in the Company’s separate accounts are not included because the associated gains and losses accrue directly to policyholders. The Company’s derivative instruments are held for risk management purposes, unless otherwise noted in the table below. The notional amount of derivative contracts represents the basis upon which pay or receive amounts are calculated and is presented in the table to quantify the volume of the Company’s derivative activity. Notional amounts are not necessarily reflective of credit risk.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
6. Investments and Derivative Instruments (continued)

	Net Derivatives				Asset Derivatives		Liability Derivatives
	Notional Amount		Fair Value		Fair Value		Fair Value
Hedge Designation/ Derivative Type	Dec 31, 2012	Dec 31, 2011	Dec 31, 2012	Dec 31, 2011	Dec 31, 2012	Dec 31, 2011	Dec 31, 2012	Dec 31, 2011
Cash flow hedges
Interest rate swaps	$6,063	$8,652	$271	$329	$271	$329	$—	$—
Foreign currency swaps	163	291	(17)	6	3	30	(20)	(24)
Total cash flow hedges	6,226	8,943	254	335	274	359	(20)	(24)
Fair value hedges
Interest rate swaps	753	1,007	(55)	(78)	—	—	(55)	(78)
Foreign currency swaps	40	677	16	(39)	16	63	—	(102)
Total fair value hedges	793	1,684	(39)	(117)	16	63	(55)	(180)
Non-qualifying strategies
Interest rate contracts
Interest rate swaps, caps, floors, and futures	17,117	10,144	(497)	(583)	556	531	(1,053)	(1,114)
Foreign exchange contracts
Foreign currency swaps and forwards	355	380	(16)	(12)	5	6	(21)	(18)
Japan 3Win foreign currency swaps	1,816	2,054	(127)	184	—	184	(127)	—
Japanese fixed annuity hedging instruments	1,652	1,945	224	514	228	540	(4)	(26)
Credit contracts
Credit derivatives that purchase credit protection	1,823	1,721	(8)	36	5	56	(13)	(20)
Credit derivatives that assume credit risk [1]	2,745	2,952	(29)	(648)	19	2	(48)	(650)
Credit derivatives in offsetting positions	9,497	8,189	(32)	(57)	94	164	(126)	(221)
Equity contracts
Equity index swaps and options	994	1,501	47	27	57	40	(10)	(13)
Variable annuity hedge program
U.S. GMWB product derivative [2]	28,868	34,569	(1,249)	(2,538)	—	—	(1,249)	(2,538)
U.S. GMWB reinsurance contracts	5,773	7,193	191	443	191	443	—	—
U.S. GMWB hedging instruments	18,622	16,406	572	894	743	1,022	(171)	(128)
U.S. macro hedge program	7,442	6,819	286	357	356	357	(70)	—
International program product derivatives [2]	2,454	2,710	(48)	(71)	—	—	(48)	(71)
International program hedging instruments	63,085	33,726	169	750	1,020	887	(851)	(137)
Other
Contingent capital facility put option	500	500	23	28	23	28	—	—
Total non-qualifying strategies	162,743	130,809	(494)	(676)	3,297	4,260	(3,791)	(4,936)
Total cash flow hedges, fair value hedges, and non-qualifying strategies	$169,762	$141,436	$(279)	$(458)	$3,587	$4,682	$(3,866)	$(5,140)
Balance Sheet Location
Fixed maturities, available-for-sale	$703	$703	$(32)	$(72)	$—	$—	$(32)	$(72)
Other investments	54,504	60,227	1,045	2,331	1,581	3,165	(536)	(834)
Other liabilities	77,384	35,944	(177)	(538)	1,815	1,074	(1,992)	(1,612)
Consumer notes	26	35	(2)	(4)	—	—	(2)	(4)
Reinsurance recoverables	5,773	7,193	191	443	191	443	—	—
Other policyholder funds and benefits payable	31,372	37,334	(1,304)	(2,618)	—	—	(1,304)	(2,618)
Total derivatives	$169,762	$141,436	$(279)	$(458)	$3,587	$4,682	$(3,866)	$(5,140)
[1] The derivative instruments related to this strategy are held for other investment purposes.
[2] These derivatives are embedded within liabilities and are not held for risk management purposes.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
6. Investments and Derivative Instruments (continued)

Change in Notional Amount
The net increase in notional amount of derivatives since December 31, 2011, was primarily due to the following:

•
$63.1 billion notional amount related to the international program hedging instruments as of December 31, 2012 consisted of $58.5 billion of long positions and $4.6 billion of offsetting short positions, resulting in a net notional amount of $53.9 billion. The $33.7 billion notional amount as of December 31, 2011 consisted of $33.0 billion of long positions and $0.7 billion of offsetting short positions, resulting in a net notional amount of $32.3 billion. The increase in net notional of $21.6 billion primarily resulted from the Company increasing its hedging of interest rate exposure.

Change in Fair Value
The improvement in the total fair value of derivative instruments since December 31, 2011, was primarily related to the following:

•
The increase in fair value related to the combined GMWB hedging program, which includes the GMWB product, reinsurance, and hedging derivatives, was primarily due to a liability model assumption update, outperformance of the underlying actively managed funds as compared to their respective indices and lower equity market volatility.

•
The increase in fair value related to credit derivatives that assume credit risk was primarily due to credit spread tightening and to the disposition of substantially all of the Company's interest in a consolidated VIE that contained a credit derivative. For more information on the disposition, see the Variable Interest Entity section of this footnote.

•
The fair value related to the international program hedging instruments decreased as a result of the improvement in global equity markets and the depreciation of the Japanese yen in relation to the euro and the U.S. dollar.

•
The fair value related to the Japanese fixed annuity hedging instruments and Japan 3Win foreign currency swaps decreased primarily due to the strengthening of the currency basis swap spread between U.S. dollar and Japanese yen, a decline in U.S. interest rates, and depreciation of the Japanese yen in relation to the U.S. dollar.

Offsetting of Derivative Assets/Liabilities
The following tables present the gross fair value amounts, the amounts offset, and net position of derivative instruments eligible for offset in the Company's Condensed Consolidated Balance Sheets.  Amounts offset include fair value amounts, income accruals and cash collateral held related to derivative instruments that are traded under a common master netting agreement, as described above.  Also included in the tables are financial collateral received and pledged, which is contractually permitted to be offset upon an event of default, however is disallowed for offsetting under U.S. GAAP.

As of December 31, 2012

	(i)	(ii)	(iii) = (i) - (ii)		(iv)	(v) = (iii) - (iv)
			Net Amounts Presented in the Statement of Financial Position		Gross Amounts Not Offset in the Statement of Financial Position
	Gross Amounts of Recognized Assets	Gross Amounts Offset in the Statement of Financial Position	Derivative Assets [1]	Accrued Interest and Cash Collateral Received [2]	Financial Collateral Received [4]	Net Amount
Description
Other investments	$3,396	$2,503	$1,045	$(152)	$759	$134

	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Statement of Financial Position	Derivative Liabilities [3]	Accrued Interest and Cash Collateral Pledged [2]	Financial Collateral Pledged [4]	Net Amount
Description
Other liabilities	$(2,528)	$(1,895)	$(177)	$(456)	$(541)	$(92)

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
6. Investments and Derivative Instruments (continued)

As of December 31, 2011

	(i)	(ii)	(iii) = (i) - (ii)		(iv)	(v) = (iii) - (iv)
			Net Amounts Presented in the Statement of Financial Position		Gross Amounts Not Offset in the Statement of Financial Position
	Gross Amounts of Recognized Assets	Gross Amounts Offset in the Statement of Financial Position	Derivative Assets [1]	Accrued Interest and Cash Collateral Received [2]	Financial Collateral Received [4]	Net Amount
Description
Other investments	$4,239	$3,094	$2,331	$(1,186)	$744	$401

	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Statement of Financial Position	Derivative Liabilities [3]	Accrued Interest and Cash Collateral Pledged [2]	Financial Collateral Pledged [4]	Net Amount
Description
Other liabilities	$(2,446)	$(1,395)	$(538)	$(513)	$(716)	$(335)

[1]	Included in other invested assets in the Company's Condensed Consolidated Balance Sheets.

[2]	Included in other assets in the Company's Condensed Consolidated Balance Sheets.

[3]	Included in other liabilities in the Company's Condensed Consolidated Balance Sheets.

[4]	Excludes exchange-traded futures which are settled daily.

Cash Flow Hedges
For derivative instruments that are designated and qualify as cash flow hedges, the effective portion of the gain or loss on the derivative is reported as a component of OCI and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Gains and losses on the derivative representing hedge ineffectiveness are recognized in current period earnings. All components of each derivative’s gain or loss were included in the assessment of hedge effectiveness.
The following table presents the components of the gain or loss on derivatives that qualify as cash flow hedges:

Derivatives in Cash Flow Hedging Relationships
	Gain (Loss) Recognized in OCI on Derivative (Effective Portion)			Net Realized Capital Gains(Losses) Recognized in Income on Derivative (Ineffective Portion)
	2012	2011	2010	2012	2011	2010
Interest rate swaps	$120	$337	$294	$—	$(4)	$2
Foreign currency swaps	(31)	(3)	8	—	—	(1)
Total	$89	$334	$302	$—	$(4)	$1

Derivatives in Cash Flow Hedging Relationships
		Gain (Loss) Reclassified from AOCI into Income (Effective Portion)
	Location	2012	2011	2010
Interest rate swaps	Net realized capital gain/(loss)	$90	$9	$18
Interest rate swaps	Net investment income	140	126	94
Foreign currency swaps	Net realized capital gain/(loss)	(6)	(3)	(7)
Total		$224	$132	$105

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
6. Investments and Derivative Instruments (continued)

As of December 31, 2012, the before-tax deferred net gains on derivative instruments recorded in AOCI that are expected to be reclassified to earnings during the next twelve months are $180. This expectation is based on the anticipated interest payments on hedged investments in fixed maturity securities that will occur over the next twelve months, at which time the Company will recognize the deferred net gains (losses) as an adjustment to interest income over the term of the investment cash flows. The maximum term over which the Company is hedging its exposure to the variability of future cash flows (for forecasted transactions, excluding interest payments on existing variable-rate financial instruments) is approximately three years. Also included are deferred gains related to cash flow hedges associated with fixed-rate bonds sold as part of the Retirement Plans and Individual Life business dispositions completed January 1, 2013 and January 2, 2013, respectively. For further information on the business dispositions, see Note 2.
During the year ended December 31, 2012, the before-tax deferred net gains on derivative instruments reclassified from AOCI to earnings totaled $99. This primarily resulted from the discontinuance of cash flow hedges due to forecasted transactions no longer probable of occurring associated with variable rate bonds sold as part of the Individual Life and Retirement Plans business dispositions. For further information on the business dispositions, see Note 2. For the years ended December 31, 2011 and 2010, the Company had no net reclassifications and less than $1 of net reclassifications, respectively, from AOCI to earnings resulting from the discontinuance of cash-flow hedges due to forecasted transactions that were no longer probable of occurring.

Fair Value Hedges
For derivative instruments that are designated and qualify as a fair value hedge, the gain or loss on the derivative, as well as the offsetting loss or gain on the hedged item attributable to the hedged risk are recognized in current earnings. The Company includes the gain or loss on the derivative in the same line item as the offsetting loss or gain on the hedged item. All components of each derivative’s gain or loss were included in the assessment of hedge effectiveness.
The Company recognized in income gains (losses) representing the ineffective portion of fair value hedges as follows:

Derivatives in Fair Value Hedging Relationships
	Gain (Loss) Recognized in Income [1]
	2012		2011		2010
	Derivative	Hedged Item	Derivative	Hedged Item	Derivative	Hedged Item
Interest rate swaps
Net realized capital gains (losses)	$(3)	$(3)	$(73)	$70	$(43)	$36
Benefits, losses and loss adjustment expenses	—	—	(1)	—	(1)	3
Foreign currency swaps
Net realized capital gains (losses)	(7)	7	(1)	1	8	(8)
Benefits, losses and loss adjustment expenses	(6)	6	(22)	22	(12)	12
Total	$(16)	$10	$(96)	$93	$(48)	$43

[1]
The amounts presented do not include the periodic net coupon settlements of the derivative or the coupon income (expense) related to the hedged item. The net of the amounts presented represents the ineffective portion of the hedge.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
6. Investments and Derivative Instruments (continued)

Non-qualifying Strategies
For non-qualifying strategies, including embedded derivatives that are required to be bifurcated from their host contracts and accounted for as derivatives, the gain or loss on the derivative is recognized currently in earnings within net realized capital gains (losses). The following table presents the gain or loss recognized in income on non-qualifying strategies:

Non-qualifying Strategies
Gain (Loss) Recognized within Net Realized Capital Gains (Losses)
	December 31,
	2012	2011	2010
Interest rate contracts
Interest rate swaps, caps, floors, and forwards	$21	$(22)	$45
Foreign exchange contracts
Foreign currency swaps and forwards	19	3	(1)
Japan 3Win foreign currency swaps [1]	(300)	31	215
Japanese fixed annuity hedging instruments [2]	(178)	109	385
Credit contracts
Credit derivatives that purchase credit protection	(64)	(10)	(23)
Credit derivatives that assume credit risk	293	(174)	196
Equity contracts
Equity index swaps and options	(39)	(89)	5
Variable annuity hedge program
U.S. GMWB product derivative	1,430	(780)	486
U.S. GMWB reinsurance contracts	(280)	131	(102)
U.S. GMWB hedging instruments	(631)	252	(295)
U.S. macro hedge program	(340)	(216)	(445)
International program product derivatives	42	(13)	2
International program hedging instruments	(1,509)	704	21
Other
Contingent capital facility put option	(6)	(5)	(6)
Total	$(1,542)	$(79)	$483

[1]	The associated liability is adjusted for changes in spot rates through realized capital gains and was $189, $(100) and $(273) for the years ended December 31, 2012, 2011 and 2010, respectively.

[2]
The associated liability is adjusted for changes in spot rates through realized capital gains and losses and was $245, $(129) and $(332) for the years ended December 31, 2012, 2011 and 2010, respectively.

For the year ended December 31, 2012, the net realized capital gain (loss) related to derivatives used in non-qualifying strategies was primarily comprised of the following:

•
The net loss associated with the international program hedging instruments was primarily driven by an improvement in global equity markets and depreciation of the Japanese yen in relation to the euro and the U.S. dollar.

•
The net gain related to the combined GMWB hedging program, which includes the GMWB product, reinsurance, and hedging derivatives, was primarily driven by liability model assumption updates, outperformance of underlying actively managed funds compared to their respective indices, and lower equity volatility.

•	The net loss on the U.S. macro hedge program was primarily due to the passage of time, an improvement in domestic equity markets, and a decrease in equity volatility.

•
The net loss related to the Japan 3Win foreign currency swaps and Japanese fixed annuity hedging instruments was primarily due to the depreciation of the Japanese yen in relation to the U.S. dollar, the strengthening of the currency basis swap spread between the U.S. dollar and the Japanese yen, and a decline in U.S. interest rates.

•	The gain on credit derivatives that assume credit risk as a part of replication transactions resulted from credit spread tightening.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
6. Investments and Derivative Instruments (continued)

For the year ended December 31, 2011, the net realized capital gain (loss) related to derivatives used in non-qualifying strategies was primarily comprised of the following:

•
The net gain associated with the international program hedging instruments was primarily driven by strengthening of the Japanese yen, a decline in global equity markets, and a decrease in interest rates.

•
The loss related to the combined GMWB hedging program, which includes the GMWB product, reinsurance, and hedging derivatives, was primarily a result of a decrease in long-term interest rates and higher interest rate volatility.

•	The net loss on the U.S. macro hedge program was primarily driven by time decay and a decrease in equity market volatility since the purchase date of certain options during the fourth quarter.

•	The loss on credit derivatives that assume credit risk as a part of replication transactions resulted from credit spread widening.
For the year ended December 31, 2010, the net realized capital gain (loss) related to derivatives used in non-qualifying strategies was primarily due to the following:

•	The net loss on the U.S. macro hedge program was primarily the result of a higher equity market valuation, time decay, and lower implied market volatility.

•	The net gain on the Japanese fixed annuity hedging instruments was primarily due to the strengthening of the Japanese yen in comparison to the U.S. dollar.

•
The net gain related to the Japan 3Win foreign currency swaps was primarily due to the strengthening of the Japanese yen in comparison to the U.S. dollar, partially offset by the decrease in long-term U.S. interest rates.

•	The net gain associated with credit derivatives that assume credit risk as a part of replication transactions resulted from credit spread tightening.

•
The gain related to the combined GMWB hedging program, which includes the GMWB product, reinsurance, and hedging derivatives, was primarily a result of liability model assumption updates during third quarter, lower implied market volatility, and outperformance of the underlying actively managed funds as compared to their respective indices, partially offset by a decrease in long-term interest rates and rising equity markets.

Refer to Note 13 for additional disclosures regarding contingent credit related features in derivative agreements.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
6. Investments and Derivative Instruments (continued)

Credit Risk Assumed through Credit Derivatives
The Company enters into credit default swaps that assume credit risk of a single entity, referenced index, or asset pool in order to synthetically replicate investment transactions. The Company will receive periodic payments based on an agreed upon rate and notional amount and will only make a payment if there is a credit event. A credit event payment will typically be equal to the notional value of the swap contract less the value of the referenced security issuer’s debt obligation after the occurrence of the credit event. A credit event is generally defined as a default on contractually obligated interest or principal payments or bankruptcy of the referenced entity. The credit default swaps in which the Company assumes credit risk primarily reference investment grade single corporate issuers and baskets, which include standard and customized diversified portfolios of corporate issuers. The diversified portfolios of corporate issuers are established within sector concentration limits and may be divided into tranches that possess different credit ratings.
The following tables present the notional amount, fair value, weighted average years to maturity, underlying referenced credit obligation type and average credit ratings, and offsetting notional amounts and fair value for credit derivatives in which the Company is assuming credit risk as of December 31, 2012 and 2011.

As of December 31, 2012
				Underlying Referenced Credit Obligation(s) [1]
Credit Derivative type by derivative risk exposure	Notional Amount [2]	Fair Value	Weighted Average Years to Maturity	Type	Average Credit Rating	Offsetting Notional Amount [3]	Offsetting Fair Value [3]
Single name credit default swaps
Investment grade risk exposure	$2,321	$7	3 years	Corporate Credit/ Foreign Gov.	A	$1,367	$(26)
Below investment grade risk exposure	145	(1)	1 year	Corporate Credit	B+	145	(3)
Basket credit default swaps [4]
Investment grade risk exposure	3,978	7	3 years	Corporate Credit	BBB+	2,712	(13)
Investment grade risk exposure	330	(17)	4 years	CMBS Credit	A	330	17
Below investment grade risk exposure	195	(46)	4 years	CMBS Credit	B+	195	46
Embedded credit derivatives
Investment grade risk exposure	525	478	4 years	Corporate Credit	BBB-	—	—
Total	$7,494	$428				$4,749	$21

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
6. Investments and Derivative Instruments (continued)

December 31, 2011
				Unifying Refernced Credit Obligation(s) [1]
Credit Derivative type by derivative risk exposure	Notional Amount [2]	Fair Value	Weighted Average Years to Maturity	Type	Average Credit Rating	Offsetting Notional Amount [3]	Offsetting Fair Value [3]
Single name credit default swaps
Investment grade risk exposure	$1,628	$(34)	3 years	Corporate Credit/ Foreign Gov.	A+	$1,424	$(15)
Below investment grade risk exposure	170	(7)	2 years	Corporate Credit	BB-	144	(5)
Basket credit default swaps [4]
Investment grade risk exposure	3,645	(92)	3 years	Corporate Credit	BBB+	2,001	29
Investment grade risk exposure	525	(98)	5 years	CMBS Credit	BBB+	525	98
Below investment grade risk exposure	553	(509)	3 years	Corporate Credit	BBB+	—	—
Embedded credit derivatives
Investment grade risk exposure	25	24	3 years	Corporate Credit	BBB-	—	—
Below investment grade risk exposure	500	411	5 years	Corporate Credit	BB+	—	—
Total	$7,046	$(305)				$4,094	$107

[1]
The average credit ratings are based on availability and the midpoint of the applicable ratings among Moody’s, S&P, and Fitch. If no rating is available from a rating agency, then an internally developed rating is used.

[2]	Notional amount is equal to the maximum potential future loss amount. There is no specific collateral related to these contracts or recourse provisions included in the contracts to offset losses.

[3]
The Company has entered into offsetting credit default swaps to terminate certain existing credit default swaps, thereby offsetting the future changes in value of, or losses paid related to, the original swap.

[4]
Includes $4.5 billion and $4.2 billion as of December 31, 2012 and December 31, 2011, respectively, of standard market indices of diversified portfolios of corporate issuers referenced through credit default swaps. These swaps are subsequently valued based upon the observable standard market index. As of December 31, 2012, The Company did not hold customized diversified portfolios of corporate issuers referenced through credit default swaps. As of December 31, 2011 the Company held $553 of customized diversified portfolios of corporate issuers referenced through credit default swaps.

Collateral Arrangements
The Company enters into various collateral arrangements in connection with its derivative instruments, which require both the pledging and accepting of collateral. As of December 31, 2012 and 2011, collateral pledged having a fair value of $630 and $1.1 billion, respectively, was included in fixed maturities, AFS, in the Consolidated Balance Sheets.
From time to time, the Company enters into secured borrowing arrangements as a means to increase net investment income. The Company received cash collateral of $33 as of December 31, 2012 and 2011.
The following table presents the classification and carrying amount of derivative instruments collateral pledged.

	December 31, 2012	December 31, 2011
Fixed maturities, AFS	$663	$1,086
Short-term investments	208	199
Total collateral pledged	$871	$1,285
As of December 31, 2012 and 2011, the Company had accepted collateral with a fair value of $3.3 billion and $2.6 billion, respectively, of which $2.6 billion and $2.0 billion, respectively, was cash collateral which was invested and recorded in the Consolidated Balance Sheets in fixed maturities and short-term investments with corresponding amounts recorded in other assets and other liabilities. Included in the $2.6 billion of cash collateral, as of December 31, 2012, was $1.9 billion which relates to repurchase agreements and dollar roll transactions. The Company is only permitted by contract to sell or repledge the noncash collateral in the event of a default by the counterparty. As of December 31, 2012 and 2011, noncash collateral accepted was held in separate custodial accounts and was not included in the Company’s Consolidated Balance Sheets.
Securities on Deposit with States
The Company is required by law to deposit securities with government agencies in states where it conducts business. As of December 31, 2012 and 2011, the fair value of securities on deposit was approximately $1.7 billion and $1.6 billion, respectively.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

7. Reinsurance
The Company is involved in both the cession and assumption of insurance with affiliated and unaffiliated insurers. The Company entered into two reinsurance transactions upon completion of the sales of its Retirement Plans and Individual Life businesses in January 2013. See Note 2 - Business Dispositions for further discussion of these transactions.
As of December 31, 2012, 2011 and 2010, the Company’s policy for the largest amount of life insurance retained on any one life by any company was $10.
Life insurance fees, earned premiums and other were comprised of the following:

	For the years ended December 31,
	2012	2011	2010
Gross fee income, earned premiums and other	$8,500	$9,292	$9,431
Reinsurance assumed	137	134	192
Reinsurance ceded	(524)	(524)	(576)
Net fee income, earned premiums and other	$8,113	$8,902	$9,047
The Company reinsures certain of its risks to other reinsurers under yearly renewable term, coinsurance, and modified coinsurance arrangements, and variations thereto. Yearly renewable term and coinsurance arrangements result in passing all or a portion of the risk to the reinsurer. Generally, the reinsurer receives a proportionate amount of the premiums less an allowance for commissions and expenses and is liable for a corresponding proportionate amount of all benefit payments. Modified coinsurance is similar to coinsurance except that the cash and investments that support the liabilities for contract benefits are not transferred to the assuming company, and settlements are made on a net basis between the companies. Coinsurance with funds withheld is a form of coinsurance except that the investment assets that support the liabilities are withheld by the ceding company.
The cost of reinsurance related to long-duration contracts is accounted for over the life of the underlying reinsured policies using assumptions consistent with those used to account for the underlying policies. Life insurance recoveries on ceded reinsurance agreements were $285, $224 and $275 for the years ended December 31, 2012, 2011, and 2010, respectively.
In addition, the Company has reinsured a portion of the risk associated with U.S. variable annuities and the associated GMDB and GMWB riders, and of the risks associated with variable annuity contract and rider benefits issued by Hartford Life Insurance KK (“HLIKK”), an indirect wholly owned subsidiary.
The effect of reinsurance on property and casualty premiums written and earned was as follows:

	For the years ended December 31,
Premiums Written	2012	2011	2010
Direct	$10,405	$10,368	$10,070
Assumed	230	226	234
Ceded	(788)	(742)	(619)
Net	$9,847	$9,852	$9,685
Premiums Earned
Direct	$10,484	$10,337	$10,105
Assumed	205	225	256
Ceded	(796)	(688)	(668)
Net	$9,893	$9,874	$9,693
Ceded losses, which reduce losses and loss adjustment expenses incurred, were $512, $385, and $598 for the years ended December 31, 2012, 2011, and 2010, respectively.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
7. Reinsurance

Reinsurance recoverables include balances due from reinsurance companies for paid and unpaid losses and loss adjustment expenses and are presented net of an allowance for uncollectible reinsurance. The reinsurance recoverables balance includes an estimate of the amount of gross losses and loss adjustment expense reserves that may be ceded under the terms of the reinsurance agreements, including incurred but not reported unpaid losses. The Company’s estimate of losses and loss adjustment expense reserves ceded to reinsurers is based on assumptions that are consistent with those used in establishing the gross reserves for business ceded to the reinsurance contracts. The Company calculates its ceded reinsurance projection based on the terms of any applicable facultative and treaty reinsurance, including an estimate of how incurred but not reported losses will ultimately be ceded by reinsurance agreements. Accordingly, the Company’s estimate of reinsurance recoverables is subject to similar risks and uncertainties as the estimate of the gross reserve for unpaid losses and loss adjustment expenses.
The allowance for uncollectible reinsurance was $268 and $290, as of December 31, 2012 and 2011, respectively. The allowance for uncollectible reinsurance reflects management’s best estimate of reinsurance cessions that may be uncollectible in the future due to reinsurers’ unwillingness or inability to pay. The Company analyzes recent developments in commutation activity between reinsurers and cedants, recent trends in arbitration and litigation outcomes in disputes between reinsurers and cedants and the overall credit quality of the Company’s reinsurers. Based on this analysis, the Company may adjust the allowance for uncollectible reinsurance or charge off reinsurer balances that are determined to be uncollectible. Where its contracts permit, the Company secures future claim obligations with various forms of collateral, including irrevocable letters of credit, secured trusts, funds held accounts and group-wide offsets.
Due to the inherent uncertainties as to collection and the length of time before reinsurance recoverables become due, it is possible that future adjustments to the Company’s reinsurance recoverables, net of the allowance, could be required, which could have a material adverse effect on the Company’s consolidated results of operations or cash flows in a particular quarter or annual period.

8. Deferred Policy Acquisition Costs and Present Value of Future Profits
On January 1, 2012, the Company adopted ASU No. 2010-26 as further discussed in Note 1 of the Notes to Consolidated Financial Statements. As a result of this change in accounting policy, deferred policy acquisition costs and present value of future profits as of January 1, 2010 decreased by approximately $2.6 billion from $10.7 billion, as previously reported.

Changes in the DAC balance are as follows:	For the years ended December 31,
	2012	2011	2010
Balance, beginning of period	$6,556	$7,473	$8,127
Deferred Costs	1,639	1,696	1,729
Amortization — DAC	(1,844)	(2,025)	(1,816)
Amortization — Unlock benefit (charge), pre-tax	(144)	(419)	107
Adjustments to unrealized gains and losses on securities available-for-sale and other [1] [2]	(364)	(240)	(874)
Effect of currency translation	(118)	71	191
Cumulative effect of accounting change, pre-tax [3]	—	—	9
Balance, end of period [4]	$5,725	$6,556	$7,473

[1]	Primarily represents the effect of declining interest rates, resulting in unrealized gains on securities classified in AOCI.

[2]
Other includes a $16 reduction of the DAC asset as a result of the sale of assets used to administer the Company's PPLI business in 2012. The reduction is directly attributable to this transaction as it results in lower future estimated gross profits than originally estimated on these products. For further information regarding this transaction see Note 2 of the Notes to Consolidated Financial Statements. Other also includes a $34 reduction of the DAC asset as a result of the sale of the Hartford Investment Canada Corporation in 2010.

[3]
For the year ended December 31, 2010 the effect of adopting new accounting guidance for embedded credit derivatives resulted in a decrease to retained earnings and, as a result, a DAC benefit. In addition, an offsetting amount was recorded in unrealized losses as unrealized losses decreased upon adoption of the new accounting guidance.

[4]	For further information, see Note 2 - Business Dispositions of the Notes to Consolidated Financial Statements.

As of December 31, 2012, estimated future net amortization expense of present value of future profits for the succeeding five years is $22, $6, $6, $6 and $5 in 2013, 2014, 2015, 2016 and 2017, respectively. Future net amortization expense as of December 31, 2012 reflects the estimated impact of the business disposition transactions discussed in Note 2 - Business Dispositions of the Notes to Consolidated Financial Statements.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

9. Goodwill and Other Intangible Assets
Goodwill
The carrying value of goodwill allocated to reporting units is as follows:

	December 31, 2012				December 31, 2011
	Gross	Accumulated Impairments	Business Dispositions [1]	Carrying Value	Gross	Accumulated Impairments	Discontinued Operations [2]	Carrying Value
Property & Casualty Commercial	$30	$(30)	$—	$—	$30	$(30)	$—	$—
Consumer Markets	119	—	—	119	119	—	—	119
Mutual Funds [4]	159	—	(10)	149	159	—	—	159
Talcott Resolution:
Individual Life [4]	224	—	(224)	—	224	—	—	224
Retirement Plans [4]	87	—	—	87	87	—	—	87
Total Talcott Resolution	311	—	(224)	87	311	—	—	311
Corporate [3][4]	772	(355)	(118)	299	787	(355)	(15)	417
Total	$1,391	$(385)	$(352)	$654	$1,406	$(385)	$(15)	$1,006

[1]	Represents goodwill written off in connection with the sales of WFS and Individual Life.

[2]	Represents goodwill written off related to Federal Trust Corporation; see Note 20 - Discontinued Operations for further information.

[3]
Carrying value as of December 31, 2012 includes $138, $92 and $69, respectively, for the Group Benefits, Mutual Funds and Retirement Plans reporting units. Carrying value as of December 31, 2011 includes $138, $92, $118 and $69, respectively, for the Group Benefits, Mutual Funds, Individual Life and Retirement Plans reporting units.

[4]	For further information, see Note 2 - Business Dispositions of Notes to Consolidated Financial Statements.

Year ended December 31, 2012
During the first quarter of 2012, the Company determined that a triggering event requiring an impairment assessment had occurred as a result of its decision to pursue sales or other strategic alternatives for the Individual Life and Retirement Plans reporting units.
The Company completed interim impairment tests during each of the first three quarters of 2012 for the Retirement Plans reporting unit which resulted in no impairment of goodwill. The annual goodwill assessment for Retirement Plans was completed as of October 31, 2012 and an additional impairment test was completed as of December 31, 2012 as a result of the anticipated sale of this business unit. No write-down of goodwill resulted for the year ended December 31, 2012. Retirement Plans passed step one of the goodwill impairment tests with a margin of less than 10% between fair value and book value of the reporting unit as of both dates. The fair value of the Retirement Plans reporting unit as of October 31, 2012 and December 31, 2012 was based on a negotiated transaction price.
The Company completed interim impairment tests during each of the first three quarters of 2012 for the Individual Life reporting unit which resulted in no impairment of goodwill in the first and second quarters of 2012. In the third quarter of 2012, the Individual Life reporting unit failed the goodwill impairment test as the carrying amount of the Individual Life reporting unit's goodwill exceeded the implied goodwill value. Accordingly, an impairment loss of $342 was recognized, representing the carrying value of the reporting unit's goodwill. The goodwill impairment loss is included in reinsurance loss on disposition in the Company's Consolidated Statements of Operations. The fair value of the Individual Life reporting unit as of September 30, 2012 was based on a negotiated transaction price.
The annual goodwill assessment for the Mutual Funds and Consumer Markets reporting units and the Group Benefits reporting unit within Corporate was completed as of October 31, 2012, which resulted in no write-downs of goodwill for the year ended December 31, 2012. The reporting units passed the first step of their annual impairment test with a significant margin with the exception of the Group Benefits reporting unit. Group Benefits passed the first step of its annual impairment test with less than a 10% margin. The fair value of the Group Benefits reporting unit is based on discounted cash flows using earnings projections on in force business and future business growth. There could be a positive or negative impact on the result of step one in future periods if assumptions change about the level of economic capital, future business growth, earnings projections or the weighted average cost of capital.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
9. Goodwill and Other Intangible Assets (continued)

Year ended December 31, 2011
During the second quarter of 2011, the Company wrote off the remaining $15 of goodwill associated with the Federal Trust Corporation (“FTC”) reporting unit within Corporate due to the announced divestiture of FTC. The write-off of the FTC reporting unit goodwill was recorded as a loss on disposal within discontinued operations.
The Consumer Markets reporting unit completed its annual goodwill assessment on October 1, 2011 and again on October 31, 2011, which resulted in no impairment of goodwill. In both tests, the Consumer Markets reporting unit passed the first step of the annual impairment tests with a significant margin. The annual goodwill assessment for the Property & Casualty Commercial reporting unit that was performed on October 1, 2011 resulted in a write-down of goodwill of $30, pre-tax leaving no remaining goodwill. The results of the discounted cash flow calculations indicated that the fair value of the reporting unit was less than the carrying value; this was due primarily to a decrease in future expected underwriting cash flows. The decrease in future expected underwriting cash flows is driven by an expected reduction in written premium in the short term as the Company maintains pricing discipline in a downward market cycle, while retaining long term capabilities for future opportunities.
The Company completed its annual goodwill assessment for Mutual Funds, Individual Life, Retirement Plans and Group Benefits, including the goodwill within Corporate, on January 1, 2011 and October 31, 2011, which resulted in no impairment of goodwill. In both tests, the reporting units passed the first step of their annual impairment tests with a significant margin with the exception of the Individual Life reporting unit at the January 1, 2011 test. The Individual Life reporting unit had a margin of less than 10% between fair value and book value on January 1, 2011. As of the October 31, 2011 impairment test, the Individual Life reporting unit had a fair value in excess of book value of approximately 15%, a modest improvement from January 1, 2011 results due to improving cost of capital.
Year ended December 31, 2010
The annual goodwill assessment for the reporting units within Property & Casualty Commercial and Consumer Markets was completed on October 1, 2010, which resulted in no write-downs of goodwill for the year ended December 31, 2010.
The Company completed its annual goodwill assessment for Mutual Funds, Individual Life, Retirement Plans and Group Benefits, including the goodwill within Corporate, on January 1, 2010, which resulted in no write-downs of goodwill in 2010. The reporting units passed the first step of their annual impairment tests with a significant margin with the exception of the Retirement Plans and Individual Life reporting units.
The Retirement Plans reporting unit passed with a margin of less than 10% between fair value and book value. The fair value is based on discounted cash flows using earnings projections on in force business and future business growth.
The Individual Life reporting unit completed the second step of the annual goodwill impairment test resulting in an implied goodwill value that was in excess of its carrying value. Even though the fair value of the reporting unit was lower than its carrying value, the implied level of goodwill in Individual Life exceeded the carrying amount of goodwill. In the hypothetical purchase accounting required by the step two of the goodwill impairment test, the implied present value of future profits was substantially lower than that of the DAC asset removed in purchase accounting. A higher discount rate was used for calculating the present value of future profits as compared to that used for calculating the present value of estimated gross profits for DAC. As a result, in the hypothetical purchase accounting, implied goodwill exceeded the carrying amount of goodwill.
The Company completed its annual goodwill assessment for the FTC reporting unit within Corporate on June 30, 2010. Downward pressure on valuations in general and depressed prices in the banking sector in particular resulted in very few unassisted bank deals taking place. Thus, the Company’s annual assessment resulted in an impairment charge of $153, pre-tax which is recorded in discontinued operations.
Other Intangible Assets
Activity in acquired intangible assets that are subject to amortization is as follows:

	For the years ended December 31,
	2012	2011	2010
Gross carrying amount, beginning of period	$89	$89	$90
Accumulated net amortization	34	25	18
Net carrying amount, beginning of period	55	64	72
Acquisition of business	—	—	(1)
Amortization, net of the accretion of interest	(6)	(9)	(7)
Net carrying amount, end of period [1]	49	55	64
Accumulated net amortization	40	34	25
Gross carrying amount, end of period	$89	$89	$89
[1] Includes $11 for the Retirement Plans reporting unit. For further information, see Note 2 - Business Dispositions of the Notes to Consolidated
Financial Statements.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
9. Goodwill and Other Intangible Assets (continued)

For the years ended December 31, 2012, 2011 and 2010, the Company did not capitalize any costs to extend or renew the term of a recognized intangible asset. As of December 31, 2012, the weighted average amortization period was 13 years for total acquired intangible assets. Net amortization expense for other intangibles is expected to be approximately $6 in each of the succeeding five years.
Net amortization expense for other intangible assets is included in other insurance operating and other expenses in the Consolidated Statement of Operations. Acquired intangible assets primarily consist of distribution agreements and servicing intangibles, and are included in other assets in the Consolidated Balance Sheets. With the exception of goodwill, the Company has no intangible assets with indefinite useful lives. For a discussion of present value of future profits that continue to be subject to amortization and aggregate amortization expense, see Note 8.
10. Separate Accounts, Death Benefits and Other Insurance Benefit Features
U.S. GMDB, International GMDB/GMIB, and UL Secondary Guarantee Benefits
Changes in the gross U.S. GMDB, International GMDB/GMIB, and UL secondary guarantee benefits are as follows:

	U.S. GMDB	International GMDB/GMIB	UL Secondary Guarantees
Liability balance as of January 1, 2012	$1,104	$975	$228
Incurred	210	133	113
Paid	(185)	(189)	—
Unlock	(211)	(155)	22
Currency translation adjustment	—	(103)	—
Liability balance as of December 31, 2012	$918	$661	$363
Reinsurance recoverable asset, as of January 1, 2012	$724	$40	$22
Incurred	121	9	(1)
Paid	(121)	(27)	—
Unlock	(116)	18	—
Currency translation adjustment	—	(4)	—
Reinsurance recoverable asset, as of December 31, 2012	$608	$36	$21

	U.S. GMDB	International GMDB/GMIB	UL Secondary Guarantees
Liability balance as of January 1, 2011	$1,053	$696	$113
Incurred	220	122	53
Paid	(222)	(165)	—
Unlock	53	287	62
Currency translation adjustment	—	35	—
Liability balance as of December 31, 2011	$1,104	$975	$228
Reinsurance recoverable asset, as of January 1, 2011	$686	$36	$30
Incurred	128	18	(8)
Paid	(143)	(30)	—
Unlock	53	15	—
Currency translation adjustment	—	1	—
Reinsurance recoverable asset, as of December 31, 2011	$724	$40	$22

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

The following table provides details concerning GMDB and GMIB exposure as of December 31, 2012:

Individual Variable and Group Annuity Account Value by GMDB/GMIB Type
Maximum anniversary value (“MAV”) [1]	Account Value (“AV”) [8]	Net Amount at Risk (“NAR”) [10]	Retained Net Amount at Risk (“RNAR”) [10]	Weighted Average Attained Age of Annuitant
MAV only	$19,509	$3,973	$783	69
With 5% rollup [2]	1,517	379	115	69
With Earnings Protection Benefit Rider (“EPB”) [3]	4,990	582	80	66
With 5% rollup & EPB	561	127	28	69
Total MAV	26,577	5,061	1,006
Asset Protection Benefit (“APB”) [4]	20,008	1,069	701	67
Lifetime Income Benefit (“LIB”) – Death Benefit [5]	1,063	33	33	65
Reset [6] (5-7 years)	3,098	140	138	69
Return of Premium (“ROP”) [7]/Other	21,807	327	310	66
Subtotal U.S. GMDB	72,553	6,630	2,188	67
Less: General Account Value with U.S. GMDB	7,405
Subtotal Separate Account Liabilities with GMDB	65,148
Separate Account Liabilities without U.S. GMDB	76,421
Total Separate Account Liabilities	$141,569
Japan GMDB [9], [11]	$27,716	$5,736	$4,831	70
Japan GMIB [9], [11]	$25,960	$3,316	$3,316	70

[1]	MAV GMDB is the greatest of current AV, net premiums paid and the highest AV on any anniversary before age 80 years (adjusted for withdrawals).

[2]
Rollup GMDB is the greatest of the MAV, current AV, net premium paid and premiums (adjusted for withdrawals) accumulated at generally 5% simple interest up to the earlier of age 80 years or 100% of adjusted premiums.

[3]
EPB GMDB is the greatest of the MAV, current AV, or contract value plus a percentage of the contract’s growth. The contract’s growth is AV less premiums net of withdrawals, subject to a cap of 200% of premiums net of withdrawals.

[4]	APB GMDB is the greater of current AV or MAV, not to exceed current AV plus 25% times the greater of net premiums and MAV (each adjusted for premiums in the past 12 months).

[5]	LIB GMDB is the greatest of current AV, net premiums paid, or for certain contracts a benefit amount that ratchets over time, generally based on market performance.

[6]	Reset GMDB is the greatest of current AV, net premiums paid and the most recent five to seven year anniversary AV before age 80 years (adjusted for withdrawals).

[7]	ROP GMDB is the greater of current AV or net premiums paid.

[8]	AV includes the contract holder’s investment in the separate account and the general account.

[9]
GMDB includes a ROP and MAV (before age 80 years) paid in a single lump sum. GMIB is a guarantee to return initial investment, adjusted for earnings liquidity which allows for free withdrawal of earnings, paid through a fixed payout annuity, after a minimum deferral period of 10 years, 15 years or 20 years. The GRB related to the Japan GMIB was $28.6 billion and $34.1 billion as of December 31, 2012 and December 31, 2011, respectively. The GRB related to the Japan GMAB and GMWB was $578 as of December 31, 2012 and $701 as of December 31, 2011. These liabilities are not included in the Separate Account as they are not legally insulated from the general account liabilities of the insurance enterprise. As of December 31, 2012, 55% of the GMDB RNAR and 73% of the GMIB NAR is reinsured to a Hartford affiliate, as a result, the effects of the reinsurance are not reflected in this disclosure.

[10]
NAR is defined as the guaranteed benefit in excess of the current AV. RNAR represents NAR reduced for reinsurance. NAR and RNAR are highly sensitive to equity markets movements and increase when equity markets decline. Additionally Japan’s NAR and RNAR are highly sensitive to currency movements and increase when the Yen strengthens.

[11]
Policies with a guaranteed living benefit (GMIB in Japan) also have a guaranteed death benefit. The NAR for each benefit is shown in the table above, however these benefits are not additive. When a policy terminates due to death, any NAR related to GMWB or GMIB is released. Similarly, when a policy goes into benefit status on a GMWB or GMIB, its GMDB NAR is released.

In the U.S., account balances of contracts with guarantees were invested in variable separate accounts as follows:

Asset type	As of December 31, 2012	As of December 31, 2011
Equity securities (including mutual funds)	$58,208	$61,472
Cash and cash equivalents	6,940	7,516
Total	$65,148	$68,988
As of December 31, 2012 and December 31, 2011, approximately 16% and 17%, respectively, of the equity securities above were invested in fixed income securities through these funds and approximately 84% and 83%, respectively, were invested in equity securities through these funds.
See Note 5 for further information on guaranteed living benefits that are accounted for at fair value, such as GMWB.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

11. Sales Inducements
The Company offered enhanced crediting rates or bonus payments to contract holders on certain of its individual and group annuity products. The expense associated with offering a bonus is deferred and amortized over the life of the related contract in a pattern consistent with the amortization of deferred policy acquisition costs. Amortization expense associated with expenses previously deferred is recorded over the remaining life of the contract. Consistent with the Unlock, the Company unlocks the amortization of the sales inducement asset. See Note 8 for more information concerning the Unlock.
Changes in sales inducement activity are as follows:

	For the years ended December 31,
	2012	2011	2010
Balance, beginning of period	$434	$459	$438
Sales inducements deferred	7	20	31
Amortization — Unlock	(82)	(28)	(2)
Amortization charged to income	(34)	(17)	(8)
Balance, end of period	$325	$434	$459
12. Reserve for Future Policy Benefits and Unpaid Losses and Loss Adjustment Expenses
Property and Casualty Insurance Products Unpaid Losses and Loss Adjustment Expenses
A rollforward of liabilities for unpaid losses and loss adjustment expenses follows:

	For the years ended December 31,
	2012	2011	2010
Beginning liabilities for unpaid losses and loss adjustment expenses, gross	$21,550	$21,025	$21,651
Reinsurance and other recoverables	3,033	3,077	3,441
Beginning liabilities for unpaid losses and loss adjustment expenses, net	18,517	17,948	18,210
Add provision for unpaid losses and loss adjustment expenses
Current year	7,274	7,420	6,768
Prior years	(4)	367	(196)
Total provision for unpaid losses and loss adjustment expenses	7,270	7,787	6,572
Less payments
Current year	2,882	3,181	2,952
Prior years	4,216	4,037	3,882
Total payments	7,098	7,218	6,834
Ending liabilities for unpaid losses and loss adjustment expenses, net	18,689	18,517	17,948
Reinsurance and other recoverables	3,027	3,033	3,077
Ending liabilities for unpaid losses and loss adjustment expenses, gross	$21,716	$21,550	$21,025
As of December 31, 2012 and 2011, property and casualty insurance products reserves were discounted by a total of $538 and $542, respectively. The current accident year benefit from discounting property and casualty insurance products reserves was $48 in 2012, $58 in 2011 and $46 in 2010. The slight reduction in discount benefit in 2012 as compared to 2011 is due to a continued reduction in the discount rate, reflecting a lower risk-free rate of return over this period. The growth in discounting benefit in 2011 as compared to 2010 was due to growth in the workers' compensation line of business, tempered by a reduction in the discount rate, reflecting a lower risk-free rate of return over this period. Accretion of discounts for prior accident years totaled $52 in 2012, $38 in 2011, and $26 in 2010. For annuities issued by the Company to fund certain workers’ compensation indemnity payments where the claimant has not released the Company of its obligation, the Company has recorded annuity obligations totaling $834 as of December 31, 2012 and $867 as of December 31, 2011.
In the opinion of management, based upon the known facts and current law, the reserves recorded for the Company’s property and casualty insurance products at December 31, 2012 represent the Company’s best estimate of its ultimate liability for losses and loss adjustment expenses related to losses covered by policies written by the Company. However, because of the significant uncertainties surrounding reserves, and particularly asbestos and environmental exposures, it is possible that management’s estimate of the ultimate liabilities for these claims may change and that the required adjustment to recorded reserves could exceed the currently recorded reserves by an amount that could be material to the Company’s results of operations, financial condition and liquidity. For a further discussion, see Note 13.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
12. Reserves for Future Policy Benefits and Unpaid Losses and Loss Adjustment Expenses (continued)

Examples of current trends affecting frequency and severity include increases in medical cost inflation rates, the changing use of medical care procedures, the introduction of new products and changes in internal claim practices. Other trends include changes in the legislative and regulatory environment over workers’ compensation claims and evolving exposures to claims relating to molestation or abuse and other mass torts. In the case of the reserves for asbestos exposures, factors contributing to the high degree of uncertainty include inadequate loss development patterns, plaintiffs’ expanding theories of liability, the risks inherent in major litigation, and inconsistent emerging legal doctrines. In the case of the reserves for environmental exposures, factors contributing to the high degree of uncertainty include expanding theories of liabilities and damages, the risks inherent in major litigation, inconsistent decisions concerning the existence and scope of coverage for environmental claims, and uncertainty as to the monetary amount being sought by the claimant from the insured.
The following table presents (favorable) unfavorable prior accident years reserve development:

	For the years ended December 31,
	2012	2011	2010
Auto liability	$(25)	$(97)	$(169)
Homeowners	(32)	(1)	23
Professional liability	40	29	(88)
Package business	(20)	(76)	(19)
Workers’ compensation	78	171	(70)
General liability	(87)	(40)	(108)
Fidelity and surety	(9)	(7)	(5)
Commercial property	(8)	(4)	(16)
Net asbestos reserves	48	294	189
Net environmental reserves	10	26	67
All other non-A&E	—	—	11
Uncollectible reinsurance	—	—	(30)
Change in workers' compensation discount, including accretion	52	38	26
Catastrophes	(66)	37	11
Other reserve re-estimates, net	15	(3)	(18)
Total prior accident years development	$(4)	$367	$(196)
Net favorable reserve development in 2012 primarily included the following:

•	a release of general liability reserves, for accident years 2006 to 2008;

•	a release of catastrophes, primarily related to the 2001 World Trade Center worker's compensation claims;

•	partially offset by a strengthening of reserves for workers’ compensation reserves, for accident years 2009 to 2011; and

•	also offset by a strengthening of asbestos and environmental reserves.
Net unfavorable reserve development in 2011 primarily included the following:

•	a strengthening of reserves for workers’ compensation reserves, for accident years 2008 to 2010;

•	a strengthening of asbestos and environmental reserves;

•	partially offset by a release of auto liability claims for accident years 2006 to 2010; and

•	also offset by a release of package business liability coverages in accident years 2005 to 2009.
Net favorable reserve development in 2010 primarily included the following:

•	a release of reserves for auto liability, claims, for accident years 2002 to 2009;

•	a release of reserves for professional liability claims, for accident years 2004 to 2008;

•	a release of general liability claims, primarily related to accident years 2005 to 2008;

•	a release of workers’ compensation reserves related to accident years 2006 and 2007; and

•	partially offset by a strengthening of asbestos and environmental reserves.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
12. Reserves for Future Policy Benefits and Unpaid Losses and Loss Adjustment Expenses (continued)

Life Insurance Products Unpaid Losses and Loss Adjustment Expenses
A rollforward of liabilities, primarily from group disability products, for unpaid losses and loss adjustment expenses follows:

	For the years ended December 31,
	2012	2011	2010
Beginning liabilities for unpaid losses and loss adjustment expenses, gross	$6,547	$6,388	$6,131
Reinsurance recoverables	233	209	213
Beginning liabilities for unpaid losses and loss adjustment expenses, net	6,314	6,179	5,918
Add provision for unpaid losses and loss adjustment expenses
Current year	2,989	3,196	3,260
Prior years	52	98	70
Total provision for unpaid losses and loss adjustment expenses	3,041	3,294	3,330
Less payments
Current year	1,460	1,524	1,552
Prior years	1,600	1,635	1,517
Total payments	3,060	3,159	3,069
Ending liabilities for unpaid losses and loss adjustment expenses, net	6,295	6,314	6,179
Reinsurance recoverables	252	233	209
Ending liabilities for unpaid losses and loss adjustment expenses, gross	$6,547	$6,547	$6,388
The decrease in the provision for unpaid losses and loss adjustment expenses is due to favorable claim terminations, particularly on long-term disability and group life.
The liability for future policy benefits and unpaid losses and loss adjustment expenses is as follows:

	2012	2011
Group life term, disability and accident unpaid losses and loss adjustment expenses	$6,547	$6,547
Group life other unpaid losses and loss adjustment expenses	206	213
Individual life unpaid losses and loss adjustment expenses	173	134
Future policy benefits	12,350	12,572
Future policy benefits and unpaid losses and loss adjustment expenses	$19,276	$19,466

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

13. Commitments and Contingencies
Contingencies Relating to Corporate Litigation and Regulatory Matters
Management evaluates each contingent matter separately. A loss is recorded if probable and reasonably estimable. Management establishes reserves for these contingencies at its “best estimate,” or, if no one number within the range of possible losses is more probable than any other, the Company records an estimated reserve at the low end of the range of losses.
Litigation
The Hartford is involved in claims litigation arising in the ordinary course of business, both as a liability insurer defending or providing indemnity for third-party claims brought against insureds and as an insurer defending coverage claims brought against it. The Hartford accounts for such activity through the establishment of unpaid loss and loss adjustment expense reserves. Subject to the uncertainties discussed below under the caption “Asbestos and Environmental Claims,” management expects that the ultimate liability, if any, with respect to such ordinary-course claims litigation, after consideration of provisions made for potential losses and costs of defense, will not be material to the consolidated financial condition, results of operations or cash flows of The Hartford.

The Hartford is also involved in other kinds of legal actions, some of which assert claims for substantial amounts. These actions include, among others, and in addition to the matters described below, putative state and federal class actions seeking certification of a state or national class. Such putative class actions have alleged, for example, underpayment of claims or improper underwriting practices in connection with various kinds of insurance policies, such as personal and commercial automobile, property, life and inland marine; improper sales practices in connection with the sale of life insurance and other investment products; and improper fee arrangements in connection with investment products. The Hartford also is involved in individual actions in which punitive damages are sought, such as claims alleging bad faith in the handling of insurance claims. Like many other insurers, The Hartford also has been joined in actions by asbestos plaintiffs asserting, among other things, that insurers had a duty to protect the public from the dangers of asbestos and that insurers committed unfair trade practices by asserting defenses on behalf of their policyholders in the underlying asbestos cases. Management expects that the ultimate liability, if any, with respect to such lawsuits, after consideration of provisions made for estimated losses, will not be material to the consolidated financial condition of The Hartford. Nonetheless, given the large or indeterminate amounts sought in certain of these actions, and the inherent unpredictability of litigation, the outcome in certain matters could, from time to time, have a material adverse effect on the Company's results of operations or cash flows in particular quarterly or annual periods.

Apart from the inherent difficulty of predicting litigation outcomes, the Mutual Funds Litigation identified below purports to seek substantial damages for unsubstantiated conduct spanning a multi-year period based on novel applications of complex legal theories. The alleged damages are not quantified or factually supported in the complaint, and, in any event, the Company's experience shows that demands for damages often bear little relation to a reasonable estimate of potential loss. The matter is in the earliest stages of litigation, with no discovery having been taken and no substantive legal decisions by the court defining the scope of the potentially available damages. Accordingly, management cannot reasonably estimate the possible loss or range of loss, if any, or predict the timing of the eventual resolution of this matter.

Mutual Funds Litigation - In February 2011, a derivative action was brought on behalf of six Hartford retail mutual funds in the United States District Court for the District of New Jersey, alleging that Hartford Investment Financial Services, LLC (“HIFSCO”), an indirect subsidiary of the Company, received excessive advisory and distribution fees in violation of its statutory fiduciary duty under Section 36(b) of the Investment Company Act of 1940.  HIFSCO moved to dismiss and, in September 2011, the motion was granted in part and denied in part, with leave to amend the complaint. In November 2011, plaintiffs filed an amended complaint on behalf of The Hartford Global Health Fund, The Hartford Conservative Allocation Fund, The Hartford Growth Opportunities Fund, The Hartford Inflation Plus Fund, The Hartford Advisors Fund, and The Hartford Capital Appreciation Fund. Plaintiffs seek to rescind the investment management agreements and distribution plans between HIFSCO and these funds and to recover the total fees charged thereunder or, in the alternative, to recover any improper compensation HIFSCO received, in addition to lost earnings. HIFSCO filed a partial motion to dismiss the amended complaint and, in December 2012, the court dismissed without prejudice the claims regarding distribution fees and denied the motion with respect to the advisory fees claims. HIFSCO disputes the allegations and intends to defend vigorously.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
13. Commitments and Contingencies (continued)

Asbestos and Environmental Claims
The Company continues to receive asbestos and environmental claims. Asbestos claims relate primarily to bodily injuries asserted by people who came in contact with asbestos or products containing asbestos. Environmental claims relate primarily to pollution and related clean-up costs.
The Company wrote several different categories of insurance contracts that may cover asbestos and environmental claims. First, the Company wrote primary policies providing the first layer of coverage in an insured’s liability program. Second, the Company wrote excess policies providing higher layers of coverage for losses that exhaust the limits of underlying coverage. Third, the Company acted as a reinsurer assuming a portion of those risks assumed by other insurers writing primary, excess and reinsurance coverages. Fourth, subsidiaries of the Company participated in the London Market, writing both direct insurance and assumed reinsurance business.
Significant uncertainty limits the ability of insurers and reinsurers to estimate the ultimate reserves necessary for unpaid losses and expenses related to environmental and particularly asbestos claims. The degree of variability of reserve estimates for these exposures is significantly greater than for other more traditional exposures.
In the case of the reserves for asbestos exposures, factors contributing to the high degree of uncertainty include inadequate loss development patterns, plaintiffs’ expanding theories of liability, the risks inherent in major litigation, and inconsistent emerging legal doctrines. Furthermore, over time, insurers, including the Company, have experienced significant changes in the rate at which asbestos claims are brought, the claims experience of particular insureds, and the value of claims, making predictions of future exposure from past experience uncertain. Plaintiffs and insureds also have sought to use bankruptcy proceedings, including “pre-packaged” bankruptcies, to accelerate and increase loss payments by insurers. In addition, some policyholders have asserted new classes of claims for coverages to which an aggregate limit of liability may not apply. Further uncertainties include insolvencies of other carriers and unanticipated developments pertaining to the Company’s ability to recover reinsurance for asbestos and environmental claims. Management believes these issues are not likely to be resolved in the near future.
In the case of the reserves for environmental exposures, factors contributing to the high degree of uncertainty include expanding theories of liability and damages, the risks inherent in major litigation, inconsistent decisions concerning the existence and scope of coverage for environmental claims, and uncertainty as to the monetary amount being sought by the claimant from the insured.
The reporting pattern for assumed reinsurance claims, including those related to asbestos and environmental claims, is much longer than for direct claims. In many instances, it takes months or years to determine that the policyholder’s own obligations have been met and how the reinsurance in question may apply to such claims. The delay in reporting reinsurance claims and exposures adds to the uncertainty of estimating the related reserves.
It is also not possible to predict changes in the legal and legislative environment and their effect on the future development of asbestos and environmental claims.
Given the factors described above, the Company believes the actuarial tools and other techniques it employs to estimate the ultimate cost of claims for more traditional kinds of insurance exposure are less precise in estimating reserves for certain of its asbestos and environmental exposures. For this reason, the Company principally relies on exposure-based analysis to estimate the ultimate costs of these claims and regularly evaluates new account information in assessing its potential asbestos and environmental exposures. The Company supplements this exposure-based analysis with evaluations of the Company’s historical direct net loss and expense paid and reported experience, and net loss and expense paid and reported experience by calendar and/or report year, to assess any emerging trends, fluctuations or characteristics suggested by the aggregate paid and reported activity.
As of December 31, 2012 and December 31, 2011, the Company reported $1.8 billion and $1.9 billion of net asbestos reserves and $297 and $328 of net environmental reserves, respectively. The Company believes that its current asbestos and environmental reserves are appropriate. However, analyses of future developments could cause The Hartford to change its estimates and ranges of its asbestos and environmental reserves, and the effect of these changes could be material to the Company’s consolidated operating results, financial condition, and liquidity.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
13. Commitments and Contingencies (continued)

Lease Commitments
The total rental expense on operating leases was $105, $122, and $132 in 2012, 2011, and 2010, respectively, which excludes sublease rental income of $6, $13, and $4 in 2012, 2011 and 2010, respectively.
Future minimum lease commitments as of December 31, 2012 are as follows:

Operating Leases
2013	$61
2014	45
2015	37
2016	30
2017	21
Thereafter	43
Total minimum lease payments [1]	$237

[1]	Excludes expected future minimum sublease income of approximately $4 and $2 in 2013 and 2014, respectively.
The Company’s lease commitments consist primarily of lease agreements for office space, data processing, furniture and fixtures, office equipment, and transportation equipment that expire at various dates. Capital lease assets are included in property and equipment.
Unfunded Commitments
As of December 31, 2012, the Company has outstanding commitments totaling $598, of which $562 is committed to fund limited partnership and other alternative investments, which may be called by the partnership during the commitment period (on average 2 to 4 years) to fund the purchase of new investments and partnership expenses. Once the commitment period expires, the Company is under no obligation to fund the remaining unfunded commitment but may elect to do so. Additionally, $30 is largely related to commercial whole loans expected to fund in the first half of 2013. The remaining outstanding commitments are related to various funding obligations associated with private placement securities. These have a commitment period of one month to one year.
Guaranty Fund and Other Insurance-related Assessments
In all states, insurers licensed to transact certain classes of insurance are required to become members of a guaranty fund. In most states, in the event of the insolvency of an insurer writing any such class of insurance in the state, members of the funds are assessed to pay certain claims of the insolvent insurers. A particular state’s fund assesses its members based on their respective written premiums in the state for the classes of insurance in which the insolvent insurer was engaged. Assessments are generally limited for any year to one or two percent of the premiums written per year depending on the state.
The Hartford accounts for guaranty fund and other related assessments in accordance with Accounting Standards Codification 405-30, “Insurance-Related Assessments.” Liabilities for guaranty fund and other insurance-related assessments are accrued when an assessment is probable, when it can be reasonably estimated, and when the event obligating the Company to pay an imposed or probable assessment has occurred. Liabilities for guaranty funds and other insurance-related assessments are not discounted and are included as part of other liabilities in the Consolidated Balance Sheets. As of December 31, 2012 and 2011, the liability balance was $160 and $145 respectively. As of December 31, 2012 and 2011, $34 and $31 related to premium tax offsets were included in other assets. In 2011, The Company recognized $22 for expected assessments related to the Executive Life Insurance Company of New York ("ELNY") insolvency.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
13. Commitments and Contingencies (continued)

Derivative Commitments
Certain of the Company’s derivative agreements contain provisions that are tied to the financial strength ratings of the individual legal entity that entered into the derivative agreement as set by nationally recognized statistical rating agencies. If the legal entity’s financial strength were to fall below certain ratings, the counterparties to the derivative agreements could demand immediate and ongoing full collateralization and in certain instances demand immediate settlement of all outstanding derivative positions traded under each impacted bilateral agreement. The settlement amount is determined by netting the derivative positions transacted under each agreement. If the termination rights were to be exercised by the counterparties; it could impact the legal entity’s ability to conduct hedging activities by increasing the associated costs and decreasing the willingness of counterparties to transact with the legal entity. The aggregate fair value of all derivative instruments with credit-risk-related contingent features that are in a net liability position as of December 31, 2012, is $643. Of this $643 the legal entities have posted collateral of $589 in the normal course of business. Based on derivative market values as of December 31, 2012, a downgrade of one level below the current financial strength ratings by either Moody’s or S&P could require approximately an additional $37 to be posted as collateral. Based on derivative market values as of December 31, 2012, a downgrade by either Moody’s or S&P of two levels below the legal entities’ current financial strength ratings could require approximately an additional $57 of assets to be posted as collateral. These collateral amounts could change as derivative market values change, as a result of changes in our hedging activities or to the extent changes in contractual terms are negotiated. The nature of the collateral that we would post, if required, would be primarily in the form of U.S. Treasury bills and U.S. Treasury notes.
On February 5, 2013 Moody's lowered its counterparty credit and insurer financial strength ratings on Hartford Life and Annuity Insurance Company to Baa2. Given this downgrade action, termination rating triggers in seven derivative counterparty relationships were impacted. The Company is in the process of re-negotiating the rating triggers which it expects to successfully complete. Accordingly, the Company does not expect the current hedging programs to be adversely impacted by the announcement of the downgrade of Hartford Life and Annuity Insurance Company. As of December 31, 2012, the notional amount and fair value related to these counterparties is $18.8 billion and $331, respectively. These counterparties have the right to terminate these relationships and would have to settle the outstanding derivatives prior to exercising their termination right. Accordingly, as of December 31, 2012 five of these counterparties combined would owe the Company the derivatives fair value of $375 and the Company would owe two counterparties combined $44. Of this $44, the legal entities have posted collateral of $33 in the normal course of business. The counterparties have not exercised this termination right. The notional and fair value amounts include a customized GMWB derivative with a notional amount of $3.9 billion and a fair value of $133, for which the Company has a contractual right to make a collateral payment in the amount of approximately $45 to prevent its termination.
14. Income Taxes
Income (loss) from continuing operations before income taxes included income (loss) from domestic operations of $(1,267), $344 and $1,987 for 2012, 2011 and 2010, and income (loss) from foreign operations of $686, $(144) and $285 for 2012, 2011 and 2010. Substantially all of the income (loss) from foreign operations is earned by a Japanese subsidiary.
The provision (benefit) for income taxes consists of the following:

	For the years ended December 31,
	2012	2011	2010
Income Tax Expense (Benefit)
Current - U.S. Federal	$33	$(543)	$102
- International	6	22	69
Total current	39	(521)	171
Deferred - U.S. Federal Excluding NOL Carryforward	(377)	921	93
- Net Operating Loss Carryforward	(301)	(652)	1
- International	158	(121)	303
Total deferred	(520)	148	397
Total income tax expense (benefit)	$(481)	$(373)	$568

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Deferred tax assets (liabilities) include the following:

	As of December 31,
Deferred Tax Assets	2012	2011
Tax discount on loss reserves	$621	$632
Tax basis deferred policy acquisition costs	481	528
Unearned premium reserve and other underwriting related reserves	414	421
Investment-related items	1,525	1,159
Insurance product derivatives	454	913
Employee benefits	599	523
Minimum tax credit	860	868
Net operating loss carryover	1,007	736
Foreign tax credit carryover	149	132
Capital loss carryover	5	—
Other	118	16
Total Deferred Tax Assets	6,233	5,928
Valuation Allowance	(58)	(83)
Deferred Tax Assets, Net of Valuation Allowance	6,175	5,845
Deferred Tax Liabilities
Financial statement deferred policy acquisition costs and reserves	(1,694)	(2,361)
Net unrealized gains on investments	(2,396)	(1,210)
Other depreciable & amortizable assets	(143)	(104)
Other	—	(39)
Total Deferred Tax Liabilities	(4,233)	(3,714)
Net Deferred Tax Asset	$1,942	$2,131
As of December 31, 2012 and 2011, the net deferred tax asset included the expected tax benefit attributable to net operating losses of $2,946 and $2,194, respectively, consisting of U.S. losses of $2,725 and $1,880, respectively, and foreign losses of $221 and $314. The U.S. losses expire from 2013-2032 and the foreign losses have no expiration.
The Company has recorded a deferred tax asset valuation allowance that is adequate to reduce the total deferred tax asset to an amount that will be more likely than not realized. The deferred tax asset valuation allowance, relating mostly to foreign net operating losses, was $58, as of December 31, 2012 and $83 as of December 31, 2011. In assessing the need for a valuation allowance, management considered future taxable temporary difference reversals, future taxable income exclusive of reversing temporary differences and carryforwards, taxable income in open carry back years, as well as other tax planning strategies. These tax planning strategies include holding a portion of debt securities with market value losses until recovery, altering the level of tax exempt securities, selling appreciated securities to offset capital losses, business considerations such as asset-liability matching, and the sales of certain corporate assets. Management views such tax planning strategies as prudent and feasible, and would implement them, if necessary, to realize the deferred tax asset. Based on the availability of additional tax planning strategies identified in the second quarter of 2011, the Company released $86, or 100% of the valuation allowance associated with realized capital losses. Future economic conditions and debt market volatility, including increases in interest rates, can adversely impact the Company’s tax planning strategies and in particular the Company’s ability to utilize tax benefits on previously recognized realized capital losses.
Included in Other Liabilities in the Consolidated Balance Sheets at December 31, 2012 and 2011 are net deferred tax liabilities related to Japan of $376 and $352, respectively.  The December 31, 2012 net deferred tax liability is comprised of a gross deferred tax asset of $274 related to tax discount on loss reserves and a gross deferred tax liability of $650, comprised primarily of $331 for deferred policy acquisition costs and $197 for foreign currency translation adjustments.  The December 31, 2011 net deferred tax liability is comprised of a gross deferred tax asset of $270 related to tax discount on loss reserves and a gross deferred tax liability of $622, comprised primarily of $370 for deferred policy acquisition costs and $346 for foreign currency translation adjustments.  The gross and net deferred tax assets and liabilities related to other foreign tax jurisdictions, other than Japan, is not significant.
As of December 31, 2012 the Company had a current income tax receivable of $19, of which $1 was related to Japan and due from a foreign jurisdiction. As of December 31, 2011 the company had a current income tax payable of $459, of which $46 was related to Japan and payable to a foreign jurisdiction.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
14. Income Tax (continued)

The Company or one or more of its subsidiaries files income tax returns in the U.S. federal jurisdiction, and various state and foreign jurisdictions. The Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations for years prior to 2007. The audit of the years 2007-2009 commenced during 2010 and is expected to conclude by the end of 2013, with no material impact on the consolidated financial condition or results of operations. The 2010-2011 audit commenced in the 4th quarter of 2012 and is expected to conclude by the end of 2014. In addition, in the second quarter of 2011 the Company recorded a tax benefit of $52 as a result of a resolution of a tax matter with the IRS for the computation of the dividends-received deduction (“DRD”) for years 1998, 2000 and 2001. Management believes that adequate provision has been made in the financial statements for any potential assessments that may result from tax examinations and other tax-related matters for all open tax years.
The Company’s unrecognized tax benefits were unchanged during 2012 and 2011, remaining at $48 as of December 31, 2012, 2011 and 2010. This entire amount, if it were recognized, would affect the effective tax rate in the period it is released.
The Company classifies interest and penalties (if applicable) as income tax expense in the financial statements. The Company recognized interest income (expense) of $0, $5, and $(2) during the years ended December 31, 2012, 2011and 2010, respectively. The Company had approximately $1 and $6 of interest receivable accrued at December 31, 2012 and 2011, respectively. The Company does not believe it would be subject to any penalties in any open tax years and, therefore, has not booked any accrual for penalties.
A reconciliation of the tax provision at the U.S. Federal statutory rate to the provision for income taxes is as follows:

	For the years ended December 31,
	2012	2011	2010
Tax provision (benefit) at U.S. Federal statutory rate	$(203)	$70	$795
Tax-exempt interest	(141)	(148)	(152)
Dividends received deduction	(145)	(206)	(154)
Valuation allowance	—	(85)	84
Other	8	(4)	(5)
Provision (benefit) for income taxes	$(481)	$(373)	$568

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

15. Debt
The Hartford’s long-term debt securities are issued by either The Hartford Financial Services Group, Inc. (“HFSG Holding Company”) or Hartford Life, Inc. (“HLI”), an indirect wholly owned subsidiary, and are unsecured obligations of HFSG Holding Company or HLI and rank on a parity with all other unsecured and unsubordinated indebtedness of HFSG Holding Company or HLI.
On January 31, 2013, the Board of Directors authorized a capital management plan which provides for the repayment of approximately $1.0 billion of debt including repayment of $320 of 4.625% senior notes due in July 2013 and $200 of 4.75% senior notes due in March 2014.
Debt is carried net of discount. Short-term and long-term debt by issuance are as follows:

	As of December 31,
	2012	2011
Short-Term Debt
4.625% Notes, due 2013	$320	$—
Long-Term Debt
Senior Notes and Debentures
4.625% Notes, due 2013	—	320
4.75% Notes, due 2014	200	200
4.0% Notes, due 2015	300	300
7.3% Notes, due 2015	200	200
5.5% Notes, due 2016	300	300
5.375% Notes, due 2017	499	499
4.0% Notes, due 2017	325	—
6.3% Notes, due 2018	500	500
6.0% Notes, due 2019	500	500
5.5% Notes, due 2020	499	499
5.125% Notes, due 2022	796	—
7.65% Notes, due 2027	149	149
7.375% Notes, due 2031	92	92
5.95% Notes, due 2036	298	298
6.625% Notes, due 2040	299	299
6.1% Notes, due 2041	325	325
6.625% Notes, due 2042	424	—
Total Senior Notes and Debentures	5,706	4,481
Junior Subordinated Debentures
7.875% Notes, due 2042	600	—
8.125% Notes, due 2068	500	500
10.0% Notes, due 2068	—	1,235
Total Junior Subordinated Debentures	1,100	1,735
Total Long-Term Debt	$6,806	$6,216
The effective interest rate on the 6.1% senior notes due 2041 is 7.9%. The effective interest rate on the 10.0% junior subordinated debentures due 2068 was 15.3%. The effective interest rate on the remaining notes does not differ materially from the stated rate.
Interest Expense
Interest expense incurred is as follows:

	For the years ended December 31,
	2012	2011	2010
Long-term debt	$457	$508	$508
Total interest expense	$457	$508	$508

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
15. Debt (continued)

Collateralized Advances
Hartford Life Insurance Company (“HLIC”), an indirect wholly owned subsidiary, became a member of the Federal Home Loan Bank of Boston (“FHLBB”) in May 2011. Membership allows HLIC access to collateralized advances, which may be used to support various spread-based business and enhance liquidity management. The Connecticut Department of Insurance (“CTDOI”) will permit HLIC to pledge up to $1.25 billion in qualifying assets to secure FHLBB advances for 2013. The amount of advances that can be taken are dependent on the asset types pledged to secure the advances. The pledge limit is recalculated annually based on statutory admitted assets and capital and surplus. HLIC would need to seek the prior approval of the CTDOI if there were a desire to exceed these limits. As of December 31, 2012, HLIC had no advances outstanding under the FHLBB facility.
Senior Notes
On April 5, 2012, the Company issued $1.55 billion aggregate principal amount of senior notes. The issuance consisted of $325 of 4% senior notes due 2017, $800 of 5.125% senior notes due 2022 and $425 of 6.625% senior notes due 2042 (collectively, the “Senior Notes”) for net proceeds of approximately $1.5 billion, after deducting underwriting discounts and offering expenses. The Senior Notes bear interest at their respective rate, payable semi-annually in arrears on April 15 and October 15 of each year, and began on October 15, 2012.
Junior Subordinated Debentures
On April 17, 2012, the Company (i) repurchased all outstanding 10% fixed-to-floating rate junior subordinated debentures due 2068 with a $1.75 billion aggregate principal amount held by Allianz SE (“Allianz”) (the “10% Debentures”) for $2.125 billion (plus a payment by the Company of unpaid interest on the 10% Debentures) and (ii) settled the repurchase of the Series B and Series C warrants held by Allianz to purchase shares of the Company’s common stock, see Note 16. In addition, the 10% Debentures replacement capital covenant (the “10% Debentures RCC”) was terminated on April 12, 2012 with the consent of the holders of a majority in aggregate principal amount of the Company’s outstanding 6.1% senior notes due 2041. Upon closing, the Company recognized a loss on extinguishment in the second quarter of 2012 of $587, after-tax, representing the premium associated with repurchasing the 10% Debentures at an amount greater than the face amount, the write-off of the unamortized discount and debt issuance costs related to the 10% Debentures and other costs related to the repurchase transaction. On April 5, 2012, the Company issued $600 aggregate principal amount of 7.875% fixed-to-floating rate junior subordinated debentures due 2042 (the “Debentures”) for net proceeds of approximately $586, after deducting underwriting discounts and offering expenses. The Company financed the repurchase of the 10% Debentures through the issuance of the Senior Notes and the Debentures.
The Debentures bear interest from the date of issuance to but excluding April 15, 2022 at an annual rate of 7.875%, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year to and including April 15, 2022. Commencing on April 15, 2022 the Debentures bear interest at an annual rate equal to three-month LIBOR, reset quarterly, plus 5.596%, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on July 15, 2022. The Company has the right, on one or more occasions, to defer the payment of interest on the Debentures. The Company may defer interest for up to ten consecutive years without giving rise to an event of default. Deferred interest will accumulate additional interest at an annual rate equal to the annual interest rate then applicable to the Debentures. If the Company defers interest payments on the Debentures, the Company generally may not make payments on or redeem or purchase any shares of its capital stock or any of its debt securities or guarantees that rank upon liquidation, dissolution or winding up equally with or junior to the Debentures, subject to certain limited exceptions.
The Company may elect to redeem the Debentures in whole at any time or in part from time to time on or after April 15, 2022, at a redemption price equal to the principal amount of the Debentures being redeemed plus accrued and unpaid interest to but excluding the date of redemption. If the Debentures are not redeemed in whole, at least $25 aggregate principal amount of the Debentures must remain outstanding after giving effect to such redemption. The Debentures may be redeemed in whole at any time prior to April 15, 2022, within 90 days of the occurrence of a tax event or rating agency event, at a redemption price equal to the greater of (i) the principal amount of the Debentures being redeemed, or (ii) the present value of the (a) outstanding principal and (b) remaining scheduled payments of interest that would have been payable from the redemption date to and including April 15, 2022 on the Debentures to be redeemed (not including any portion of such payments of interest accrued and unpaid to but excluding the redemption date), discounted from their respective interest payment dates to but excluding the redemption date at a discount rate equal to the Treasury Rate plus a spread of 0.7%, in each case, plus accrued and unpaid interest to but excluding the redemption date.
The Debentures are unsecured, subordinated and junior in right of payment and upon liquidation to all of the Company’s existing and future senior indebtedness. In addition, the Debentures are effectively subordinated to all of the Company’s subsidiaries’ existing and future indebtedness and other liabilities, including obligations to policyholders. The Debentures do not limit the Company’s or the Company’s subsidiaries’ ability to incur additional debt, including debt that ranks senior in right of payment and upon liquidation to the Debentures.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
15. Debt (continued)

The Debentures rank equally in right of payment and upon liquidation with (i) any indebtedness the terms of which provide that such indebtedness ranks equally with the Debentures, including guarantees of such indebtedness, (ii) the Company’s existing 8.125% fixed-to-floating rate junior subordinated debentures due 2068 (the “8.125% Debentures”), (iii) the Company’s Income Capital Obligation Notes due 2067, issuable pursuant to the Junior Subordinated Indenture, dated as of February 12, 2007, between us and Wilmington Trust Company (the “ICON securities”), (iv) our trade accounts payable, and (v) any of our indebtedness owed to a person who is our subsidiary or employee.
Long-Term Debt Maturities
Long-term debt maturities as of December 31, 2012 are summarized as follows:

2013	$320
2014	200
2015	500
2016	300
2017	825
Thereafter	5,075
Shelf Registrations
On August 4, 2010, The Hartford filed with the Securities and Exchange Commission (the “SEC”) an automatic shelf registration statement (Registration No. 333-168532) for the potential offering and sale of debt and equity securities. The registration statement allows for the following types of securities to be offered: debt securities, junior subordinated debt securities, preferred stock, common stock, depositary shares, warrants, stock purchase contracts, and stock purchase units. In that The Hartford is a well-known seasoned issuer, as defined in Rule 405 under the Securities Act of 1933, the registration statement went effective immediately upon filing and The Hartford may offer and sell an unlimited amount of securities under the registration statement during the three-year life of the registration statement.
Contingent Capital Facility
The Hartford is party to a put option agreement that provides The Hartford with the right to require the Glen Meadow ABC Trust, a Delaware statutory trust, at any time and from time to time, to purchase The Hartford’s junior subordinated notes in a maximum aggregate principal amount not to exceed $500. Under the Put Option Agreement, The Hartford will pay the Glen Meadow ABC Trust premiums on a periodic basis, calculated with respect to the aggregate principal amount of notes that The Hartford had the right to put to the Glen Meadow ABC Trust for such period. The Hartford has agreed to reimburse the Glen Meadow ABC Trust for certain fees and ordinary expenses. The Company holds a variable interest in the Glen Meadow ABC Trust where the Company is not the primary beneficiary. As a result, the Company did not consolidate the Glen Meadow ABC Trust. As of December 31, 2012, The Hartford has not exercised its right to require Glen Meadow ABC Trust to purchase the notes. As a result, the notes remain a source of capital for the HFSG Holding Company.
Commercial Paper and Revolving Credit Facility
The table below details the Company’s short-term debt programs and the applicable balances outstanding.

	Effective Date	Expiration Date	Maximum Available December 31,		Outstanding December 31,
Description			2012	2011	2012	2011
Commercial Paper
The Hartford	11/10/1986	N/A	$2,000	$2,000	$—	$—
Revolving Credit Facility
4-year revolving credit facility	1/6/2012	1/6/2016	1,750	—	—	—
5-year revolving credit facility [1]	8/9/2007	8/9/2012	—	1,900	—	—
Total Commercial Paper and Revolving Credit Facility			$3,750	$3,900	$—	$—
[1] Terminated in January 2012.
While the Company’s maximum borrowings available under its commercial paper program are $2.0 billion, the Company is dependent upon market conditions to access short-term financing through the issuance of commercial paper to investors. As of December 31, 2012, the Company has no commercial paper outstanding.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
15. Debt (continued)

In January 2012, the Company entered into a senior unsecured revolving credit facility (the “Credit Facility”) that provides for borrowing capacity up to $1.75 billion (which is available in U.S. dollars, and in Euro, Sterling, Canadian dollars and Japanese Yen) through January 6, 2016. Of the total availability under the Credit Facility, up to $250 is available to support letters of credit issued on behalf of the Company or subsidiaries of the Company. Under the Credit Facility, the Company must maintain a minimum level of consolidated net worth of $14.9 billion. The definition of consolidated net worth under the terms of the Credit Facility, excludes AOCI and includes the Company’s outstanding junior subordinated debentures and perpetual preferred securities, net of discount. In addition, the Company’s maximum ratio of consolidated total debt to consolidated total capitalization is 35%, and the ratio of consolidated total debt of subsidiaries to consolidated total capitalization is limited to 10%. As of December 31, 2012, the Company was in compliance with all financial covenants under the Credit Facility.
The Hartford’s Japan operations also maintain two lines of credit in support of operations. Both lines of credit are in the amount of approximately $60, or ¥5 billion, and individually have expiration dates of September 30, 2013 and January 6, 2014.
Consumer Notes
The Company issued consumer notes through its Retail Investor Notes Program prior to 2009. A consumer note is an investment product distributed through broker-dealers directly to retail investors as medium-term, publicly traded fixed or floating rate, or a combination of fixed and floating rate, notes. Consumer notes are part of the Company’s spread-based business and proceeds are used to purchase investment products, primarily fixed rate bonds. Proceeds are not used for general operating purposes. Consumer notes maturities may extend up to 30 years and have contractual coupons based upon varying interest rates or indexes (e.g. consumer price index) and may include a call provision that allows the Company to extinguish the notes prior to its scheduled maturity date. Certain Consumer notes may be redeemed by the holder in the event of death. Redemptions are subject to certain limitations, including calendar year aggregate and individual limits. The aggregate limit is equal to the greater of $1 or 1% of the aggregate principal amount of the notes as of the end of the prior year. The individual limit is $250 thousand per individual. Derivative instruments are utilized to hedge the Company’s exposure to market risks in accordance with Company policy. As of December 31, 2012, these consumer notes have interest rates ranging from 4% to 6% for fixed notes and, for variable notes, based on December 31, 2012 rates, either consumer price index plus 100 to 260 basis points, or indexed to the S&P 500, Dow Jones Industrials, foreign currency, or the Nikkei 225. The aggregate maturities of Consumer Notes are as follows: $78 in 2013, $13 in 2014, $30 in 2015, $18 in 2016, $12 in 2017 and $8 thereafter. For 2012, 2011 and 2010, interest credited to holders of consumer notes was $10, $15, and $25, respectively.
16. Equity
Issuance of Common Stock
On March 23, 2010, The Hartford issued approximately 59.6 million shares of common stock at a price to the public of $27.75 per share and received net proceeds of $1.6 billion.
Issuance of Series F Preferred Stock
On March 23, 2010, The Hartford issued 23 million depositary shares, each representing a 1/40th interest in The Hartford’s 7.25% mandatory convertible preferred stock, Series F, at a price of $25 per depositary share and received net proceeds of approximately $556. The Company will pay cumulative dividends on each share of the mandatory convertible preferred stock at a rate of 7.25% per annum on the initial liquidation preference of $1,000 per share. Dividends will accrue and cumulate from the date of issuance and, to the extent that the Company is legally permitted to pay dividends and its board of directors declares a dividend payable, the Company will, from July 1, 2010 until and including January 1, 2013 pay dividends on each January 1, April 1, July 1 and October 1, in cash and (whether or not declared prior to that date) on April 1, 2013 will pay or deliver, as the case may be, dividends in cash, shares of its common stock, or a combination thereof, at its election. Dividends on and repurchases of the Company’s common stock will be subject to restrictions in the event that the Company fails to declare and pay, or set aside for payment, dividends on the Series F preferred stock.
The 575,000 shares of mandatory convertible preferred stock, Series F, will automatically convert into shares of common stock on April 1, 2013, if not earlier converted at the option of the holder, at any time, or upon the occurrence of a fundamental change. The number of shares issuable upon mandatory conversion of each share of mandatory convertible preferred stock will be a variable amount based on the average of the daily volume weighted average price per share of the Company’s common stock during a specified period of 20 consecutive trading days with the number of shares of common stock ranging from 29.536 to 36.036 per share of mandatory convertible preferred stock, subject to anti-dilution adjustments.
The declaration of a quarterly common stock dividend in the first quarter of 2012 triggered a provision in The Hartford's Fixed Conversion Rate Agreement resulting in an adjustment to the minimum conversion rate to 29.8831 from 29.536 shares and the maximum conversion rate to 36.4596 from 36.036 shares of Common Stock per share of Series F Preferred Stock.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
16. Equity (continued)

Allianz SE Warrants
In connection with the Company’s October 17, 2008 investment agreement with Allianz SE, Allianz was issued warrants, with an initial term of seven years, to purchase the Company’s Series B Non-Voting Contingent Convertible Preferred Stock and Series C Non-Voting Contingent Convertible Preferred Stock, structured to entitle Allianz, upon receipt of necessary approvals, to purchase 69,115,324 shares of common stock at an initial exercise price of $25.32 per share.
The warrants were immediately exercisable, pending the receipt of specified regulatory approvals, for the Series B Preferred Stock, which were initially convertible, in the aggregate, into 34,806,452 shares of common stock.
In addition to the receipt of specified regulatory approvals, the conversion into 34,308,872 shares of common stock of the Series C Preferred Stock underlying certain of the warrants was subject to the approval of the Company’s stockholders in accordance with applicable regulations of the New York Stock Exchange. Under the investment agreement, the Company was obligated to pay a cash payment to Allianz if such stockholder approval was not obtained at the first or second stockholder meetings to consider such approval. Because the conversion of the Series C Preferred Stock was subject to stockholder approval and the related payment provision represents a form of net cash settlement outside the Company’s control, the warrants to purchase the Series C Preferred Stock and the stockholder approval payment were recorded as a derivative liability at issuance.
On March 26, 2009, the Company’s shareholders approved the conversion of the Series C Preferred Stock. As a result of this shareholder approval, the Company was not obligated to pay Allianz any cash payment related to these warrants and therefore these warrants no longer provide for any form of net cash settlement outside the Company’s control. As such, the warrants to purchase the Series C Preferred Stock were reclassified from other liabilities to equity at their fair value. As of March 26, 2009, the fair value of these warrants was $93. For the year ended December 31, 2009, the Company recognized a gain of $70, representing the change in fair value of the warrants through March 26, 2009.
The discretionary equity issuance program that the Company announced on June12, 2009 triggered an anti-dilution provision in the investment agreement with Allianz, which resulted in an adjustment of the warrant exercise price to $25.25 from 25.32 and to the number of shares that may be purchased to 69,314,987 from 69,115,324. The exercise price under the warrants is subject to adjustment in certain circumstances.
The issuance of warrants to the U.S. Department of the Treasury triggered a contingency payment in the investment agreement related to additional investors. Upon receipt of preliminary approval to participate in the Capital Purchase Program, The Hartford negotiated with Allianz to modify the form of the contingency payment. The settlement of the contingency payment was negotiated to allow Allianz a one-time extension of the exercise period of its outstanding warrants from seven to ten years and a $200 cash payment on October 15, 2009. The Hartford recorded a liability for the cash payment and an adjustment to additional paid-in capital for the warrant modification resulting in a net realized capital loss of approximately $300 for the year ended December 31, 2009.
Additionally, the issuance of common and preferred stock during the first quarter of 2010 triggered an anti-dilution provision in investment agreement with Allianz, which resulted in an adjustment to the warrant exercise price to $25.23 from $25.25 and to the number of shares that may be purchased to 69,351,806 from 69,314,987.
On March 30, 2012 the Company repurchased all of the outstanding Series B and Series C warrants held by Allianz for $300. These warrants authorized Allianz to purchase 69,351,806 shares of the Company’s common stock at an exercise price of $25.23 per share. The repurchase was settled on April 17, 2012.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
16. Equity (continued)

The Company’s Participation in the Capital Purchase Program
On June 26, 2009, as part of the Capital Purchase Program (“CPP”) established by the U.S. Department of the Treasury (“Treasury”) under the Emergency Economic Stabilization Act of 2008 (the “EESA”), the Company entered into a Private Placement Purchase Agreement with Treasury pursuant to which the Company issued and sold to Treasury 3,400,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series E, having a liquidation preference of $1,000 per share (the “Series E Preferred Stock”), and a ten-year warrant to purchase up to 52,093,973 shares of the Company’s common stock, par value $0.01 per share, at an exercise price of $9.79 per share, for an aggregate purchase price of $3.4 billion.
Cumulative dividends on the Series E Preferred Stock accrued on the liquidation preference at a rate of 5% per annum. The Series E Preferred Stock had no maturity date and ranked senior to the Company’s common stock. The Series E Preferred Stock was non-voting.
Upon issuance, the fair values of the Series E Preferred Stock and the associated warrants were computed as if the instruments were issued on a stand alone basis. The fair value of the Series E Preferred stock was estimated based on a five-year holding period and cash flows discounted at a rate of 13% resulting in a fair value estimate of approximately $2.5 billion. The Company used a Black-Scholes options pricing model including an adjustment for American-style options to estimate the fair value of the warrants, resulting in a stand alone fair value of approximately $400. The most significant and unobservable assumption in this valuation was the Company’s share price volatility. The Company used a long-term realized volatility of the Company’s stock of 62%. In addition, the Company assumed a dividend yield of 1.72%.
The individual fair values were then used to record the Preferred Stock and associated warrants on a relative fair value basis of $2.9 billion and $480, respectively. The warrants of $480 were recorded to additional paid-in capital as permanent equity. The preferred stock amount was recorded at the liquidation value of $1,000 per share or $3.4 billion , net of discount of $480. The discount was amortized from the date of issuance, using the effective yield method and recorded as a direct reduction to retained earnings and deducted from income available to common stockholders in the calculation of earnings per share. The amortization of discount totaled $40 for the year ended December 31, 2009.
On March 31, 2010, the Company repurchased all 3.4 million shares of Series E preferred stock issued to the Treasury for an aggregate purchase price of $3.4 billion and made a final dividend payment of $22 on the Series E preferred stock. The Company recorded a $440 charge to retained earnings representing the acceleration of the accretion of the remaining discount on the Series E preferred stock.
On September 27, 2010, the Treasury sold its warrants to purchase approximately 52 million shares of The Hartford’s common stock in a secondary public offering for net proceeds of approximately $706. The Hartford did not receive any proceeds from this sale. The warrants are exercisable, in whole or in part, at any time and from time to time until June 26, 2019 at an initial exercise price of $9.79. The exercise price will be paid by the withholding by The Hartford of a number of shares of common stock issuable upon exercise of the warrants equal to the value of the aggregate exercise price of the warrants so exercised determined by reference to the closing price of The Hartford’s common stock on the trading day on which the warrants are exercised and notice is delivered to the warrant agent. The Hartford did not purchase any of the warrants sold by the Treasury.
Subsequently, the declaration of common stock dividends of $0.40 per share during each of the years ended December 31, 2012 and 2011 triggered a provision in The Hartford’s Warrant Agreement with The Bank of New York Mellon, resulting in adjustments to the warrant exercise price. The warrant exercise price was $9.599 and $9.699 at December 31, 2012 and 2011, respectively.
Stock Repurchase Program
During the year ended December 31, 2012, the Company completed a $500 equity repurchase program authorized on July 27, 2011 by the Board of Directors that permitted for purchases of common stock, as well as warrants and other derivative securities. In addition to repurchases that occurred in 2011, the repurchases in 2012 included 8.0 million common shares for $149, and the repurchase of all outstanding Series B and Series C warrants held by Allianz for $300.
On January 31, 2013, the Board of Directors authorized a capital management plan which provides for a $500 equity repurchase program to be completed by December 31, 2014.
Noncontrolling Interests
Noncontrolling interest includes VIEs in which the Company has concluded that it is the primary beneficiary, see Note 6 for further discussion of the Company’s involvement in VIEs, and general account mutual funds where the Company holds the majority interest due to seed money investments.
In 2010, the Company recognized the noncontrolling interest in these entities in other liabilities since these entities represent investment vehicles whereby the noncontrolling interests may redeem these investments at any time.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
16. Equity (continued)

Statutory Results
The domestic insurance subsidiaries of The Hartford prepare their statutory financial statements in conformity with statutory accounting practices prescribed or permitted by the applicable state insurance department which vary materially from U.S. GAAP. Prescribed statutory accounting practices include publications of the National Association of Insurance Commissioners (“NAIC”), as well as state laws, regulations and general administrative rules. The differences between statutory financial statements and financial statements prepared in accordance with U.S. GAAP vary between domestic and foreign jurisdictions. The principal differences are that statutory financial statements do not reflect deferred policy acquisition costs and limit deferred income taxes, life benefit reserves predominately use interest rate and mortality assumptions prescribed by the NAIC, bonds are generally carried at amortized cost and reinsurance assets and liabilities are presented net of reinsurance.
The statutory net income (loss) and surplus was as follows:

	For the years ended December 31,
Statutory Net Income (Loss)	2012	2011	2010
U.S. life insurance subsidiaries, includes domestic captive insurance subsidiaries	$592	$(1,272)	$(140)
Property and casualty insurance subsidiaries	883	514	1,477
Total	$1,475	$(758)	$1,337

	As of December 31,
Statutory Surplus	2012	2011
U.S. life insurance subsidiaries, includes domestic captive insurance subsidiaries	$6,410	$7,388
Property and casualty insurance subsidiaries	7,645	7,412
Total	$14,055	$14,800
The Company also holds regulatory capital and surplus for its operations in Japan. Under the accounting practices and procedures governed by Japanese regulatory authorities, the Company’s statutory capital and surplus was $1.1 billion and $1.3 billion, as of December 31, 2012 and 2011, respectively.
Regulatory Capital Requirements
The Hartford's U.S. insurance companies' states of domicile impose risk-based capital (“RBC”) requirements. The requirements provide a means of measuring the minimum amount of statutory surplus appropriate for an insurance company to support its overall business operations based on its size and risk profile. Regulatory compliance is determined by a ratio of a company's total adjusted capital (“TAC”) to its authorized control level RBC (“ACL RBC”). Companies below specific trigger points or ratios are classified within certain levels, each of which requires specified corrective action. The minimum level of TAC before corrective action commences is two times the ACL RBC (“Company Action Level”). The adequacy of a company's capital is determined by the ratio of a company's TAC to its Company Action Level (known as the RBC ratio). All of The Hartford's operating insurance subsidiaries had RBC ratios in excess of the minimum levels required by the applicable insurance regulations.
Similar to the RBC ratios that are employed by U.S. insurance regulators, regulatory authorities in the international jurisdictions in which The Hartford operates generally establish minimum solvency requirements for insurance companies. All of The Hartford's international insurance subsidiaries have solvency margins in excess of the minimum levels required by the applicable regulatory authorities.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
16. Equity (continued)

Dividend Restrictions
Dividends to the HFSG Holding Company from its insurance subsidiaries are restricted. The payment of dividends by Connecticut-domiciled insurers is limited under the insurance holding company laws of Connecticut. These laws require notice to and approval by the state insurance commissioner for the declaration or payment of any dividend, which, together with other dividends or distributions made within the preceding twelve months, exceeds the greater of (i) 10% of the insurer’s policyholder surplus as of December 31 of the preceding year or (ii) net income (or net gain from operations, if such company is a life insurance company) for the twelve-month period ending on the thirty-first day of December last preceding, in each case determined under statutory insurance accounting principles. In addition, if any dividend of a Connecticut-domiciled insurer exceeds the insurer’s earned surplus, it requires the prior approval of the Connecticut Insurance Commissioner. The insurance holding company laws of the other jurisdictions in which The Hartford’s insurance subsidiaries are incorporated (or deemed commercially domiciled) generally contain similar (although in certain instances somewhat more restrictive) limitations on the payment of dividends. Dividends paid to HFSG Holding Company by its life insurance subsidiaries are further dependent on cash requirements of HLI and other factors. The Company’s property-casualty insurance subsidiaries are permitted to pay up to a maximum of approximately $1.4 billion in dividends to HFSG Holding Company in 2013 without prior approval from the applicable insurance commissioner. The life insurance subsidiaries' dividend limitation under the holding company laws of Connecticut is $577 in 2013. However, because the life insurance subsidiaries' earned surplus is negative as of December 31, 2012, the life insurance subsidiaries will not be permitted to pay any dividends in 2013 without prior approval from the Connecticut Insurance Commissioner. In addition to statutory limitations on paying dividends, the Company also takes other items into consideration when determining dividends from subsidiaries. These considerations include, but are not limited to expected earnings and capitalization of the subsidiary, regulatory capital requirements and liquidity requirements of the individual operating company. In 2013, HFSG Holding Company anticipates receiving approximately $800 in dividends from its property-casualty insurance subsidiaries, net of dividends to fund interest payments on an intercompany note between Hartford Holdings, Inc. and Hartford Fire Insurance Company, and no regular dividends from the life insurance subsidiaries. On February 5, 2013 the Company received approval from the State of Connecticut Insurance Department for a $1.2 billion extraordinary dividend from its Connecticut domiciled life insurance subsidiaries. This dividend was paid on February 22, 2013. In 2012, HFSG Holding Company and HLI received no dividends from the life insurance subsidiaries, and HFSG Holding Company received $1.0 billion in dividends from its property-casualty insurance subsidiaries. The amount received from its property-casualty insurance subsidiaries included $156 related to funding interest payments on an intercompany note between Hartford Holdings Inc. and Hartford Fire Insurance Company and $841 used in conjunction with other resources at the HFSG Holding Company principally to fund dividends, interest, capital contributions to subsidiaries and debt maturities.
There are no current restrictions on the HFSG Holding Company's ability to pay dividends to its shareholders.
Restricted Net Assets
The Company's insurance subsidiaries had net assets of $24 billion, determined in accordance with U.S. GAAP, that were restricted from payment to the HFSG Holding Company, without prior regulatory approval at December 31, 2012.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

17. Accumulated Other Comprehensive Income (Loss), Net of Tax
The components of AOCI were as follows:

	Unrealized Gain (Loss) on Securities	Net Gain on Cash-Flow Hedging Instruments	Foreign Currency Translation Adjustments	Pension and Other Postretirement Plan Adjustment	Accumulated Other Comprehensive Income (Loss)
For the year ended December 31, 2012
Balance, beginning of year	$1,412	$516	$574	$(1,251)	$1,251
Unrealized gain on securities [1] [2]	1,907	—	—	—	1,907
Change in other-than-temporary impairment losses recognized in other comprehensive income [1]	52	—	—	—	52
Change in net gain on cash-flow hedging instruments [1] [3]	—	(88)	—	—	(88)
Change in foreign currency translation adjustments [1]	—	—	(168)	—	(168)
Change in pension and other postretirement plan adjustment [1]	—	—	—	(111)	(111)
Balance, end of year	$3,371	$428	$406	$(1,362)	$2,843
For the year ended December 31, 2011
Balance, beginning of year	$(664)	$385	$467	$(1,178)	$(990)
Unrealized gain on securities [1] [2]	2,067	—	—	—	2,067
Change in other-than-temporary impairment losses recognized in other comprehensive income [1]	9	—	—	—	9
Cumulative effect of accounting change	—	—	—	—	—
Change in net gain on cash-flow hedging instruments [1] [3]	—	131	—	—	131
Change in foreign currency translation adjustments [1]	—	—	107	—	107
Change in pension and other postretirement plan adjustment [1]	—	—	—	(73)	(73)
Balance, end of year	$1,412	$516	$574	$(1,251)	$1,251
For the year ended December 31, 2010
Balance, beginning of year	$(2,866)	$257	$192	$(1,055)	$(3,472)
Unrealized gain on securities [1] [2]	1,889	—	—	—	1,889
Change in other-than-temporary impairment losses recognized in other comprehensive income [1]	116	—	—	—	116
Cumulative effect of accounting change	197	—	—	—	197
Change in net gain on cash-flow hedging instruments [1] [3]	—	128	—	—	128
Change in foreign currency translation adjustments [1]	—	—	275	—	275
Change in pension and other postretirement plan adjustment [1]	—	—	—	(123)	(123)
Balance, end of year	$(664)	$385	$467	$(1,178)	$(990)

[1]
Included in the unrealized gain (loss) balance as of December 31, 2012, 2011 and 2010 was net unrealized gains (losses) credited to policyholders of $(20), $(65), and $(87), respectively. Included in the AOCI components were the following:

•	Unrealized gain (loss) on securities is net of tax and deferred acquisition costs of $1,600, $1,126, and $3,407, for the years ended December 31, 2012, 2011 and 2010 , respectively.

•
Change in other-than-temporary impairment losses recognized in other comprehensive income is net of changes in the fair value of non-credit impaired securities of $147, $112 and $647 for the years ended December 31, 2012, 2011 and 2010, respectively, and net of tax and deferred acquisition costs of $(55), $(14) and $(113) for the years ended December 31, 2012, 2011 and 2010, respectively.

•	Net gain (loss) on cash-flow hedging instruments is net of tax of $(47), $71, and $69 for the years ended December 31, 2012, 2011 and 2010, respectively.

•	Changes in foreign currency translation adjustments are net of tax of $(90), $58 and $148 for the years ended December 31, 2012, 2011 and 2010, respectively.

•	Change in pension and other postretirement plan adjustment is net of tax of $(60), $(39), and $(66) for the years ended December 31, 2012, 2011 and 2010, respectively.

[2]	Net of reclassification adjustment for gains (losses) realized in net income of $57, $88, and $(78) for the years ended for the years ended December 31, 2012, 2011 and 2010, respectively.

[3]	Net of amortization adjustment of $139, $125, and $94 to net investment income for the years ended December 31, 2012, 2011 and 2010, respectively.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

18. Employee Benefit Plans
The Company maintains The Hartford Retirement Plan for U.S. Employees, a U.S. qualified defined benefit pension (the “Plan”) that covers substantially all U.S. employees hired prior to January 1, 2013. Effective for all employees who joined the Company on or after January 1, 2001, a new component or formula was applied under the Plan referred to as the “cash balance formula”. The Company began using the cash balance formula to calculate future pension benefits for services rendered on or after January 1, 2009 for all employees hired before January 1, 2001. These amounts are in addition to amounts earned by those employees through December 31, 2008 under the traditional final average pay formula.
The Company also maintains non-qualified pension plans to accrue retirement benefits in excess of Internal Revenue Code limitations.
Effective December 31, 2012, the Company amended the Plan to freeze participation and benefit accruals. As a result, employees will not accrue further benefits under the cash balance formula of the plan, although interest will continue to accrue to existing account balances. Compensation earned by employees up to December 31, 2012 will be used for purposes of calculating benefits under the Plan but there will be no future benefit accruals after that date. Participants as of December 31, 2012 will continue to earn vesting credit with respect to their frozen accrued benefits as they continue to work. The freeze also applies to The Hartford Excess Pension Plan II, the Company's non-qualified excess benefit plan for certain highly compensated employees, effective December 31, 2012. The Company announced these changes in April 2012.
The Company provides certain health care and life insurance benefits for eligible retired employees. The Company’s contribution for health care benefits will depend upon the retiree’s date of retirement and years of service. In addition, the plan has a defined dollar cap for certain retirees which limits average Company contributions. The Hartford has prefunded a portion of the health care obligations through a trust fund where such prefunding can be accomplished on a tax effective basis. Effective January 1, 2002, Company-subsidized retiree medical, retiree dental and retiree life insurance benefits were eliminated for employees with original hire dates with the Company on or after January 1, 2002.
The Company also amended its postretirement medical, dental and life insurance coverage plans for all current employees to no longer provide subsidized coverage for current employees who retire on or after January 1, 2014. The Company announced these changes in April 2012.
Assumptions
Pursuant to accounting principles related to the Company’s pension and other postretirement obligations to employees under its various benefit plans, the Company is required to make a significant number of assumptions in order to calculate the related liabilities and expenses each period. The two economic assumptions that have the most impact on pension and other postretirement expense are the discount rate and the expected long-term rate of return on plan assets. In determining the discount rate assumption, the Company utilizes a discounted cash flow analysis of the Company’s pension and other postretirement obligations and currently available market and industry data. The yield curve utilized in the cash flow analysis is comprised of bonds rated Aa or higher with maturities primarily between zero and thirty years. Based on all available information, it was determined that 4.00% and 3.50% were the appropriate discount rates as of December 31, 2012 to calculate the Company’s pension and other postretirement obligations, respectively. Accordingly, the 4.00% and 3.50% discount rates will also be used to determine the Company’s 2013 pension and other postretirement expense, respectively.
The Company determines the expected long-term rate of return assumption based on an analysis of the Plan portfolio’s historical compound rates of return since 1979 (the earliest date for which comparable portfolio data is available) and over 5 year and 10 year periods. The Company selected these periods, as well as shorter durations, to assess the portfolio’s volatility, duration and total returns as they relate to pension obligation characteristics, which are influenced by the Company’s workforce demographics. In addition, the Company also applies long-term market return assumptions to an investment mix that generally anticipates 60% fixed income securities, 20% equity securities and 20% alternative assets to derive an expected long-term rate of return. Based upon these analyses, management reduced the long-term rate of return assumption to 7.10% to determine the Company's 2013 expense. Management maintained the long-term rate of return assumption at 7.30% as of December 31, 2012.
Weighted average assumptions used in calculating the benefit obligations and the net amount recognized as of December 31, 2012 and 2011 were as follows:

	Pension Benefits		Other Postretirement Benefits
	2012	2011	2012	2011
Discount rate	4.00%	4.75%	3.50%	4.50%
Rate of increase in compensation levels	3.75%	3.75%	N/A	N/A

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
18. Employee Benefit Plans (continued)

Weighted average assumptions used in calculating the net periodic benefit cost for the Company’s pension plans were as follows:

	For the years ended December 31,
	2012	2011	2010
Discount rate	4.50%	5.50%	6.00%
Expected long-term rate of return on plan assets	7.30%	7.30%	7.30%
Rate of increase in compensation levels	3.75%	4.00%	4.00%
Weighted average assumptions used in calculating the net periodic benefit cost for the Company’s other postretirement plans were as follows:

	For the years ended December 31,
	2012	2011	2010
Discount rate	4.00%	5.25%	5.75%
Expected long-term rate of return on plan assets	7.30%	7.30%	7.30%
Assumed health care cost trend rates were as follows:

	As of December 31,
	2012	2011	2010
Pre-65 health care cost trend rate	8.45%	8.95%	9.70%
Post-65 health care cost trend rate	6.15%	7.75%	8.25%
Rate to which the cost trend rate is assumed to decline (the ultimate trend rate)	4.75%	5.00%	5.00%
Year that the rate reaches the ultimate trend rate	2020	2019	2018
A one-percentage point change in assumed health care cost trend rates would have an insignificant effect on the amounts reported for other postretirement plans.
Obligations and Funded Status
The following tables set forth a reconciliation of beginning and ending balances of the benefit obligation and fair value of plan assets, as well as the funded status of The Hartford’s defined benefit pension and postretirement health care and life insurance benefit plans for the years ended December 31, 2012 and 2011. International plans represent an immaterial percentage of total pension assets, liabilities and expense and, for reporting purposes, are combined with domestic plans.
In addition to the discount rate change, the Company’s benefit obligation also increased due to the use of an updated mortality table.

	Pension Benefits		Other Postretirement Benefits
Change in Benefit Obligation	2012	2011	2012	2011
Benefit obligation — beginning of year	$5,465	$4,795	$424	$408
Service cost (excluding expenses)	92	102	2	5
Interest cost	250	259	14	20
Plan participants’ contributions	—	—	20	18
Actuarial loss (gain)	28	43	1	(15)
Settlements	(3)	—	—	—
Curtailment gain due to plan freeze	(42)	—	(116)	—
Change in assumptions	545	497	19	37
Benefits paid	(256)	(230)	(54)	(52)
Retiree drug subsidy	—	—	3	3
Foreign exchange adjustment	1	(1)	—	—
Benefit obligation — end of year	$6,080	$5,465	$313	$424

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
18. Employee Benefit Plans (continued)

			Other Postretirement
	Pension Benefits		Benefits
Change in Plan Assets	2012	2011	2012	2011
Fair value of plan assets — beginning of year	$4,513	$3,922	$203	$190
Actual return on plan assets	381	613	17	13
Employer contributions	201	201	—	—
Benefits paid	(230)	(210)	—	—
Expenses paid	(13)	(12)	—	—
Settlements	(3)	—	—	—
Foreign exchange adjustment	1	(1)	—	—
Fair value of plan assets — end of year	$4,850	$4,513	$220	$203
Funded status — end of year	$(1,230)	$(952)	$(93)	$(221)
The fair value of assets for pension benefits, and hence the funded status, presented in the table above excludes assets of $116 and $109 held in rabbi trusts and designated for the non-qualified pension plans as of December 31, 2012 and 2011, respectively. The assets do not qualify as plan assets; however, the assets are available to pay benefits for certain retired, terminated and active participants. Such assets are available to the Company’s general creditors in the event of insolvency. The assets consist of equity and fixed income investments. To the extent the fair value of these rabbi trusts were included in the table above, pension plan assets would have been $4,966 and $4,622 as of December 31, 2012 and 2011, respectively, and the funded status of pension benefits would have been $(1,114) and $(843) as of December 31, 2012 and 2011, respectively.
The accumulated benefit obligation for all defined benefit pension plans was $6,079 and $5,413 as of December 31, 2012 and 2011, respectively.
The following table provides information for The Hartford’s defined benefit pension plans with an accumulated benefit obligation in excess of plan assets.

	As of December 31,
	2012	2011
Projected benefit obligation	$6,080	$5,441
Accumulated benefit obligation	6,079	5,394
Fair value of plan assets	4,850	4,492
Amounts recognized in the Consolidated Balance Sheets as of December 31 consist of:

	Pension Benefits		Other Postretirement Benefits
	2012	2011	2012	2011
Other assets	$—	$—	$—	$—
Other liabilities	1,230	952	93	221
Total	$1,230	$952	$93	$221

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
18. Employee Benefit Plans (continued)

Components of Net Periodic Benefit Cost and Other Amounts Recognized in Other Comprehensive Income (Loss)
In the Company’s non-qualified pension plan the amount of lump sum benefit payments exceeded the amount of service and interest cost for the year ended December 31, 2010. As a result, the Company recorded settlement expense of $20 to recognize the actuarial loss associated with the pro-rata portion of the obligation that has been settled.
Total net periodic benefit cost includes the following components:

	Pension Benefits			Other Postretirement Benefits
	2012	2011	2010	2012	2011	2010
Service cost	$92	$102	$102	$2	$5	$7
Interest cost	250	259	252	14	20	22
Expected return on plan assets	(312)	(298)	(286)	(14)	(14)	(13)
Amortization of prior service credit	(9)	(9)	(9)	(4)	(1)	(1)
Amortization of actuarial loss	231	159	107	1	—	—
Settlements	1	—	20	—	—	—
Curtailment gain due to plan freeze	(11)	—	—	(1)	—	—
Net periodic benefit cost	$242	$213	$186	$(2)	$10	$15
Amounts recognized in other comprehensive income (loss) were as follows:

	Pension Benefits		Other Postretirement Benefits
	2012	2011	2012	2011
Amortization of actuarial loss	$(231)	$(159)	$(1)	$—
Settlement loss	(1)	—	—	—
Amortization of prior service credit	21	9	(111)	1
Net loss arising during the year	477	237	18	24
Total	$266	$87	$(94)	$25
Amounts in accumulated other comprehensive income (loss) on a before tax basis that have not yet been recognized as components of net periodic benefit cost consist of:

	Pension Benefits		Other Postretirement Benefits
	2012	2011	2012	2011
Net loss	$2,175	$1,930	$58	$39
Prior service credit	—	(21)	(110)	1
Transition obligation	—	—	—	2
Total	$2,175	$1,909	$(52)	$42
The estimated net loss for the defined benefit pension plans that will be amortized from accumulated other comprehensive income (loss) into net periodic benefit cost during 2013 is $57. The estimated prior service cost for the other postretirement benefit plans that will be amortized from accumulated other comprehensive income (loss) into net periodic benefit cost during 2013 is $(7). The estimated net loss for the other postretirement plans that will be amortized from accumulated other comprehensive income into net periodic benefit cost during 2013 is an insignificant amount.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
18. Employee Benefit Plans (continued)

Plan Assets
Investment Strategy and Target Allocation
The overall investment strategy of the Plan is to maximize total investment returns to provide sufficient funding for present and anticipated future benefit obligations within the constraints of a prudent level of portfolio risk and diversification. With respect to asset management, the oversight responsibility of the Plan rests with The Hartford’s Pension Fund Trust and Investment Committee composed of individuals whose responsibilities include establishing overall objectives and the setting of investment policy; selecting appropriate investment options and ranges; reviewing the asset allocation mix and asset allocation targets on a regular basis; and monitoring performance to determine whether or not the rate of return objectives are being met and that policy and guidelines are being followed. The Company believes that the asset allocation decision will be the single most important factor determining the long-term performance of the Plan.
The Company’s pension plan and other postretirement benefit plans’ target allocation by asset category is presented in the table below.

		Target Asset Allocation
	Pension Plans		Other Postretirement Plans
	(minimum)	(maximum)	(minimum)	(maximum)
Equity securities	10%	32%	15%	35%
Fixed income securities	50%	70%	65%	85%
Alternative assets	10%	25%	—%	—%
Divergent market performance among different asset classes may, from time to time, cause the asset allocation to deviate from the desired asset allocation ranges. The asset allocation mix is reviewed on a periodic basis. If it is determined that an asset allocation mix rebalancing is required, future portfolio additions and withdrawals will be used, as necessary, to bring the allocation within tactical ranges.
The Company’s pension plan and other postretirement benefit plans’ weighted average asset allocation at December 31, 2012 and 2011 is presented in the table below.

	Percentage of Pension Plans Assets At Fair Value as of December 31,		Percentage of Other Postretirement Plans Assets at Fair Value as of December 31,
	2012	2011	2012	2011
Equity securities	20%	20%	23%	22%
Fixed income securities	60%	62%	77%	78%
Alternative Assets	20%	18%	—%	—%
Total	100%	100%	100%	100%
The Plan assets are invested primarily in separate portfolios managed by HIMCO, a wholly-owned subsidiary of the Company. These portfolios encompass multiple asset classes reflecting the current needs of the Plan, the investment preferences and risk tolerance of the Plan and the desired degree of diversification. These asset classes include publicly traded equities, bonds and alternative investments and are made up of individual investments in cash and cash equivalents, equity securities, debt securities, asset-backed securities and hedge funds. Hedge fund investments represent a diversified portfolio of partnership investments in absolute-return investment strategies.
In addition, the Company uses U.S. Treasury bond futures contracts and U.S. Treasury STRIPS in a duration overlay program to adjust the duration of Plan assets to better match the duration of the benefit obligation.
Investment Valuation
For further discussion on the valuation of investments, see Note 5.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
18. Employee Benefit Plans (continued)

Pension Plan Assets
The fair values of the Company’s pension plan assets by asset category are as follows:

	Pension Plan Assets at Fair Value as of December 31, 2012
Asset Category	Level 1	Level 2	Level 3	Total
Short-term investments:	$2	$514	$—	$516
Fixed Income Securities:
Corporate	—	908	3	911
RMBS	—	325	3	328
U.S. Treasuries	35	980	—	1,015
Foreign government	—	52	2	54
CMBS	—	166	—	166
Other fixed income [1]	—	77	9	86
Equity Securities:
Large-cap domestic	—	591	—	591
Mid-cap domestic	51	—	—	51
Small-cap domestic	44	—	—	44
International	258	—	—	258
Other equities	—	1	—	1
Other investments:
Hedge funds	—	633	263	896
Total pension plan assets at fair value [2]	$390	$4,247	$280	$4,917

[1]	Includes ABS, municipal bonds, and foreign bonds.

[2]	Excludes approximately $76 of investment payables net of investment receivables that are not carried at fair value. Also excludes approximately $9 of interest receivable carried at fair value.
The fair values of the Company’s pension plan assets by asset category are as follows:

	Pension Plan Assets at Fair Value as of December 31, 2011
Asset Category	Level 1	Level 2	Level 3	Total
Short-term investments:	$119	$549	$—	$668
Fixed Income Securities:
Corporate	—	741	3	744
RMBS	—	334	11	345
U.S. Treasuries	59	819	—	878
Foreign government	—	53	3	56
CMBS	—	117	—	117
Other fixed income [1]	—	70	4	74
Equity Securities:
Large-cap domestic	—	570	—	570
Mid-cap domestic	52	—	—	52
Small-cap domestic	38	—	—	38
International	217	—	—	217
Other equities	—	1	—	1
Other investments:
Hedge funds	—	—	759	759
Total pension plan assets at fair value [2]	$485	$3,254	$780	$4,519

[1]	Includes ABS and municipal bonds.

[2]	Excludes approximately $43 of investment payables net of investment receivables that are not carried at fair value. Also excludes approximately $37 of interest receivable carried at fair value.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
18. Employee Benefit Plans (continued)

The tables below provide a fair value level 3 rollforward for the twelve months ended December 31, 2012 and 2011 for the Pension Plan Assets for which significant unobservable inputs (Level 3) are used in the fair value measurement on a recurring basis. The Plan classifies the fair value of financial instruments within Level 3 if there are no observable markets for the instruments or, in the absence of active markets, if one or more of the significant inputs used to determine fair value are based on the Plan’s own assumptions. Therefore, the gains and losses in the tables below include changes in fair value due partly to observable and unobservable factors.

Pension Plan Asset Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Assets	Corporate	RMBS	Foreign government	Other fixed income	Hedge funds	Totals
Fair Value as of January 1, 2012	$3	$11	$3	$4	$759	$780
Realized gains/(losses), net	—	(1)	—	—	17	16
Changes in unrealized gains/(losses), net	1	1	—	—	(2)	—
Purchases	1	17	1	10	267	296
Issuances	—	—	—	—	—	—
Sales	(2)	(25)	(2)	(1)	(106)	(136)
Transfers into Level 3	—	—	—	3	—	3
Transfers out of Level 3	$—	$—	$—	$(7)	$(672)	$(679)
Fair Value as of December 31, 2012	$3	$3	$2	$9	$263	$280
The transfers in and out of level 3 were due to a change in the accounting policy classification of hedge funds.

Pension Plan Asset Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Assets	Corporate	RMBS	Foreign government	Other fixed income	Hedge funds	Totals
Fair Value as of January 1, 2011	$3	$9	$2	$8	$635	$657
Realized gains/(losses), net	—	—	—	—	—	—
Changes in unrealized gains/(losses), net	1	—	—	2	21	24
Purchases	2	10	3	1	223	239
Issuances	—	—	—	—	—	—
Sales	(1)	(9)	(2)	(4)	(120)	(136)
Transfers into Level 3	1	1	6	2	—	10
Transfers out of Level 3	$(3)	$—	$(6)	$(5)	$—	$(14)
Fair Value as of December 31, 2011	$3	$11	$3	$4	$759	$780
The transfers in and out of level 3 were due to a change in the pricing source.

There was no Company common stock included in the Plan’s assets as of December 31, 2012 and 2011.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
18. Employee Benefit Plans (continued)

The fair value of the Company’s other postretirement plan assets by asset category are as follows:

	Other Postretirement Plan Assets at Fair Value as of December 31, 2012
Asset Category	Level 1	Level 2	Level 3	Total
Short-term investments	$—	$14	$—	$14
Fixed Income Securities:
Corporate	—	65	—	65
RMBS	—	46	—	46
U.S. Treasuries	—	24	—	24
Foreign government	—	1	—	1
CMBS	—	24	—	24
Other fixed income	—	5	—	5
Equity Securities:
Large-cap	—	50	—	50
Total other postretirement plan assets at fair value [1]	$—	$229	$—	$229

[1]	Excludes approximately $10 of investment payables net of investment receivables that are not carried at fair value. Also excludes approximately $1 of interest receivable carried at fair value.

The fair value of the Company’s other postretirement plan assets by asset category are as follows:

	Other Postretirement Plan Assets at Fair Value as of December 31, 2011
Asset Category	Level 1	Level 2	Level 3	Total
Short-term investments	$—	$9	$—	$9
Fixed Income Securities:
Corporate	—	53	—	53
RMBS	—	48	—	48
U.S. Treasuries	—	28	—	28
Foreign government	—	2	—	2
CMBS	—	18	—	18
Other fixed income	—	4	—	4
Equity Securities:
Large-cap	—	43	—	43
Total other postretirement plan assets at fair value [1]	$—	$205	$—	$205

[1]	Excludes approximately $3 of investment payables net of investment receivables that are not carried at fair value. Also excludes approximately $1 of interest receivable carried at fair value.

There was no Company common stock included in the other postretirement benefit plan assets as of December 31, 2012 and 2011.
Concentration of Risk
In order to minimize risk, the Plan maintains a listing of permissible and prohibited investments. In addition, the Plan has certain concentration limits and investment quality requirements imposed on permissible investment options. Permissible investments include U.S. equity, international equity, alternative asset and fixed income investments including derivative instruments. Derivative instruments include future contracts, options, swaps, currency forwards, caps or floors and will be used to control risk or enhance return but will not be used for leverage purposes.
Securities specifically prohibited from purchase include, but are not limited to: shares or fixed income instruments issued by The Hartford, short sales of any type within long-only portfolios, non-derivative securities involving the use of margin, leveraged floaters and inverse floaters, including money market obligations, natural resource real properties such as oil, gas or timber and precious metals.
Other than U.S. government and certain U.S. government agencies backed by the full faith and credit of the U.S. government, the Plan does not have any material exposure to any concentration risk of a single issuer.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
18. Employee Benefit Plans (continued)

Cash Flows
The following table illustrates the Company’s prior contributions.

Employer Contributions	Pension Benefits	Other Postretirement Benefits
2012	$201	$—
2011	$201	$—
In 2012, the Company, at its discretion, made $200 in contributions to the U.S. qualified defined benefit pension plan. The Company presently anticipates contributing approximately $100 to its U.S. qualified defined benefit pension plan in 2013 based upon certain economic and business assumptions. These assumptions include, but are not limited to, equity market performance, changes in interest rates and the Company’s other capital requirements. For 2013, the Company does not have a required minimum funding contribution for the Plan and the funding requirements for all of the pension plans are expected to be immaterial.
Employer contributions in 2012 and 2011 were made in cash and did not include contributions of the Company’s common stock.
Benefit Payments
The following table sets forth amounts of benefits expected to be paid over the next ten years from the Company’s pension and other postretirement plans as of December 31, 2012:

	Pension Benefits	Other Postretirement Benefits
2013	$301	$40
2014	316	39
2015	305	36
2016	315	33
2017	322	31
2018 - 2022	1,710	122
Total	$3,269	$301
In addition, the following table sets forth amounts of other postretirement benefits expected to be received under the Medicare Part D Subsidy over the next ten years as of December 31, 2012:

2013	$4
2014	4
2015	4
2016	4
2017	5
2018 - 2022	24
Total	$45
Investment and Savings Plan
Substantially all U.S. employees are eligible to participate in The Hartford Investment and Savings Plan under which designated contributions may be invested in common stock of The Hartford or certain other investments. These contributions are matched, up to 3.0% of base salary, by the Company. In 2012, employees who had earnings of less than $110,000 in the preceding year received a contribution of 1.5% of base salary and employees who had earnings of $110,000 or more in the preceding year received a contribution of 0.5% of base salary. The cost to The Hartford for this plan was approximately $58, $59, and $62 for 2012, 2011, and 2010, respectively. Additionally, The Hartford has established defined contribution pension plans for certain employees of the Company’s international subsidiaries. The cost to The Hartford in 2012, 2011, and 2010 for these plans was immaterial.
Effective January 1, 2013, the Company will increase benefits under The Hartford Investment and Savings Plan, its defined contribution 401(k) savings plan, and The Hartford Excess Savings Plan. The Company's contributions will be increased to include a non-elective contribution of 2% of eligible compensation and a dollar-for-dollar matching contribution of up to 6.00% of eligible compensation contributed by the employee each pay period. Eligible compensation is expanded to include overtime and bonuses but will be limited to a total of $1,000,000 annually.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

19. Stock Compensation Plans
The Company has three primary stock-based compensation plans which are described below. Shares issued in satisfaction of stock-based compensation may be made available from authorized but unissued shares, shares held by the Company in treasury or from shares purchased in the open market. In 2012 and 2011, the Company issued shares from treasury in satisfaction of stock-based compensation.

	For the year ended December 31,
	2012	2011	2010
Stock-based compensation plans expense	$95	$53	$94
Income tax benefit	(33)	(19)	(33)
Total stock-based compensation plans expense, after-tax	$62	$34	$61
The Company did not capitalize any cost of stock-based compensation. As of December 31, 2012, the total compensation cost related to non-vested awards not yet recognized was $78, which is expected to be recognized over a weighted average period of 1.8 years.
Stock Plan
The Hartford 2010 Incentive Stock Plan (the "2010 Stock Plan") provides for awards to be granted in the form of non-qualified or incentive stock options qualifying under Section 422 of the Internal Revenue Code, stock appreciation rights, performance shares, restricted stock or restricted stock units, or any other form of stock-based award. The aggregate number of shares of stock which may be awarded is subject to a maximum limit of 18,000,000 shares applicable to all awards for the ten-year duration of the 2010 Stock Plan. If any award under the prior The Hartford Incentive Stock Plan (as approved by the Company’s shareholders in 2000) or under the prior The Hartford 2005 Incentive Stock Plan (as approved by the Company’s shareholders in 2005) that was outstanding as of March 31, 2010, is forfeited, terminated, surrendered, exchanged, expires unexercised, or is settled in cash in lieu of stock (including to effect tax withholding) or for the net issuance of a lesser number of shares than the number subject to the award, the shares of stock subject to such award (or the relevant portion thereof) shall be available for awards under the 2010 Stock Plan and such shares shall be added to the maximum limit. As of December 31, 2012, there were 10,893,344 shares available for future issuance.
The fair values of awards granted under the 2010 Stock Plan are measured as of the grant date and expensed ratably over the awards’ vesting periods, generally 3 years. For stock option awards granted or modified in 2006 and later, the Company began expensing awards to retirement-eligible employees immediately or over a period shorter than the stated vesting period because the employees receive accelerated vesting upon retirement and therefore the vesting period is considered non-substantive. All awards provide for accelerated vesting upon a change in control of the Company as defined in the 2010 Stock Plan.
Stock Option Awards
Under the 2010 Stock Plan, all options granted have an exercise price at least equal to the market price of the Company’s common stock on the date of grant, and an option’s maximum term is not to exceed 10 years. Under the 2010 Stock Plan, options will generally become exercisable as determined at the time of grant. For any year, no individual employee may receive an award of options for more than 2,000,000 shares under the 2010 Stock Plan. Under the 2005 Stock Plan, certain options become exercisable over a three year period commencing one year from the date of grant, while certain other options become exercisable at the later of three years from the date of grant or upon specified market appreciation of the Company’s common shares.
The Company uses a hybrid lattice/Monte-Carlo based option valuation model (the “valuation model”) that incorporates the possibility of early exercise of options into the valuation. The valuation model also incorporates the Company’s historical termination and exercise experience to determine the option value.
The valuation model incorporates ranges of assumptions for inputs, and therefore, those ranges are disclosed below. The term structure of volatility is generally constructed utilizing implied volatilities from exchange-traded options, CPP warrants related to the Company’s stock, historical volatility of the Company’s stock and other factors. The Company uses historical data to estimate option exercise and employee termination within the valuation model, and accommodates variations in employee preference and risk-tolerance by segregating the grantee pool into a series of behavioral cohorts and conducting a fair valuation for each cohort individually. The expected term of options granted is derived from the output of the option valuation model and represents, in a mathematical sense, the period of time that options are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Constant Maturity Treasury yield curve in effect at the time of grant. There were no stock option awards granted in 2010.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
19. Stock Compensation Plans (continued)

	For the year ended December 31,
	2012			2011
Expected dividend yield	1.3%			1.3%
Expected annualized spot volatility	38.6%	-	51.5%	35.8%	-	47.1%
Weighted average annualized volatility	51.4%			41.7%
Risk-free spot rate	0.1%	-	2.0%	0.1%	-	3.5%
Expected term	5.2 years			5.7 years
A summary of the status of non-qualified stock options included in the Company’s Stock Plans as of December 31, 2012 and changes during the year ended December 31, 2012 is presented below:

	Number of Options (in thousands)	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at beginning of year	4,839	$47.89	3.7	$—
Granted	1,582	20.63
Exercised	(363)	7.37
Forfeited	(600)	45.12
Expired	(921)	65.27
Outstanding at end of year	4,537	38.42	5.2	—
Exercisable at end of year	2,537	$50.51	2.5	—
The weighted average grant-date fair value of options granted during the years ended December 31, 2012 and 2011 was $7.41 and $10.76 respectively. The total intrinsic value of options exercised during the years ended December 31, 2012, 2011 and 2010 was $4, $2, and $1, respectively.
Share Awards
Share awards are valued equal to the market price of the Company’s common stock on the date of grant. Share awards granted under the Stock Plans and outstanding include restricted stock units, restricted stock and performance shares. Generally, restricted stock units vest at or over three years and restricted stock vests in three to five years. Performance shares become payable within a range of 0% to 200% of the number of shares initially granted based upon the attainment of specific performance goals achieved over a specified period, generally three years. The maximum award of restricted stock units, restricted stock or performance shares for any individual employee in any year under the 2010 Stock Plan is 500,000 shares or units.
A summary of the status of the Company’s non-vested share awards as of December 31, 2012, and changes during the year ended December 31, 2012, is presented below:

Non-vested Shares	Shares (in thousands)	Weighted-Average Grant-Date Fair Value
Non-vested at beginning of year	4,164	$27.60
Granted	4,667	20.56
Vested	(956)	30.13
Forfeited	(884)	24.25
Non-vested at end of year	6,991	$22.98
The total fair value of shares vested during the years ended December 31, 2012, 2011 and 2010 was $20, $20 and $13, respectively, based on estimated performance factors. The Company did not make cash payments in settlement of stock compensation during the years ended December 31, 2012 and 2011 and 2010.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
19. Stock Compensation Plans (continued)

Restricted Unit awards
In 2010 and 2009, The Hartford issued restricted units as part of The Hartford’s 2005 Stock Plan. Restricted stock unit awards under the plan have historically been settled in shares, but under this award will be settled in cash and are thus referred to as “Restricted Units”. The economic value recipients will ultimately realize will be identical to the value that would have been realized if the awards had been settled in shares, i.e., upon settlement, recipients will receive cash equal to The Hartford’s share price multiplied by the number of restricted units awarded. Because Restricted Units will be settled in cash, the awards are remeasured at the end of each reporting period until settlement. Awards granted in 2009 vested after a three year period. Awards granted in 2010 include both graded and cliff vesting restricted units which vest over a three year period. The graded vesting attribution method is used to recognize the expense of the award over the requisite service period. For example, the graded vesting attribution method views one three-year grant with annual graded vesting as three separate sub-grants, each representing one third of the total number of awards granted. The first sub-grant vests over one year, the second sub-grant vests over two years and the third sub-grant vests over three years.
There were no restricted units awarded for 2012 or 2011. As of December 31, 2012 and 2011, 832 and 5,319 restricted units were non-vested, respectively.
Deferred Stock Unit Plan
Effective July 31, 2009, the Compensation and Management Development Committee of the Board authorized The Hartford Deferred Stock Unit Plan (“Deferred Stock Unit Plan”), and, on October 22, 2009, it was amended. The Deferred Stock Unit Plan provides for contractual rights to receive cash payments based on the value of a specified number of shares of stock. The Deferred Stock Unit Plan provides for two award types, Deferred Units and Restricted Units. Deferred Units are earned ratably over a year, based on the number of regular pay periods occurring during such year. Deferred Units are credited to the participant's account on a quarterly basis based on the market price of the Company’s common stock on the date of grant and are fully vested at all times. Deferred Units credited to employees prior to January 1, 2010 (other than senior executive officers hired on or after October 1, 2009) are not paid until after two years from their grant date. Deferred Units credited on or after January 1, 2010 (and any credited to senior executive officers hired on or after October 1, 2009) are paid in three equal installments after the first, second and third anniversaries of their grant date. Restricted Units are intended to be incentive compensation and, unlike Deferred Units, vest over time, generally three years, and are subject to forfeiture. The Deferred Stock Unit Plan is structured consistent with the limitations and restrictions on employee compensation arrangements imposed by the Emergency Economic Stabilization Act of 2008 and the TARP Standards for Compensation and Corporate Governance Interim Final Rule issued by the U.S. Department of Treasury on June 10, 2009.
There were no deferred stock units awarded in 2012 or 2011.
A summary of the status of the Company’s non-vested awards under the Deferred Stock Unit Plan as of December 31, 2012, is presented below:

Non-vested Units	Restricted Units (in thousands)	Weighted-Average Grant-Date Fair Value
Non-vested at beginning of year	491	24.84
Granted	—	—
Vested	(81)	24.12
Forfeited	(101)	24.66
Non-vested at end of year	309	$25.08
Employee Stock Purchase Plan
In 1996, the Company established The Hartford Employee Stock Purchase Plan (“ESPP”). Under this plan, eligible employees of The Hartford purchase common stock of the Company at a discount rate of 5% of the market price per share on the last trading day of the offering period. In 2009 and prior years, eligible employees of The Hartford purchased common stock of the Company at a 15% discount from the lower of the closing market price at the beginning or end of the offering period. Employees purchase a variable number of shares of stock through payroll deductions elected as of the beginning of the offering period. The Company may sell up to 15,400,000 shares of stock to eligible employees under the ESPP. As of December 31, 2012, there were 5,773,954 shares available for future issuance. During the years ended December 31, 2012, 2011 and 2010, 688,655, 768,380, and 729,598 shares were sold, respectively. The weighted average per share fair value of the discount under the ESPP was $1.00, $1.03 and $1.24 during the years ended December 31, 2012 , 2011 and 2010, respectively. In 2012, 2011, and 2010, the fair value is estimated based on the 5% discount off the market price per share on the last trading day of the offering period.
Additionally, The Hartford has established employee stock purchase sub-plans for certain employees of the Company's international subsidiaries. Under these sub-plans, participants may purchase common stock of The Hartford at a fixed price. The activity under these programs is not material.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

20. Discontinued Operations
The operations of the Company's U.K. variable annuity business meet the criteria for reporting as discontinued operations in accordance with the announced sale of HLIL. For further information regarding the sale of HLIL, see Note 2 - Business Dispositions.
On November 1, 2011, the Company completed a merger with CenterState Banks, Inc. (“CBI”), pursuant to which Federal Trust Corporation (“FTC”), a wholly owned subsidiary of the Company, was merged with and into CBI, and Federal Trust Bank (“FTB”), a federally chartered, FDIC-insured thrift and wholly owned subsidiary of FTC, was merged with and into CenterState Bank of Florida, N.A. (“CenterState Bank”), a wholly owned subsidiary of CBI. The Company recorded an after-tax charge of $74 to net realized capital losses in the second quarter of 2011 for the estimated loss on disposal, including the write off of remaining goodwill of $10, after-tax, and losses on certain FTC and FTB assets and liabilities, which were not transferred to CenterState Bank. Upon final closing with CBI, the Company recorded a benefit of $6, after tax, in the fourth quarter of 2011 related to the divestiture.
In the first quarter of 2011, the Company completed the sale of its wholly-owned subsidiary Specialty Risk Services (“SRS”) and recorded a net realized capital gain of $150, after-tax. SRS is a third-party claims administration business that provides self-insured, insured, and alternative market clients with customized claims services. The Company is required to provide certain services to SRS for up to 24 months under a Transition Services Agreement. During the fourth quarter 2011 the Company recorded a charge of $4, after-tax, attributed to asset disposals. SRS is included in the Property & Casualty Commercial reporting segment.
In addition, during the fourth quarter of 2010, the Company completed the sales of its indirect wholly-owned subsidiaries Hartford Investments Canada Corporation (“HICC”) and Hartford Advantage Investment, Ltd. (“HAIL”) and recorded net realized gains (losses) of $41 and $(4), respectively.
The following table summarizes the amounts related to discontinued operations in the Consolidated Statements of Operations.

	For the years ended December 31,
	2012	2011	2010
Revenues
Fee income and other	$46	$50	$87
Net investment income
Securities available-for-sale and other	10	26	38
Equity securities, trading	201	(14)	238
Total net investment income (loss)	211	12	276
Net realized capital gains (losses)	33	75	(25)
Other revenues	—	48	213
Total revenues	290	185	551
Benefits, losses and expenses
Benefits, losses and loss adjustment expenses	2	(2)	7
Benefits, losses and loss adjustment expenses - returns credited on international variable annuity	201	(14)	238
Amortization of deffered policy acquitisition costs	—	—	17
Insurance operating costs and other expenses	39	95	290
Goodwill impairment	—	—	153
Total benefits, losses and expenses	242	79	705
Income (loss) before income taxes	48	106	(154)
Income tax expense (benefit)	(15)	49	(49)
Income (loss) from operations of discontinued operations, net of tax	63	57	(105)
Net realized capital gain (loss) on disposal, net of tax	(1)	82	37
Income (loss) from discontinued operations, net of tax	$62	$139	$(68)

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

21. Restructuring and Other Costs
As a result of a strategic business realignment announced in March 2012, the Company is currently focusing on its Property & Casualty, Group Benefits and Mutual Fund businesses. In addition, the Company implemented restructuring activities in 2011 across several areas aimed at reducing overall expense levels. The Company intends to substantially complete the related restructuring activities over the next 12-18 months. For further discussion of the Company's strategic business realignment and related business disposition transactions, see Note 1 and Note 2 of Notes to Consolidated Financial Statements.
Termination benefits related to workforce reductions and lease and other contract terminations have been accrued through December 31, 2012. Additional costs, mainly severance benefits and other related costs and professional fees, expected to be incurred subsequent to December 31, 2012, and asset impairment charges, if any, will be expensed as appropriate.
Restructuring and other costs are expected to approximate $275, pre-tax. As the Company executes on its operational and strategic initiatives, the Company's estimate of and actual costs incurred for restructuring activities may differ from these estimates.
Estimated restructuring and other costs as of December 31, 2012 are as follows:

Property & Casualty Commercial	$7
Consumer Markets	3
Group Benefits	1
Mutual Funds	4
Talcott Resolution	72
Corporate	188
Total estimated restructuring and other costs	$275
Restructuring and other costs, pre-tax incurred in connection with these activities are as follows:

	For the years ended December 31,
	2012	2011
Severance benefits	$148	$17
Professional fees	44	—
Asset impairment charges	5	—
Other contract termination charges	2	8
Total restructuring and other costs	$199	$25
Restructuring and other costs costs, included in insurance operating costs and other expenses in the Consolidated Statements of Operations for each reporting segment, as well as the Corporate category are as follows:

	For the years ended December 31,
	2012	2011
Property & Casualty Commercial	$5	$—
Consumer Markets	1	—
Group Benefits	1	—
Mutual Funds	3	—
Talcott Resolution	68	—
Corporate	121	25
Total restructuring and other costs	$199	$25
The Company incurred restructuring and other costs of $26, consisting primarily of severance benefits, and completed the associated restructuring activities in the year ended December 31, 2010. Restructuring and other costs for 2010 are included in the Corporate reporting category.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)
21. Restructuring, Severance and Other Costs (continued)

Changes in the accrued restructuring and other costs liability balance included in other liabilities in the Consolidated Balance Sheets are as follows:

	For the year ended December 31, 2012
	Severance Benefits and Related Costs	Professional Fees	Asset impairment charges	Other Contract Termination Charges	Total Restructuring and Other Costs
Balance, beginning of period	$12	$—	$—	$5	$17
Accruals/provisions	148	44	5	2	199
Payments/write-offs	(90)	(44)	(5)	(7)	(146)
Balance, end of period	$70	$—	$—	$—	$70

22. Quarterly Results (Unaudited)

	Three months ended
	March 31,		June 30,		September 30,		December 31,
	2012	2011	2012	2011	2012 [2]	2011	2012	2011
Revenues	$7,525	$6,247	$4,565	$5,359	$6,332	$4,596	$7,700	$5,531
Benefits, losses and expenses	7,544	5,880	4,839	5,519	6,380	4,678	7,940	5,456
Income (loss) from continuing operations, net of tax	60	306	(108)	119	(7)	29	(45)	119
Income (loss) from discontinued operations, net of tax	36	195	7	(86)	20	31	(1)	(1)
Net income (loss)	96	501	(101)	33	13	60	(46)	118
Less: Preferred stock dividends and accretion of discount	10	10	11	11	10	10	11	11
Net income (loss) available to common shareholders [1]	$86	$491	$(112)	$22	$3	$50	$(57)	$107
Basic earnings (losses) per common share	$0.20	$1.10	$(0.26)	$0.05	$0.01	$0.11	$(0.13)	$0.24
Diluted earnings (losses) per common share [1]	$0.18	$0.99	$(0.26)	$0.05	$0.01	$0.11	$(0.13)	$0.23
Weighted average common shares outstanding, basic	440.7	444.6	438.2	445.1	435.8	445.3	436.2	445.1
Weighted average shares outstanding and dilutive potential common shares	469.0	508.2	438.2	482.4	461.7	473.4	436.2	468.9
[1] In periods of a net loss available to common shareholders, the Company uses basic weighted average common shares outstanding in the calculation of diluted loss per common share, since the inclusion of shares for warrants, stock compensation plans and the assumed conversion of the preferred shares to common would have been antidilutive to the earnings (loss) per common share calculation. In the absence of the net loss available to common shareholders, weighted average common shares outstanding and dilutive potential common shares would have totaled 485.8 million and 488.9 million for the three months ended June 30, 2012 and December 31, 2012, respectively. In addition, assuming the impact of mandatory convertible preferred shares was not antidilutive, weighted average common shares outstanding and dilutive potential common shares would have totaled 489.9 million, 482.7 million, 489.6 million, 494.1 million and 503.1 million for the three months ended March 31, 2012, September 30, 2012 December 31, 2011, September 30, 2011 and June 30, 2011, respectively.
[2] As previously reported, the Company filed Amendment No. 1 on Form 10-Q/A to amend and restate its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2012 as originally filed with the Securities and Exchange Commission on November 1, 2012  (the "Restatement").  In the Restatement, which was filed prior to the announcement of the sale of HLIL, the Company recognized an estimated pre-tax reinsurance loss on disposition of $533 comprised of impairment to goodwill to the Individual Life business of $342 and a loss accrual for premium deficiency of $191 in the third quarter of 2012.  This table reflects the impact of the Restatement and the reclassification of the Company's U.K. variable annuity business as discontinued operations as a result of the announcement of the sale of HLIL on June 27, 2013.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
SCHEDULE I
SUMMARY OF INVESTMENTS — OTHER THAN INVESTMENTS IN AFFILIATES
(In millions)

	As of December 31, 2012
Type of Investment	Cost	Fair Value	Amount at which shown on Balance Sheet
Fixed Maturities
Bonds and notes
U.S. government and government agencies and authorities (guaranteed and sponsored)	$10,481	$10,975	$10,975
States, municipalities and political subdivisions	13,001	14,361	14,361
Foreign governments	3,985	4,136	4,136
Public utilities	7,792	8,785	8,785
All other corporate bonds	31,902	35,264	35,264
All other mortgage-backed and asset-backed securities	12,586	12,401	12,401
Total fixed maturities, available-for-sale	79,747	85,922	85,922
Fixed maturities, at fair value using fair value option	1,530	1,087	1,087
Total fixed maturities	81,277	87,009	87,009
Equity Securities
Common stocks
Industrial, miscellaneous and all other	378	404	404
Non-redeemable preferred stocks	488	486	486
Total equity securities, available-for-sale	866	890	890
Equity securities, trading	26,820	28,933	28,933
Total equity securities	27,686	29,823	29,823
Mortgage loans	6,711	6,933	6,711
Policy loans	1,997	2,165	1,997
Investments in partnerships and trusts	3,015	3,015	3,015
Futures, options and miscellaneous	1,679	1,114	1,114
Short-term investments	4,581	4,581	4,581
Total investments	$126,946	$134,640	$134,250

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
SCHEDULE II
CONDENSED FINANCIAL INFORMATION OF THE HARTFORD FINANCIAL SERVICES GROUP, INC.
(Registrant)
(In millions)

	As of December 31,
Condensed Balance Sheets	2012	2011
Assets
Fixed maturities, available-for-sale, at fair value	$542	$152
Other investments	23	28
Short-term investments	825	1,425
Investment in affiliates	28,104	26,151
Deferred income taxes	1,317	1,109
Unamortized Issue Costs	60	51
Other assets	30	31
Total assets	$30,901	$28,947
Liabilities and Stockholders’ Equity
Net payable to affiliates	$267	$283
Short-term debt (includes current maturities of long-term debt)	320	—
Long-term debt	6,566	5,975
Other liabilities	1,301	1,203
Total liabilities	8,454	7,461
Total stockholders’ equity	22,447	21,486
Total liabilities and stockholders’ equity	$30,901	$28,947

	For the years ended December 31,
Condensed Statements of Operations and Comprehensive Income	2012	2011	2010
Net investment income	$3	$2	$5
Net realized capital losses	(6)	(5)	(5)
Total revenues	(3)	(3)	—
Interest expense	439	490	489
Other expenses	926	(41)	11
Total expenses	1,365	449	500
Loss before income taxes and earnings of subsidiaries	(1,368)	(452)	(500)
Income tax benefit	(482)	(154)	(170)
Loss before earnings of subsidiaries	(886)	(298)	(330)
Earnings of subsidiaries	848	1,010	1,966
Net income (loss)	(38)	712	1,636
Other comprehensive income (loss) - parent company:
Change in net unrealized gain/loss on securities	1	—	1
Change in pension and other postretirement plan adjustments	(172)	(57)	(118)
Other comprehensive loss, net of taxes before other comprehensive income of subsidiaries	(171)	(57)	(117)
Other comprehensive income of subsidiaries	1,763	2,298	2,402
Total other comprehensive income	1,592	2,241	2,285
Total comprehensive income	$1,554	$2,953	$3,921
The condensed financial statements should be read in conjunction with the consolidated financial statements and notes thereto.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
SCHEDULE II
CONDENSED FINANCIAL INFORMATION OF THE HARTFORD FINANCIAL SERVICES GROUP, INC. (continued)
(Registrant)
(In millions)

	For the years ended December 31,
Condensed Statements of Cash Flows	2012	2011	2010
Operating Activities
Net income	$(38)	$712	$1,636
Loss on extinguishment of debt	910	—	—
Undistributed earnings of subsidiaries	(847)	(1,011)	(960)
Change in operating assets and liabilities	770	625	(21)
Cash provided by operating activities	795	326	655
Investing Activities
Net sales of short-term investments	213	432	233
Capital contributions to subsidiaries	(334)	(126)	(311)
Cash provided by (used for) investing activities	(121)	306	(78)
Financing Activities
Proceeds from issuance of long-term debt	2,123	—	1,090
Repurchase of warrants	(300)	—	—
Repayments of long-term debt	(2,133)	(400)	(275)
Net proceeds from issuance of mandatory convertible preferred stock	—	—	556
Net proceeds from issuance of common shares under public offering	—	—	1,600
Redemption of preferred stock issued to the U.S. Treasury	—	—	(3,400)
Treasury stock acquired	(154)	(46)	—
Proceeds from net issuances of common shares under incentive and stock compensation plans and excess tax benefits	7	9	22
Dividends paid — Preferred shares	(42)	(42)	(85)
Dividends paid — Common Shares	(175)	(153)	(85)
Cash used for financing activities	(674)	(632)	(577)
Net change in cash	—	—	—
Cash — beginning of year	—	—	—
Cash — end of year	$—	$—	$—
Supplemental Disclosure of Cash Flow Information
Interest Paid	$443	$483	$465
Dividends Received from Subsidiaries	$1,026	$976	$1,006
The condensed financial statements should be read in conjunction with the consolidated financial statements and notes thereto.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
SCHEDULE III
SUPPLEMENTARY INSURANCE INFORMATION
(In millions)

Segment	Deferred Policy Acquisition Costs and Present Value of Future Profits	Future Policy Benefits, Unpaid Losses and Loss Adjustment Expenses	Unearned Premiums	Other Policyholder Funds and Benefits Payable

As of December 31, 2012
Property & Casualty Commercial	$407	$16,020	$3,170	$—
Consumer Markets	141	1,926	1,799	—
Property & Casualty Other Operations	—	3,771	1	—
Group Benefits	43	6,791	68	228
Mutual Funds	22	—	—	—
Talcott Resolution	5,112	12,485	106	70,669
Corporate	—	(1)	1	4
Consolidated	$5,725	$40,992	$5,145	$70,901
As of December 31, 2011
Property & Casualty Commercial	$417	15,438	3,235	—
Consumer Markets	139	2,060	1,803	—
Property & Casualty Other Operations	—	4,053	1	—
Group Benefits	42	6,796	76	266
Mutual Funds	27	—	—	4
Talcott Resolution	5,931	12,670	106	75,803
Corporate	—	(1)	1	—
Consolidated	$6,556	$41,016	$5,222	$76,073

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
SCHEDULE III
SUPPLEMENTARY INSURANCE INFORMATION (continued)
(In millions)

Segment	Earned Premiums, Fee Income and Other	Net Investment Income (Loss)	Benefits, Losses and Loss Adjustment Expenses	Amortization of Deferred Policy Acquisition Costs and Present Value of Future Profits	Insurance Operating Costs and Other Expenses [1]	Net Written Premiums [2]
For the year ended December 31, 2012
Property & Casualty Commercial	$6,361	$924	$4,575	$927	$1,139	6,209
Consumer Markets	3,791	159	2,630	332	769	3,630
Property & Casualty Other Operations	(2)	149	65	—	28	8
Group Benefits	3,810	405	3,029	33	1,033	—
Mutual Funds	599	(3)	—	35	452	—
Talcott Resolution	3,548	6,926	7,312	661	1,833	—
Corporate	168	31	—	—	1,850	—
Consolidated	$18,275	$8,591	$17,611	$1,988	$7,104	$9,847
For the year ended December 31, 2011
Property & Casualty Commercial	6,224	910	4,584	917	1,170	6,176
Consumer Markets	3,903	187	2,886	337	871	3,675
Property & Casualty Other Operations	—	151	317	—	24	1
Group Benefits	4,147	411	3,306	35	1,121	—
Mutual Funds	649	(3)	—	47	448	—
Talcott Resolution	3,909	1,239	2,192	1,108	1,463	—
Corporate	209	23	(3)	—	710	—
Consolidated	19,041	2,918	13,282	2,444	5,807	9,852
For the year ended December 31, 2010
Property & Casualty Commercial	5,840	935	3,370	905	1,094	5,796
Consumer Markets	4,119	187	2,951	371	816	3,886
Property & Casualty Other Operations	1	163	251	—	30	2
Group Benefits	4,278	429	3,331	40	1,128	—
Mutual Funds	664	(8)	—	51	458	—
Talcott Resolution	3,929	1,555	2,105	325	1,441	—
Corporate	188	81	(2)	—	833	1
Consolidated	19,019	3,342	12,006	1,692	5,800	9,685

[1]	Includes interest expense, goodwill impairment, loss on extinguishment of debt, and reinsurance loss on disposition.

[2]	Excludes life insurance pursuant to Regulation S-X.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
SCHEDULE IV
REINSURANCE
(In millions)

	Gross Amount	Ceded to Other Companies	Assumed From Other Companies	Net Amount	Percentage of Amount Assumed to Net
For the year ended December 31, 2012
Life insurance in-force	$946,160	$137,719	$48,032	$856,473	6%
Insurance revenues
Property and casualty insurance	$10,484	796	205	9,893	2%
Life insurance and annuities	6,572	458	69	6,183	1%
Accident and health insurance	1,928	66	68	1,930	4%
Total insurance revenues	$18,984	$1,320	$342	$18,006	2%
For the year ended December 31, 2011
Life insurance in-force	$992,921	$139,590	$47,365	$900,696	5%
Insurance revenues
Property and casualty insurance	$10,337	688	225	9,874	2%
Life insurance and annuities	7,170	463	71	6,778	1%
Accident and health insurance	2,122	61	63	2,124	3%
Total insurance revenues	$19,629	$1,212	$359	$18,776	2%
For the year ended December 31, 2010
Life insurance in-force	$987,104	$135,269	$43,999	$895,834	5%
Insurance revenues
Property and casualty insurance	$10,105	668	256	9,693	3%
Life insurance and annuities	7,210	518	128	6,820	2%
Accident and health insurance	2,221	58	64	2,227	3%
Total insurance revenues	$19,536	$1,244	$448	$18,740	2%

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
SCHEDULE V
VALUATION AND QUALIFYING ACCOUNTS
(In millions)

	Balance January 1,	Charged to Costs and Expenses	Translation Adjustment	Write-offs/ Payments/ Other	Balance December 31,
2012
Allowance for doubtful accounts and other	$119	$44	$—	$(46)	$117
Allowance for uncollectible reinsurance	290	10	—	(32)	268
Valuation allowance on mortgage loans	102	(14)	—	(20)	68
Valuation allowance for deferred taxes	83	(25)	—	—	58
2011
Allowance for doubtful accounts and other	$119	$45	$—	$(45)	$119
Allowance for uncollectible reinsurance	290	5	—	(5)	290
Valuation allowance on mortgage loans	155	26	—	(79)	102
Valuation allowance for deferred taxes	165	(82)	—	—	83
2010
Allowance for doubtful accounts and other	$121	$53	$—	$(55)	$119
Allowance for uncollectible reinsurance	335	11	—	(56)	290
Valuation allowance on mortgage loans	366	157	—	(368)	155
Valuation allowance for deferred taxes	87	78	—	—	165
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
SCHEDULE VI
SUPPLEMENTAL INFORMATION CONCERNING
PROPERTY AND CASUALTY INSURANCE OPERATIONS
(In millions)

	Discount Deducted From Liabilities [1]	Losses and Loss Adjustment Expenses Incurred Related to:		Paid Losses and Loss Adjustment Expenses
		Current Year	Prior Year
Years ended December 31,
2012	$538	$7,274	$(4)	$7,098
2011	$542	$7,420	$367	$7,218
2010	$524	$6,768	$(196)	$6,834

[1]
Reserves for permanently disabled claimants and certain structured settlement contracts that fund loss run-offs have been discounted using the weighted average interest rates of 4.0%, 4.4%, and 4.8% for 2012, 2011, and 2010, respectively.